UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CVR Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April     , 2012

To the Stockholders of CVR Energy, Inc.:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of CVR Energy, Inc., on                     ,             , 2012 at         a.m. (Central Time) at the                                                          .

Your Board of Directors is recommending a highly qualified and experienced slate of director nominees for election to our Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to (1) elect nine directors, (2) ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2012, (3) consider an advisory vote on the compensation of our named executive officers and (4) take action upon any other business that may properly come before the Annual Meeting.

The accompanying materials include the Notice of 2012 Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”). The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares. Along with the attached Proxy Statement, we are also sending you the CVR Energy 2011 Annual Report, which includes our 2011 Annual Report on Form 10-K and financial statements.

Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed WHITE proxy card in the envelope provided at your earliest convenience. Alternatively, you can vote your proxy via the Internet or by telephone by following the instructions on the enclosed form of proxy. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally.

Please note that High River Limited Partnership and certain other entities affiliated with Carl C. Icahn (collectively, the “Icahn Group”) have stated their intention to propose nine alternative director nominees for election at the Annual Meeting and to propose the repeal of any provision of the Company’s by-laws in effect at the time of the Annual Meeting that was not included in the Company’s by-laws as publicly filed with the Securities and Exchange Commission on July 20, 2011. You may receive solicitation materials from the Icahn Group seeking your proxy to vote for the Icahn Group’s nominees. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE ICAHN GROUP. If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed form of proxy. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

Thank you for your continued support. If you have any questions, please contact MacKenzie Partners Inc., our proxy solicitor assisting us in connection with the Annual Meeting. Shareholders may call toll-free at (800) 322-2885. Banks and brokers may call collect at (212) 929-5500.

Sincerely yours,

John J. Lipinski
Chairman of the Board of Directors,
Chief Executive Officer and President

CVR ENERGY, INC.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(281) 207-3200

www.cvrenergy.com

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting (the “Annual Meeting”) of Stockholders of CVR Energy, Inc. (“CVR Energy”) will be held on                     ,         , 2012 at             a.m. (Central Time), at the                         to         consider and vote upon the following matters:

1. Election of nine directors, each to serve a one-year term expiring upon the 2013 Annual Meeting of Stockholders or until their successor has been duly elected and qualified;

2. A proposal to ratify the Audit Committee’s selection of KPMG LLP as CVR Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2012, which we refer to as the “auditor ratification proposal”;

3. A non-binding proposal to approve, on an advisory basis, the compensation of CVR Energy’s named executive officers, which we refer to as the “say-on-pay proposal”;

4. If properly presented, a proposal of High River Limited Partnership and certain other entities affiliated with Carl C. Icahn (collectively, the “Icahn Group”) to repeal any provision of CVR Energy’s by-laws in effect at the time of the Annual Meeting that was not included in the Company’s by-laws as publicly filed with the Securities and Exchange Commission on July 20, 2011, which we refer to as the “Icahn by-law repeal proposal”; and

5. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record as of the close of business on March 30, 2012 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection during normal business hours beginning                 , 2012 at CVR Energy’s offices at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed WHITE proxy card in the envelope provided to ensure that your shares of common stock are represented at the meeting. You may also vote your shares via the Internet or by telephone by following the instructions on the enclosed form of proxy. If you attend the meeting in person, you may vote your shares of common stock at the meeting, even if you have previously sent in your proxy.

Please note that the Icahn Group has stated its intention to propose nine alternative director nominees for election at the Annual Meeting, in addition to the Icahn by-law repeal proposal. You may receive solicitation materials from the Icahn Group seeking your proxy to vote for the Icahn Group’s nominees and the Icahn by-law repeal proposal. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD, “FOR” THE AUDITOR RATIFICATION PROPOSAL, AND THE SAY-ON-PAY PROPOSAL AND “AGAINST” THE ICAHN BY-LAW REPEAL PROPOSAL, AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE ICAHN GROUP. If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED FORM OF PROXY.

By Order of the Board of Directors,

Edmund S. Gross
Senior Vice President, General Counsel and Secretary

Sugar Land, Texas

April     , 2012

If you vote via the Internet or by telephone, you do not need to return your proxy card. If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

cvrenergy@mackenziepartners.com

(212) 929-5500 (call collect)

or

Toll-Free (800) 322-2885

CVR ENERGY, INC.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(281) 207-3200

www.cvrenergy.com

PROXY STATEMENT

PROXY STATEMENT FOR CVR ENERGY, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

We are providing this proxy statement (“Proxy Statement”) and the enclosed WHITE proxy card in connection with the solicitation by the Board of Directors (“Board”) of CVR Energy, Inc. (“CVR Energy,” the “Company,” “we,” “us” or “our”) of proxies to be voted at our 2012 Annual Meeting of Stockholders and at any adjournment or postponement thereof (“Annual Meeting”).

This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision. The Notice of 2012 Annual Meeting, this Proxy Statement, the form of proxy card and the voting instructions are being mailed starting April         , 2012.

What matters will be voted on at the Annual Meeting?

There are four matters scheduled to be voted on at the Annual Meeting:

•	the election of nine directors;

•

a proposal to ratify the selection by the Audit Committee of KPMG LLP (“KPMG”) as CVR Energy’s independent registered public accounting firm for 2012, which we refer to as the “auditor ratification proposal”;

•	a non-binding proposal to approve, on an advisory basis, the compensation of CVR Energy’s named executive officers, which we refer to as the “say-on-pay proposal”; and

•

if properly presented, a proposal of High River Limited Partnership and certain other entities affiliated with Carl C. Icahn (collectively, the “Icahn Group”) to repeal any provision of CVR Energy’s by-laws in effect at the time of the Annual Meeting, that was not included in the Company’s by-laws as publicly filed with the Securities and Exchange Commission on July 20, 2011, which we refer to as the “Icahn by-law repeal proposal”.

What is our Board’s voting recommendation?

Our Board recommends that you vote your shares:

•	“FOR” the election of each of your Board’s nine director nominees;

•	“FOR” the auditor ratification proposal;

•	“FOR” the say-on-pay proposal; and

•	“AGAINST” the Icahn by-law repeal proposal.

On February 16, 2012, we received a notice from the Icahn Group, stating their intention to propose nine alternative director nominees for election and to present the Icahn by-law repeal proposal at the Annual Meeting. The Icahn Group nominees have NOT been endorsed by our Board. We urge you NOT to sign or return any proxy card that you may receive from the Icahn Group. Our Board urges you to sign, date and return the enclosed WHITE proxy card and vote FOR ALL of our Board’s nominees for director, FOR the auditor ratification proposal, FOR the say-on-pay proposal and AGAINST the Icahn by-law repeal proposal.

We are not responsible for the accuracy of any information provided by or relating to the Icahn Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Icahn Group or any other statements that the Icahn Group may otherwise make. The Icahn Group chooses which of our shareholders will receive their proxy solicitation materials.

Who is entitled to vote at the Annual Meeting?

Holders of CVR Energy common stock at the close of business on March 30, 2012 (the “Record Date”) are entitled to receive the Notice of 2012 Annual Meeting and to vote their shares at the Annual Meeting. On that date, there were                 shares of CVR Energy common stock outstanding. CVR Energy common stock is our only class of voting stock issued and outstanding.

How many votes do I have?

You will have one vote for every share of CVR Energy common stock that you owned at the close of business on the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with CVR Energy’s transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record” with respect to those shares. The Notice of 2012 Annual Meeting, this Proxy Statement, the proxy card and our annual report for the year ended December 31, 2011 (the “2011 Annual Report”) have been sent directly to you by MacKenzie Partners Inc.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice of 2012 Annual Meeting, this Proxy Statement, the WHITE proxy card and the 2011 Annual Report have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following the instructions on the enclosed form of proxy for voting via the Internet or by telephone.

How do I vote in accordance with the Board’s recommendations?

You may vote using any of the following methods:

By mail

Be sure to complete, sign and date the WHITE proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our Board.

Via the Internet or by telephone

If you are voting the WHITE proxy card, telephone and Internet voting have been provided for your convenience. Simply follow the instructions on the enclosed form of proxy.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the WHITE proxy card or voting via the Internet or by telephone will not affect your right to attend the Annual Meeting and vote in person.

In person at the Annual Meeting

All stockholders may vote in person by ballot at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares but not the record holder, you must obtain a legal proxy from your broker, bank or other nominee and present that legal proxy to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What should I do if I receive multiple proxy cards?

Many of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every WHITE proxy card you receive.

Additionally, please note that the Icahn Group has stated its intention to nominate nine alternative director nominees for election at the Annual Meeting and to present the Icahn by-law repeal proposal referred to above. If the Icahn Group proceeds with its alternative nominations, you may receive proxy solicitation materials from the Icahn Group, including an opposition proxy statement and a proxy card. Your Board unanimously recommends that you disregard and do not return any proxy card you receive from the Icahn Group.

If you have already voted using the Icahn Group’s proxy card, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed form of proxy. Only the latest dated proxy card you submit will be counted. If you withhold your vote on any Icahn Group nominee using the Icahn Group’s proxy card, your vote will not be counted as a vote for the Board’s nominees and will automatically result in the revocation of any previous vote you may have cast on our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice of revocation to the Company’s Secretary at CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479;

•	timely delivery of a valid, later-dated proxy or a later-dated vote via the Internet or by telephone; or

•	attending the Annual Meeting and voting in person by ballot.

If you are a beneficial owner of shares but not the record holder, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote in accordance with the Board’s recommendations?” above. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

If you have previously signed a proxy card sent to you by the Icahn Group, you may change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed form of proxy. Submitting an Icahn Group proxy card — even if you withhold your vote on the Icahn Group nominees and vote against the Icahn by-law repeal proposal — will automatically revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and do not return any proxy card that you may receive from the Icahn Group, even as a protest.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting as described in the previous questions. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to March 30, 2012, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. You may contact us via the Internet or by telephone at (281) 207-3200 to obtain directions to vote in person at the Annual Meeting.

What votes need to be present to hold the Annual Meeting?

Under our Amended and Restated By-Laws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock issued and outstanding on the Record Date (March 30, 2012) entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Proposal 1: Elect Nine Directors	The nine nominees for director who receive the most votes will be elected. The Board has nominated nine director nominees for election at the Annual Meeting. In addition, the Icahn Group has stated its intention to nominate nine alternative director nominees for election at the Annual Meeting and to present the Icahn by-law repeal proposal referred to above. If the Icahn Group proceeds with its alternative nominations, there will be more directors nominated than positions available. Accordingly, the nine nominees receiving the highest numbers of FOR votes will be elected.

Proposal 2: Ratify Selection of Independent Auditors	The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required for the proposal to ratify the selection of KPMG as CVR Energy’s independent registered public accounting firm for 2012 to be approved.

Proposal 3: Non-binding Advisory Vote on Named Executive Officer Compensation (“Say-on-Pay”)	The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required to approve the Say-on-Pay proposal. If you abstain from voting, it has the same effect as if you voted “against” the proposal. However, the vote is non-binding and CVR Energy will not be required to take any action as a result of the outcome of the vote.

Proposal 4: Icahn Group By-law Repeal Proposal	The affirmative vote of a majority of the outstanding shares of our common stock is required for the Icahn by-law repeal proposal to be approved. If you hold shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares on this proposal unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such proposal. Shares subject to such a “broker non-vote” will have the same effect as if you voted “against” the proposal.

How are votes counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your WHITE proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

It will NOT help elect your Board if you sign and return a proxy card sent by the Icahn Group, even if you withhold on their director nominees or vote against the Icahn by-law repeal proposal using the Icahn Group proxy card. Doing so will cancel any previous vote you may have cast on our WHITE proxy card. The only way to support your Board’s nominees is to vote FOR the Board’s nominees on our WHITE proxy card and to disregard, and not return, any proxy card that you receive that is not a WHITE proxy card, including any proxy card that you receive from the Icahn Group.

What is the effect of broker non-votes?

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under current New York Stock Exchange (the “NYSE”) rules, a broker, bank or other nominee may exercise discretionary voting power for the ratification of the selection of KPMG. However, your broker, bank or other nominee will not be permitted to exercise discretion to vote your shares for the election of directors, the say-on proposal or the Icahn by-law repeal proposal. Shares subject to broker non-vote with respect to the election of directors will not be considered to have been voted for or against the director nominees. Shares subject to a broker non-vote with respect to the say-on-pay proposal will not be considered to be entitled to vote with respect to the proposal and, therefore, will not be considered in determining whether or not the proposal has been approved. Shares subject to a broker non-vote with respect to the Icahn by-law repeal proposal will have the same effect as if shares were voted against that proposal. Therefore, if you are a beneficial owner and do not provide your broker, bank or other nominee with voting instructions with respect to the election of directors, the say-on-pay proposal or the Icahn by-law repeal proposal, then your shares will not be votes on those matters.

Who will pay the costs of soliciting these proxies?

We will bear all costs of solicitation. Upon request, we will reimburse banks, brokers and other nominees for the expenses they incur in forwarding the proxy materials to you.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to our mailing the proxy materials, members of our Board, executive officers and certain employees may solicit proxies by telephone, by fax or other electronic means of communication, or in person. They will not receive any compensation for their solicitation activities in addition to their regular compensation. In addition, we have engaged an outside solicitation firm, Mackenzie Partners Inc., to assist us in connection with the solicitation of proxies.

Where can I find the voting results?

We will publish voting results in a current report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days following the meeting. If on the date of this filing the inspectors of election for the Annual Meeting have not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Can a stockholder communicate directly with our Board?

Stockholders and other interested parties may communicate with members of our Board by writing to:

CVR Energy, Inc.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Attention: Senior Vice President, General Counsel and Secretary

Stockholders and other interested parties may also send an e-mail to CVR Energy’s Senior Vice President, General Counsel and Secretary at esgross@cvrenergy.com. Our General Counsel will forward all appropriate communications directly to our Board or to any individual director or directors, depending upon the facts and circumstances outlined in the communication.

Why did I receive only one set of proxy materials when there are several stockholders at my address?

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank or other nominee will have sent one copy of our 2011 Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank or other nominee.

If you did not receive an individual copy of our 2011 Annual Report and Proxy Statement, we will send copies to you if you contact us at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, (281) 207-3200, Attention: Senior Vice President, General Counsel and Secretary. If you and other residents at your address have been receiving multiple copies of our 2011 Annual Report and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

Whom should I call if I have any questions?

If you have any questions about the Annual Meeting, please contact our proxy solicitor, MacKenzie Partners Inc., at:

105 Madison Avenue

New York, New York 10016

cvrenergy@mackenziepartners.com

(212) 929-5500 (call collect)

or

Toll-Free (800) 322-2885

INFORMATION ABOUT THE ANNUAL REPORT

Will I receive a copy of the 2011 Annual Report?

We have mailed you a copy of the 2011 Annual Report with this Proxy Statement. The 2011 Annual Report includes our audited financial statements, along with other financial information, and we urge you to read it carefully.

How can I receive a copy of our 10-K?

You can obtain, free of charge, a copy of our 2011 Annual Report on Form 10-K for the year ended December 31, 2011 (“2011 Form 10-K”), by:

•	accessing our Internet site at www.cvrenergy.com;

•	accessing the Internet site at http://annualreport.cvrenergy.com; or

•	writing to:

CVR Energy, Inc.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Attention: Executive Vice President, Investor Relations

You can also obtain a copy of our 2011 Form 10-K and other periodic filings with the SEC from the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) database at www.sec.gov.

PROPOSAL 1

ELECTION OF DIRECTORS

Background to the Board’s Recommendation for Director Nominees

Our Board of Directors is committed to a long-term strategy to continually strengthen the skills, experience and diversity of our Board with the best interests of our shareholders in mind. Since 2010 we have bolstered our Board with the addition of four new independent directors who have brought valuable executive experience in the energy and refining industries. In May 2011 we added three new independent directors to our Board: Barbara M. Baumann, an experienced energy industry executive who spent 18 years at BP Amoco and currently serves on several boards including as an independent trustee of The Putnam Mutual Funds; William J. Finnerty, who has 40 years of experience in the refining industry including time spent at Texaco and Tesoro; and Robert T. Smith, who has 20 years of senior executive experience. In May 2010 we added Joseph Sparano, who has over 40 years of experience in the petroleum and refining industry, including time at Exxon Company, Pacific Refining Company, Tesoro Petroleum and the Western States Petroleum Association.

Our Board of Directors engages in a thorough director identification and recruitment process to enhance its capabilities when new directors are needed. Our Nominating and Corporate Governance Committee, of which independent director Joseph E. Sparano is the Chair, leads this process. Working in consultation with other members of the Board, our Nominating and Corporate Governance Committee follows a rigorous process to identify and select new board members. We evaluate the candidate’s complementary experience, relevant expertise, diverse industry and educational background, and the executive leadership that the candidate would bring to our Board.

Nominees for Election as Directors

Consistent with this strategy, our Board has nominated nine people for election as directors at the Annual Meeting. Each of the nominees currently is a director of our Company and was elected at our 2011 Annual Meeting of Shareholders. If our shareholders elect these directors, then the directors will hold office until the next Annual Meeting of Shareholders, or until their successors have been elected and qualified. Each of the Board’s nominees has consented to be named in this Proxy Statement and has agreed to serve if elected. If for some reason any of the Board’s nominees is unable to serve or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the WHITE proxy card, your shares will be voted in favor of the Board’s remaining nominees.

A Board consisting of nine directors is proposed to be elected. The nine nominees of the Board are John J. Lipinski, Barbara M. Baumann, William J. Finnerty, C. Scott Hobbs, George E. Matelich, Steve A. Nordaker, Robert T. Smith, Joseph E. Sparano and Mark E. Tomkins. Biographical information regarding these nine director nominees is included at pages 13 to 16 in this Proxy Statement.

We believe each of the Board’s nominees meets the qualifications established by the Board and the Nominating and Governance Committee for service on our Board, has professional experience in areas that are extremely relevant to our strategy and operations, and offers experience, leadership and continuity at a critical time for our Company’s future. We also believe the Board’s nominees have attributes necessary to create a cohesive and effective Board, including high personal and professional ethics, integrity and values, vision and long-term strategic perspective, experience in our industry, practical judgment, the ability to devote significant time to serve on our Board and its committees, and a commitment to representing the long-term interests of all our stockholders.

The Board recommends that our shareholders vote FOR the election of the nine nominees listed above. The recommendation of the Board is based on its carefully considered judgment that the skills, experience, backgrounds and attributes of the Board’s nominees make them the best candidates to serve on our Board.

In addition to the biographical information contained on pages 13 to 16 of this Proxy Statement, Exhibit A includes information relating to the Board’s director nominees as well as certain of our directors, officers and employees who are considered “participants” in our solicitation under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder by reason of their position as directors or director nominees of our Company or because they may be soliciting proxies on our behalf.

We urge you to vote FOR all of the nominees proposed by the Board by using only the enclosed WHITE proxy card and not to sign or return or vote any proxy card sent to you by the Icahn Group. If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed form of proxy. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

Vote Required and Recommendation of Board

The nine director nominees receiving the greatest number of votes duly cast for election as directors will be elected. The Board has nominated nine director nominees for election at the Annual Meeting. In addition, the Icahn Group has stated its intention to nominate nine alternative director nominees for election at the Annual Meeting and to present the Icahn by-law repeal proposal referred to above. If the Icahn Group proceeds with its alternative nominations, there will be more directors nominated than positions available. Accordingly, the nine nominees receiving the highest number of FOR votes will be elected.

OUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE ELECTION OF ALL NINE OF THE BOARD’S NOMINEES LISTED ON THE ENCLOSED WHITE PROXY CARD.

Please note that High River Limited Partnership and certain other entities affiliated with Carl C. Icahn have stated their intention to propose nine alternative director nominees for election at the Annual Meeting. You may receive solicitation materials from the Icahn Group seeking your proxy to vote for the Icahn Group’s nominees. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE ICAHN GROUP. If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed form of proxy. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

PROPOSAL 2

RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF KPMG LLP

The Audit Committee has selected KPMG as our independent registered public accounting firm for fiscal year 2012. Our Board requests stockholders to ratify such selection.

KPMG will:

•	audit our consolidated financial statements and internal control over financial reporting;

•	review certain reports we will file with the Securities and Exchange Commission;

•	provide you and our Board with certain reports; and

•	provide such other services as the Audit Committee and its Chairperson from time to time determine.

KPMG served as our independent registered public accounting firm for 2011, performing professional services for us. We expect representatives of KPMG to attend the Annual Meeting. We will allow them to make a statement if they desire and to respond to appropriate questions.

The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm for 2012. Accordingly, stockholder approval is not required to appoint KPMG as the Company’s independent registered public accounting firm. However, the Board of Directors believes that the submission of the Audit Committee’s selection to the stockholders for ratification is a matter of good corporate governance. If the Company’s stockholders do not ratify the selection of KPMG as the Company’s independent registered public accounting firm, the Audit Committee will review its future selection of an independent registered public accounting firm. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in your best interest.

Vote Requited and Recommendation of Board

The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required for the proposal to ratify the selection of KPMG as CVR Energy’s independent registered public accounting firm for 2012 to be approved.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE FOR THE RATIFICATION OF

THE AUDIT COMMITTEE’S SELECTION OF KPMG.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the “Dodd-Frank Act”) added provisions to Section 14A of the Securities and Exchange Act of 1934 to provide that a public company’s proxy statement in connection with the annual meeting of stockholders must, at least once every three years, allow stockholders to cast a non-binding, advisory vote regarding the compensation of the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In accordance with the Dodd-Frank Act and rules adopted by the U.S. Securities and Exchange Commission required thereunder, at the Annual Meeting, we are providing stockholders with an opportunity to cast an advisory vote on our compensation program for our named executive officers. This vote is referred to as a “Say-on-Pay” vote. Further, based on the results of the advisory vote on the frequency of future say-on-pay votes at our 2011 annual meeting of shareholders, we intend to provide our shareholders with an annual, non-binding advisory say-on-pay vote on executive compensation until the next required non-binding advisory vote on the frequency of future advisory say-on-pay votes as required by the rules of the U.S. Securities and Exchange Commission.

As described in the Compensation Discussion and Analysis section of this proxy statement and the compensation tables and narrative discussions that follow, our executive compensation program is based on our pay-for-performance philosophy and is designed with the following goals in mind: (1) aligning named executive officer and stockholder interests, (2) attracting and retaining quality leadership, (3) supporting a pay-for-performance philosophy and (4) maintaining a level of equity grants to avoid excess dilution and expense over time. For additional information on the compensation program for our named executive officers, including specific information about compensation in fiscal year 2011, please read the Compensation Discussion and Analysis section of this proxy statement, along with the subsequent tables and narrative descriptions, beginning on page 35 of this Proxy Statement.

The Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Board or the compensation committee and the Company will not be required to take any action as a result of the outcome of the vote. However, our Board and compensation committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, our Board and compensation committee will consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Vote Requited and Recommendation of Board

The affirmative vote of a majority of the votes present and entitled to vote on the say-on-pay proposal at the Annual Meeting is required for the say-on-pay proposal to be approved.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

ON AN ADVISORY, NON-BINDING BASIS, AS DISCLOSED IN THIS PROXY STATEMENT

PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION

DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

PROPOSAL 4

ICAHN GROUP PROPOSAL REGARDING REPEAL OF BY-LAW AMENDMENTS

The Icahn Group has notified us that it reserves the right to present a proposal at the Annual Meeting to repeal any provision of the by-laws of the Company in effect at the time of the Annual Meeting that was not included in the amended and restated by-laws of the Company, effective July 14, 2011 and publicly filed with the SEC on July 20, 2011, if the Ichan Group discovers that the Board has made changes to the by-laws that “appear to be adverse to the interests of” the Company’s stockholders. If the Icahn Group does not properly present this proposal at the Annual Meeting, the proposal will not be submitted to a vote. After thorough consideration, the Board recommends that you vote AGAINST this proposal, if submitted to a vote.

Under Delaware law and the Company’s certificate of incorporation, the Board is charged with the responsibility of managing the Company. In order to permit the Board to carry out its responsibilities and correspondingly fulfill its fiduciary duties to the Company and its stockholders, the Company’s certificate of incorporation and the Company’s by-laws vest the Board with the power to adopt, amend, or repeal the Company’s by-laws. The Icahn Group’s proposal would repeal all amendments to the Company’s bylaws adopted by the Board after July 14, 2011 without regard to the subject matter of any by-law amendment in question.

Such a blanket repeal of any by-law amendment adopted by the Board could have the effect of repealing one or more properly adopted bylaw amendments that the Board determined to be in the best interests of the Company and its stockholders and adopted in furtherance of the Board’s fiduciary duties.

For this reason, while the Board has not amended the amended and restated by-laws in any manner since its July 20, 2011 public filing and does not currently expect to adopt any amendments to such bylaws prior to the Annual Meeting, the Board believes the proposal represents the Icahn Group’s attempt to interfere with the Board’s ability to act in accordance with its fiduciary duties to stockholders and therefore should be rejected.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for this proposal to be approved.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE AGAINST THE ICAHN GROUP PROPOSAL REGARDING REPEAL OF BY-LAW AMENDMENTS.

MEMBERS OF AND NOMINEES TO OUR BOARD

The following table sets forth the names and ages (as of March 15, 2012) of each of our existing directors and each individual nominated by our Board to be a director and the year they were first elected to our Board:

Name	Age	Position	First Elected Directorship
John J. Lipinski	61	Chairman of the Board, Chief Executive Officer and President	9/06

Barbara M. Baumann	56	Director	5/11

William J. Finnerty	63	Director	5/11

C. Scott Hobbs	58	Director	9/08

George E. Matelich	55	Director	9/06

Steve A. Nordaker	65	Director	6/08

Robert T. Smith	65	Director	5/11

Joseph E. Sparano	64	Director	5/10

Mark E. Tomkins	56	Director	1/07

Principal Occupations and Qualifications

The Board has concluded that each of its members, and each individual nominated to be a director, is qualified to serve as a director due to the value of their experiences, qualifications, attributes and skills as noted below:

John J. Lipinski has served as our Chairman of the Board since April 2009 and as our Chief Executive Officer and President and a member of our Board since September 2006. In addition, Mr. Lipinski has served as Executive Chairman of the board of the general partner of CVR Partners, LP (the “Partnership”) since June 2011 and, prior to assuming such role, served as Chief Executive Officer, President and a director of the Partnership’s general partner beginning in October 2007 and as Chairman of the board of directors of the Partnership’s general partner beginning in November 2010. For a discussion of the Partnership, see “Certain Relationships and Related Party Transactions — Transactions with CVR Partners, LP.” Mr. Lipinski has over 39 years of experience in the petroleum refining industry. He began his career with Texaco Inc. In 1985, Mr. Lipinski joined The Coastal Corporation, eventually serving as Vice President of Refining with overall responsibility for Coastal Corporation’s refining and petrochemical operations. Upon the merger of Coastal with El Paso Corporation in 2001, Mr. Lipinski was promoted to Executive Vice President of Refining and Chemicals, where he was responsible for all refining, petrochemical, nitrogen-based chemical processing and lubricant operations, as well as the corporate engineering and construction group. Mr. Lipinski left El Paso in 2002 and became an independent management consultant. In 2004, he became a managing director and partner of Prudentia Energy, an advisory and management firm. Mr. Lipinski graduated from Stevens Institute of Technology with a bachelor’s degree in Engineering (chemical) and received a Juris Doctor degree from Rutgers University School of Law. Mr. Lipinski’s over 39 years of experience in the petroleum refining industry adds significant value to the Board. His in-depth knowledge of the issues, opportunities and challenges facing the Company provides the direction and focus the Board needs to ensure the most critical matters are addressed.

Barbara M. Baumann has served as a member of our Board since May 2011. Since 2003, Ms. Baumann has served as the President of Cross Creek Energy Corporation, a private company owned by Ms. Baumann, providing strategic consulting services to domestic energy firms. From 2000 to 2003, Ms. Baumann served as an Executive Vice President for Associated Energy Managers, LLC, a private equity firm investing in micro-cap energy companies. From 1981 to 1999, Ms. Baumann served in various executive positions with BP Amoco. At the end of her tenure with BP Amoco, Ms. Baumann served as the Commercial Operations Manager for BP Amoco’s western business unit, where she oversaw all engineering, financial, land, regulatory, gas management and strategic planning functions. Ms. Baumann currently serves on the board of directors of SM Energy Company, including its compensation committee (chair) and executive committee, and Unisource Energy, including its compensation committee (chair), audit committee and finance committee. She also currently serves as an independent trustee of The Putnam Mutual Funds (a financial services company), including its audit, pricing and distributions (chair) committees and its fixed income, global asset allocation, and spectrum investment oversight committee. Ms. Baumann holds a B.A. in American Studies from Mount Holyoke College and an M.B.A. in Finance from The Wharton School, University of Pennsylvania. Ms. Baumann’s extensive financial experience and her experience in energy-related businesses provide a valuable perspective to our Board. In addition, her experience with other public companies provides valuable insight to the strategic direction of the Company. Ms. Baumann’s position as an independent trustee of the The Putnam Mutual Funds, representing the interests of over $60 billion in retail mutual fund shareholders, also provides value to the Board regarding the issues important to the owners of actively managed mutual funds.

William J. Finnerty has served as a member of our Board since May 2011. Mr. Finnerty has 40 years of experience leading businesses in the petroleum and refining industry. Mr. Finnerty’s career started with Texaco, Inc. in 1970. Since then, he has held executive positions with Texaco, Equiva Trading Company and Chevron Corporation. Most recently, Mr. Finnerty was with Tesoro Corporation Inc. where he served as Chief Operating Officer from 2005 to 2008, responsible for overall operations for manufacturing, environmental and safety, marketing, business development and supply and trading. From 2008 to 2010 he served as Executive Vice President, Strategy and Corporate Development, where he was responsible for developing the company’s business plan and strategic plan and multiple business development and merger and acquisition initiatives. Mr. Finnerty retired in March 2010. Mr. Finnerty served on the Board of Directors of the National Petrochemical and Refiners Association and its Executive Committee from 2005 to 2010 and was Vice Chairman from 2007 to 2010. Mr. Finnerty holds a B.S. in Marine Transportation from the State University of New York Maritime College and completed Texaco’s Global Leadership course in Vevey, Switzerland. Mr. Finnerty’s wealth of experience in all facets of the downstream sector with both integrated major oil companies and independent refiners, as well as his expertise in strategic considerations, provide significant value to our Board.

C. Scott Hobbs has been a member of the Board since September 2008. Mr. Hobbs has been the managing member of Energy Capital Advisors, LLC, an energy industry consulting firm, since 2006. Energy Capital Advisors provides consulting and advisory services to state governments, investment banks, private equity firms and other investors evaluating major projects, acquisitions and divestitures principally involving oil and gas pipelines, processing plants, power plants and gas distribution assets. Mr. Hobbs was the Executive Chairman and a director of Optigas, Inc., a private midstream gathering and processing natural gas company, from February 2005 until March 2006, when Optigas was sold to a private equity firm portfolio company. From January 2004 to February 2005, Mr. Hobbs was President and Chief Operating Officer of KFx, Inc. (now Evergreen Energy), a publicly traded clean coal technology company. From 1977 to 2001, Mr. Hobbs worked at The Coastal Corporation, where he last served as Executive Vice President and Chief Operating Officer for its regulated gas pipelines and related operations in the Rocky Mountain region. He received a B.S. in Business Administration from Louisiana State University and is a Certified Public Accountant. Mr. Hobbs currently serves on the board of directors of Buckeye GP LLC, the general partner of Buckeye Partners, L.P., and previously served as a director for American Oil & Gas, Inc. Mr. Hobbs’ extensive experience in the energy industry and his acute understanding of our business helps generate critical discussions, collaboration and strategic planning. He brings valuable insights to audit committee communication with the Finance Department, internal and external auditors, and to Board oversight and understanding of our business strategies.

George E. Matelich has been a member of our Board since September 2006. Mr. Matelich has been a managing director of Kelso & Company since 1990. Mr. Matelich has been affiliated with Kelso since 1985. Mr. Matelich was a Certified Public Accountant and holds a Certificate in Management Accounting. Mr. Matelich received a B.A. in Business Administration from the University of Puget Sound and an M.B.A. from the Stanford Graduate School of Business. He is a director of Global Geophysical Services, Inc. and Hunt Marcellus, LLC. Mr. Matelich previously served as a director of Waste Services, Inc. He was also a member of the board of directors of the general partner of the Partnership from October 2007 to July 2011. He is also a Trustee of the University of Puget Sound, serves as a director on the board of the American Prairie Foundation, and is a member of the Stanford Graduate School of Business Advisory Council. Mr. Matelich’s long service as a director with us gives him invaluable insights into our history and growth and a valuable perspective of the strategic direction of our businesses. Additionally, his experience with other public companies provides depth of knowledge of business and strategic considerations.

Steve A. Nordaker has been a member of our Board since June 2008. He has served as Senior Vice President Finance of Energy Capital Group Holdings LLC, a company dedicated to the development and execution of energy projects, since 2004. Mr. Nordaker has also worked as a financial consultant for various companies in the areas of acquisitions, divestitures, restructuring and financial matters since January 2002. From 1995 through 2001, he was a managing director at J.P. Morgan Securities/JPMorgan Chase Bank and its predecessor entities in the global chemicals and global oil & gas groups. From 1992 to 1995, he was a managing director in the Chemical Bank worldwide energy, refining and petrochemical group. From 1982 to 1992, Mr. Nordaker served in numerous banking positions in the energy group at Texas Commerce Bank. Mr. Nordaker was Manager of Projects for The Frantz Company, an engineering consulting firm, from 1977 to 1982 and worked as a technical service/process engineer on numerous refining projects for UOP, Inc. from 1968 to 1977. Mr. Nordaker received a B.S. in chemical engineering from South Dakota School of Mines and Technology and an M.B.A. from the University of Houston. Mr. Nordaker is a director of Mallard Creek Polymers, Inc. and Energy Capital Group Holdings LLC. Mr. Nordaker previously served as a director of The Plaza Group. Mr. Nordaker’s extensive and varied experiences in the energy sector in combination with his financial services experience provides important insight and strategic planning for the Board as the Company moves forward in making critical decisions and long-term planning. His experiences are helpful to the Board in evaluation of diversification and finance related plans. His broad knowledge of finance, lending and credit markets is valuable to the Board’s evaluation of liquidity and credit matters.

Robert T. Smith has been a member of our Board since May 2011. Mr. Smith has over 20 years of senior executive experience in which he was responsible for the leadership and successful economic performance of multiple companies and business units. Most recently, from 2008 to 2010, Mr. Smith served as the President, Chief Executive Officer and a director of Atlas Pacific Engineering Company, a privately owned machinery manufacturer serving the worldwide food processing industry. Prior to that, Mr. Smith served in senior executive roles with each of Unova Corporation (now known as Intermec Inc.), Valspar Corporation and FMC Corporation. Mr. Smith has also independently provided consulting services to private equity firms involved in mergers and acquisitions transactions. Mr. Smith retired in May 2010. Mr. Smith holds a B.S. in mechanical engineering from Cornell University and an M.B.A. from Harvard University. Mr. Smith’s broad range of executive and business experience makes a valuable contribution and brings a unique perspective to our Board.

Joseph E. Sparano has been a member of our Board since May 2010. Mr. Sparano has over 42 years of experience in the petroleum and refining industry. His career began with Exxon Company, USA in 1969, where he served for over 10 years in various technical and operations management positions. From 1980 to 1990, Mr. Sparano served in executive roles with Union Pacific Corporation, Champlin Petroleum, Union Pacific Resources Co., Ultramar/Union Pacific Resources Co. and Mercury Air Group related to oil and gas project planning, the negotiation of joint ventures, directing strategic acquisitions and divestitures, and managing business units. From 1990 to 1995, Mr. Sparano served as Chairman of the Board and Chief Executive Officer of Pacific Refining Company, a joint venture of The Coastal Corporation and Sinochem, a national oil company of The People’s Republic of China. From 1995 to 1996, he was a strategic investment advisor for TransCanada Pipelines. Mr. Sparano owned and operated his own consulting business from 1996 to 2000. From 2000 to 2003, Mr. Sparano served as President of the West Coast regional business unit and Vice President of the Heavy Fuels Marketing segment for Tesoro Petroleum. Most recently, Mr. Sparano served as President of the Western States Petroleum Association (WSPA) from 2003 to 2009, where he was responsible for leading the advocacy efforts and public representation of the largest western U.S. energy and petroleum company trade association. From January 2010 through March 2011, Mr. Sparano served as an executive advisor to the Chairman of the WSPA board of directors, where he continued to represent WSPA and assisted with the transitioning of duties to the WSPA’s new president. Mr. Sparano retired in April 2011. Mr. Sparano holds a B.S. in chemical engineering from the Stevens Institute of Technology and has graduate studies experience from both the Stevens Institute of Technology and Texas Christian University. Mr. Sparano currently serves as a member of the board of directors of BlueFire Renewables, a manufacturer of renewable fuels/ethanol from cellulosic feed stocks. Mr. Sparano previously served as a member of the Management Board of Champlin Petroleum, as a director of Pacific Refining Company, and as an ex-officio director of WSPA. We believe Mr. Sparano’s extensive experience in the petroleum and refining industry will provide the Board with meaningful information and a valuable perspective of the markets in which we operate.

Mark E. Tomkins has been a member of our Board since January 2007. Mr. Tomkins has served as the senior financial officer at several large companies during the past eleven years. He was Senior Vice President and Chief Financial Officer of Innovene, a petroleum refining and chemical polymers business and a subsidiary of British Petroleum, from May 2005 to January 2006, when Innovene was sold to a strategic buyer. Since January 2006, Mr. Tomkins has served as a consultant and as a board member on unrelated boards. From January 2001 to May 2005, he was Senior Vice President and Chief Financial Officer of Vulcan Materials Company, a publicly traded construction materials and chemicals company. From August 1998 to January 2001, Mr. Tomkins was Senior Vice President and Chief Financial Officer of Chemtura (formerly Great Lakes Chemical Corporation), a publicly traded specialty chemicals company. From July 1996 to August 1998, he worked at Honeywell Corporation as Vice President of Finance and Business Development for its polymers division and as Vice President of Finance and Business Development for its electronic materials division. From November 1990 to July 1996, Mr. Tomkins worked at Monsanto Company in various financial and accounting positions, including Chief Financial Officer of the growth enterprises division from January 1995 to July 1996. Prior to joining Monsanto, he worked at Cobra Corporation, as an auditor in private practice and as an assistant professor of accounting and finance. Mr. Tomkins received a B.S. degree in business, with majors in Finance and Management, from Eastern Illinois University and an M.B.A. from Eastern Illinois University and is a Certified Public Accountant. Mr. Tomkins is a director of W.R. Grace & Co. and Elevance Renewable Sciences, Inc. Mr. Tomkins previously served as a director of Renewable Chemicals Corporation. Mr. Tomkins contributes to the Board through his past and current experiences as a director which provides invaluable insights into various management, financial, and governance matters. His prior senior financial roles have contributed to his effectiveness as our audit committee chair and as a member of the compensation committee. His knowledge and experience has provided the audit committee with valuable perspective in managing its relationship with our independent auditors and performance of its financial reporting oversight function.

None of our directors or executive officers has any family relationship with any other director or executive officer.

CORPORATE GOVERNANCE

We believe that good corporate governance helps to ensure the Company is managed for the long-term benefits of our stockholders. We regularly review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is traded.

Operation and Meetings

The Board oversees the business of the Company, which is conducted by the Company’s employees and officers under the direction of the chief executive officer of the Company. The Board performs a number of specific functions, including: (1) reviewing, approving and monitoring fundamental financial and business strategies, risks and major corporate actions; (2) selecting, evaluating and compensating the chief executive officer and other executive officers of the Company; and (3) reviewing the Company’s compliance with its public disclosure obligations. The Board appoints the members of the four Board committees (taking into account the advice and recommendation of the nominating and corporate governance committee): the audit committee, the compensation committee, the nominating and corporate governance committee and the environmental, health and safety committee. Members of the Board are kept informed about our Company’s business by various documents sent to them before each meeting and oral reports made to them during these meetings by members of the Company’s management. The full Board is also advised of actions taken by the various committees of our Board by the chairpersons of those committees. Directors have access to all of our books, records and reports and members of management are available at all times to answer their questions. Management also communicates with the various members of our Board on a regular informal basis as is needed to effectively oversee the activities of our Company.

During 2011, the Board held 20 meetings and acted by unanimous written consent eight times. Each incumbent director, during their respective tenure on the Board, attended at least 75% of the total meetings of the Board and each of the Board committees on which such director served in 2011. In addition, while we do not have a specific policy regarding attendance at the annual meeting of stockholders, all director nominees are encouraged to attend the Annual Meeting. In 2011, all of the directors nominated for election attended our annual meeting of stockholders.

Meetings of Independent Directors and Executive Sessions

To promote open discussion among non-management directors, we schedule regular executive sessions in which our non-management directors meet without management participation. “Non-management directors’ are all directors who are not executive officers. All of our directors are non-management directors except for Mr. John J. Lipinski, our President, Chief Executive Officer and Chairman of the Board. Although we do not have a lead independent director, Mr. George E. Matelich, one of our independent directors, has presided over each of the executive sessions held by our non-management directors. Our non-management directors met during five executive sessions in 2011.

Board Leadership Structure and Risk Oversight

The Board believes that it should have the flexibility to make determinations as to whether the same individual should serve as both the Chief Executive Officer and the Chairman of the Board. In determining the appropriate leadership structure, the Board considers, among other things, the current composition of the Board and the challenges and opportunities specific to the Company. Mr. Lipinski serves as the Company’s Chief Executive Officer and Chairman of the Board. The Board believes that Mr. Lipinski’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Lipinski possesses over 39 years of industry experience which, coupled with his current in-depth knowledge of the issues, opportunities and challenges facing the Company, provides the focused attention, effective leadership and direction the Board needs to ensure the most critical matters are addressed on a timely basis. This also avoids any potential confusion or duplication of efforts with clear accountability to the Board. As indicated above, Mr. George E. Matelich, one of our independent directors, has presided over each of the executive sessions held by our non-management directors.

Our governance processes, including the Board’s involvement in developing and implementing strategy, active oversight of risk, regular review of business results and thorough evaluation of the chief executive officer’s performance and compensation, provide rigorous Board oversight of the chief executive officer as he fulfills his various responsibilities, including his duties as chairman.

The Board considers oversight of CVR Energy’s risk management efforts to be a responsibility of the entire Board. The Board’s role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee, in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate members of management to enable the Board (or committee) to understand the Company’s risk identification, risk management, and risk mitigation strategies. When a report is vetted at the committee level, the chairperson of that committee subsequently reports on the matter to the full Board. This enables the Board and its committees to coordinate the Board’s risk oversight role. The Board also believes that risk management is an integral part of CVR Energy’s annual strategic planning process, which addresses, among other things, the risks and opportunities facing the Company. The audit committee assists the Board with oversight of the Company’s material financial risk exposures and the Company’s material financial statement and financial reporting risks. The compensation committee assists the Board with oversight of risks associated with the Company’s compensation policies and practices. The nominating and corporate governance committee assists the Board with oversight of risks associated with the Company’s governance. The environmental, health and safety committee assists the Board with oversight of risks associated with the Company’s environmental and employee health and safety practices. In each case, the Board or the applicable committee oversees the steps Company management has taken to monitor and control such exposures.

The chief executive officer, by leading Board meetings, facilitates reporting by the audit committee and the compensation committee to the Board of their respective activities in risk oversight assistance to the Board. The chief executive officer’s collaboration with the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. He is available to the Board to address any questions from directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

We have performed an internal review of all of our material compensation programs and have concluded that there are no plans that provide meaningful incentives for employees, including the named executive officers and other executive officers, to take risks that would be reasonably likely to have a material adverse effect on us.

Communications with Directors

Stockholders and other interested parties wishing to communicate with our Board may send a written communication addressed to:

CVR Energy, Inc.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Attention: Senior Vice President, General Counsel and Secretary

Our General Counsel will forward all appropriate communications directly to our Board or to any individual director or directors, depending upon the facts and circumstances outlined in the communication. Any stockholder or other interested party who is interested in contacting only the non-management directors as a group or the director who presides over the meetings of the non-management directors may also send written communications to the contact above and should state for whom the communication is intended.

Director Independence

Our Board has affirmatively determined that Barbara M. Baumann, William J. Finnerty, C. Scott Hobbs, George E. Matelich, Steve A. Nordaker, Robert T. Smith, Joseph E. Sparano and Mark E. Tomkins are independent directors under the rules of the NYSE. In addition, as discussed below, each of our audit, compensation and nominating and corporate governance committees is comprised solely of independent directors under the rules of the NYSE.

Committees

Our Board has the authority to delegate the performance of certain oversight and administrative functions to committees of the Board. Our Board currently has an audit committee, a compensation committee, a nominating and corporate governance committee and an environmental, health and safety committee. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues.

Each committee has adopted a charter which is reviewed annually by that committee and changes, if any, are recommended to our Board for approval. The charters for the audit committee, the compensation committee and the nominating and corporate governance committee are subject to certain NYSE rules and our charters for those committees comply with such rules. Copies of the audit committee charter, compensation committee charter and nominating and corporate governance committee charter, as in effect from time to time, are available free of charge on our Internet site at www.cvrenergy.com. These charters are also available in print to any stockholder who requests them by writing to CVR Energy, Inc., at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, Attention: Senior Vice President, General Counsel and Secretary.

The following table shows the membership of each committee of our Board as of December 31, 2011 and the number of meetings held by each committee during 2011.

Committee Membership as of December 31, 2011 and Meetings Held During 2011

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Environmental, Health and Safety Committee
John J. Lipinski

Barbara M. Baumann	X

William J. Finnerty			X	Chair

C. Scott Hobbs	X		X

George E. Matelich		Chair

Steve A. Nordaker.	X	X

Robert T. Smith			X	X

Joseph E. Sparano		X	Chair	X

Mark E. Tomkins	Chair	X

Number of 2011 Meetings	11	9	10	5

Audit Committee

Our Board has an audit committee that is currently comprised of Mark E. Tomkins, Barbara M. Baumann, C. Scott Hobbs and Steve A. Nordaker. Mr. Tomkins is chairman of the audit committee. Our Board has determined that Mr. Tomkins qualifies as an “audit committee financial expert”, as defined by applicable rules of the SEC. Our Board has also determined that each member of the audit committee, including Mr. Tomkins, is “financially literate” under the requirements of the NYSE. Under current NYSE independence requirements and SEC rules, our audit committee is required to consist entirely of independent directors, as defined by each of the NYSE and the SEC. Our Board has determined that Messrs. Tomkins, Hobbs and Nordaker and Ms. Baumann are independent under current NYSE independence requirements and SEC rules applicable to audit committee independence. In considering Mr. Tomkins’ independence, the Board considered that Mr. Tomkins is currently a director of W.R. Grace & Co. (“W.R. Grace”) and that CVR Energy engages in business transactions with W.R. Grace in the ordinary course of business. The Board determined that these transactions were consistent with the SEC and NYSE independence standards and did not require disclosure under Item 404 of Regulation S-K and did not constitute a material relationship between Mr. Tomkins and the Company. No audit committee member serves on more than two other public company audit committees. Following the annual meeting, we expect that the audit committee will remain unchanged.

The audit committee (1) appoints, terminates, retains, compensates and oversees the work of the independent registered public accounting firm, (2) pre-approves all audit, review and attest services and permitted non-audit services provided by the independent registered public accounting firm, (3) oversees the performance of the Company’s internal audit function, (4) evaluates the qualifications, performance and independence of the independent registered public accounting firm, (5) reviews external and internal audit reports and management’s responses thereto, (6) oversees the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, (7) oversees the Company’s compliance with certain legal and regulatory requirements, (8) reviews the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC, (9) discusses with management earnings press releases, (10) meets with management, the internal auditors, the independent auditors and the Board, (11) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company, (12) oversees the receipt, investigation, resolution and retention of all complaints submitted under the Company’s Whistleblower Policy, (13) produces an annual report for inclusion in the Company’s proxy statement, and (14) otherwise complies with its responsibilities and duties as stated in the Company’s Audit Committee Charter. At each regularly scheduled meeting, committee members meet privately with representatives of KPMG, the Company’s internal auditors and management of the Company.

Compensation Committee

Our compensation committee is currently comprised of George E. Matelich, Steve A. Nordaker, Joseph E. Sparano and Mark E. Tomkins. Mr. Matelich is the chairman of the compensation committee. Following the Annual Meeting, we expect that the compensation committee will remain unchanged.

The principal responsibilities of the compensation committee are to (1) make determinations or recommendations to the Board, as deemed appropriate by the committee, with respect to annual and long-term performance goals and objectives as well as the annual salary, bonus and other compensation and benefits, direct and indirect, of the chief executive officer and our other senior executives as well as non-employee directors; (2) review and authorize the Company to enter into employment, severance or other compensation agreements with the chief executive officer and other senior executives; (3) recommend changes in employee benefit programs, (4) provide counsel regarding key personnel selection; (4) administer our equity incentive plans; (5) establish and periodically review perquisites and fringe benefits policies; (6) review annually the implementation of our company-wide incentive bonus program; (7) oversee contributions to our 401(k) plan; and (8) assist the Board in assessing any risks to the Company associated with the Company’s employee compensation practices and policies. In addition, the compensation committee reviews and discusses our Compensation Discussion and Analysis with management and produces a report on executive compensation for inclusion in our annual Proxy Statement in compliance with applicable federal securities laws.

None of the individuals serving on the compensation committee has ever been an officer or employee of the Company.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is currently comprised of C. Scott Hobbs, William J. Finnerty, Robert T. Smith and Joseph E. Sparano. Mr. Sparano is the chairman of the nominating and corporate governance committee. Following the Annual Meeting, we expect the nominating and corporate governance committee will remain unchanged.

The corporate governance committee (1) annually reviews the Company’s Corporate Governance Guidelines, (2) assists the Board in identifying, screening and recruiting qualified individuals to become Board members, (3) proposes nominations for Board membership and committee membership, (4) assesses the composition of the Board and its committees, (5) oversees the performance of the Board and committees thereof, and (6) otherwise complies with its responsibilities and duties as stated in the Company’s Corporate Governance Committee Charter.

Environmental, Health and Safety Committee

Our environmental, health and safety committee is currently comprised of William J. Finnerty, Robert T. Smith and Joseph E. Sparano. Mr. Finnerty is the chairman of the environmental, health and safety committee. Following the Annual Meeting, we expect the environmental, health and safety committee will remain unchanged.

The environmental, health and safety committee provides oversight with respect to management’s establishment and administration of environmental, health and safety policies, programs, procedures and initiatives.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting its own members and delegates the screening process for new directors to the nominating and corporate governance committee. This committee is responsible for identifying, screening and recommending candidates to the entire Board for Board membership. The Board will review the nominating and corporate governance committee’s recommendations of candidates for election to the Board. The Board will nominate directors for election at each annual meeting of stockholders. The Board is responsible for filling any director vacancies that may occur between annual meetings of stockholders.

The nominating and corporate governance committee utilizes a number of methods for identifying and evaluating nominees for Board membership, including recommendations from members of the committee and the Board and suggestions from Company management. The nominating and corporate governance committee also considers candidates recommended by stockholders. Stockholders may propose nominees for consideration by this committee by submitting names and supporting information to the Company’s General Counsel. In considering candidates for director nominee, the nominating and corporate governance committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications, determines the contribution the candidate is expected to make to the overall functioning of the Board, considers the enhanced independence, financial literacy and financial expertise standards that may be required for audit committee membership and assesses the performance of current directors who are proposed to be renominated to the Board. We may from time to time engage a third party search firm to assist our Board and the nominating and corporate governance committee in identifying and recruiting candidates for Board membership.

Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the nominating and corporate governance committee for a position on our Board. Our Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board and the Company. Qualified candidates for membership on the Board are considered without regard to race, color, religion, sex, ancestry, sexual orientation, national origin or disability.

At least annually, the nominating and corporate governance committee reviews with the Board the background and qualifications of each member of the Board, as well as an assessment of the Board’s composition in light of the Board’s needs and objectives after considering issues of judgment, business specialization, diversity, age, technical skills, background, experience and other desired qualities. The nominating and corporate governance committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised of George E. Matelich, Steve A. Nordaker, Joseph E. Sparano and Mark E. Tomkins. Mr. Matelich is a managing director of Kelso & Company. For a description of the Company’s transactions with certain affiliates of Kelso & Company, see “Certain Relationships and Related Party Transactions — Transactions with the Kelso Funds.” No member of the compensation committee is now, nor was during 2011, an officer or employee of the Company.

Corporate Governance Guidelines and Codes of Ethics

Our Corporate Governance Guidelines, as well as our Code of Ethics, which applies to all of our directors, officers and employees, and our Principal Executive and Senior Financial Officers’ Code of Ethics, which applies to our principal executive and senior financial and accounting officers, are available free of charge on our Internet site at www.cvrenergy.com. Our Corporate Governance Guidelines, Code of Ethics and Principal Executive and Senior Financial Officers’ Code of Ethics are also available in print to any stockholder who requests them by writing to CVR Energy, Inc., at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, Attention: Senior Vice President, General Counsel and Secretary.

Stock Retention Guidelines

All independent non-employee directors (directors who are not officers or employees of the Company or any affiliate of the Company) who receive any shares of common stock of the Company issued or awarded as compensation from the Company are required to retain at least 60% of such shares once they become vested for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as such independent non-employee director remains on the Board.

Related Party Transaction Policy

Our Board has adopted a Related Party Transaction Policy, which is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions involving us. This policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. The audit committee of our Board must review, approve and ratify a related party transaction if such transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, which the audit committee believes are no less favorable to us than could be obtained in an arms-length transaction with an unrelated third party, unless the audit committee otherwise determines that the transaction is not in our best interests. Any related party transaction or modification of such transaction which our Board has approved or ratified by the affirmative vote of a majority of directors, who do not have a direct or indirect material interest in such transaction, does not need to be approved or ratified by our audit committee. In addition, related party transactions involving compensation will be approved by our compensation committee in lieu of our audit committee.

DIRECTOR COMPENSATION FOR 2011

Our independent non-employee directors receive compensation for their services, which is reviewed annually by the compensation committee. The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board. All amounts are pro-rated if a director joins the Board after the commencement of the Company’s fiscal year. In setting the compensation for independent non-employee directors, the compensation committee considers the significant amount of time that directors spend fulfilling their duties to the Company, as well as the skill level required. The compensation committee may also review data provided by Longnecker & Associates (“Longnecker”), a compensation consultant retained by the compensation committee. Longnecker produces a report with respect to director compensation every other year. In setting director compensation for 2010 and 2011, the compensation committee referred to a report and analysis regarding director compensation produced by Longnecker in November 2009, which included peer group information and trends and objectives relating to director compensation. A report and analysis produced by Longnecker in November 2011 was considered by the compensation committee in its review of director compensation for the 2012 year.

During 2011, independent non-employee directors received an annual retainer of $60,000. In addition, independent non-employee directors serving on the audit committee received an additional annual fee of $5,000 (increased to $8,750 effective July 1, 2011), those serving on the compensation committee received an additional annual fee of $2,500 (increased to $5,000 effective July 1, 2011), those serving on the nominating and corporate governance committee received an additional annual fee of $2,500 (increased to $5,000 effective July 1, 2011) and those serving on the environmental, health and safety committee received an additional annual fee of $5,000 (effective July 1, 2011). During 2011, Mr. Tomkins received an additional annual fee of $20,000 in lieu of the annual audit committee fee for serving as audit committee chairman, Mr. Matelich received an additional annual fee of $10,000 (increased to $12,500 effective July 1, 2011) in lieu of the annual compensation committee fee for serving as compensation committee chairman, Mr. Sparano received an additional annual fee of $7,500 (increased to $10,000 effective July 1, 2011 and further increased to $12,500 effective as of January 1, 2012) in lieu of the annual nominating and corporate governance committee fee for serving as nominating and corporate governance committee chairman and Mr. Finnerty received an additional annual fee of $12,500 (effective July 1, 2011) in lieu of the annual environmental, health and safety committee fee for serving as environmental, health and safety committee chairman. In addition, independent non-employee directors are paid meeting fees of $1,500 per meeting for each meeting in excess of six meetings a year for each of the Board, compensation committee, nominating and corporate governance committee, and environmental health and safety committee, and twelve meetings a year for the audit committee.

In addition to cash compensation, in December of each year, our independent non-employee directors are granted formula-based awards of restricted stock with an approximate value of $135,000, which are granted pursuant to the Company’s 2007 Long Term Incentive Plan and related restricted stock award agreements. Such directors may also receive restricted stock grants in connection with their appointment to the Board. In 2011, we determined the number of restricted shares granted to independent non-employee directors by dividing the target award value by the closing price of our common stock on the relevant date of grant. Shares of restricted stock granted to directors are vested immediately upon grant, but remain subject to the stock retention guidelines described above in “— Stock Retention Guidelines,” which are included in the Company’s corporate governance guidelines. All directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

The following table sets forth the compensation earned by each independent non-employee director for service during the year ended December 31, 2011. Messrs. Lebovitz, Osborne and Rowan received no compensation in respect of their service as directors in 2011 through the date of the 2011 annual meeting.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Barbara M. Baumann	54,208	225,011	—	279,219
William J. Finnerty	61,167	225,011	21,500	307,678
C. Scott Hobbs	96,125	135,006	—	231,131
Scott T. Lebowitz	—	—	—	—
George E. Matelich	67,417	252,008	—	319,425
Steve A. Nordaker	94,625	135,006	—	229,631
Stanley de J. Osborne	—	—	—	—
John K. Rowan	—	—	—	—
Robert T. Smith	55,917	225,011	—	280,928
Joseph E. Sparano	104,000	135,006	10,000	249,006
Mark E. Tomkins	104,750	135,006	—	239,756

(1)	The amounts in this column reflect fees earned by the non-employee directors for service during 2011, a portion of which were paid during 2012. These fees have been pro-rated for directors who did not serve on the Board during the full 2011 year, or, in the case of Mr. Matelich, who was not an independent non-employee director during the full 2011 year.

(2)	In connection with Ms. Baumann and Messrs. Finnerty and Smith joining the Board, they were each awarded 4,507 shares of restricted stock on May 18, 2011. In connection with Mr. Matelich becoming an independent member of the Board, he was awarded 4,507 shares of restricted stock on July 28, 2011. In addition, each of Ms. Baumann and Messrs. Finnerty, Hobbs, Nordaker, Matelich, Smith, Sparano and Tomkins was awarded an annual award of 7,208 shares of restricted stock on December 30, 2011. The amounts reflected in this column are the grant date fair value of the restricted stock awards calculated in accordance with FASB ASC Topic 718. All shares of restricted stock granted to directors in 2011 were vested immediately upon grant, subject to the ownership requirements described above in “— Stock Retention Guidelines.”

All shares of restricted stock held by directors as of December 31, 2011 were fully vested. The following table reflects stock options held by directors as of December 31, 2011, all of which were vested as of such date:

Director	Grant Date	Expiration Date	Number of Options Vested (#)	Number of Options That Have Not Vested (#)	Exercise Price ($)
C. Scott Hobbs	9/24/08	9/24/18	9,100	—	$11.01
Steve A. Nordaker	6/10/08	6/10/18	4,350	—	$24.96
Mark E. Tomkins	10/22/07	10/22/17	5,150	—	$19.00
	12/21/07	12/21/17	4,300	—	$24.73
(3)	The amounts in this column reflect compensation paid to each of Messrs. Finnerty and Sparano, pursuant to the consulting agreements each of them entered into with the Company in March 2011. Pursuant to these agreements, Messrs. Finnerty and Sparano render consulting services to our Board regarding strategic initiatives and such other special projects as the Board may request. The initial terms of these consulting agreements expired on December 31, 2011, with automatic renewal for successive one year periods unless either party provides notice at least 60 days in advance of the expiration of the initial term or renewal term, as applicable. The Board determined not to terminate these agreements as of December 31, 2011 and, as a result, the term of each agreement was renewed for one year. Pursuant to these agreements, Messrs. Finnerty and Sparano receive $200 per hour of service performed, up to a maximum of $40,000 in any calendar year.

SECURITIES OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND OFFICERS AND DIRECTORS

The following table presents information regarding beneficial ownership of our common stock by:

•	each of our current directors and nominees for director;

•	each of our named executive officers as such term is defined herein;

•	each stockholder known by us to beneficially hold five percent or more of our common stock; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 30, 2012 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the business address for each of the beneficial owners listed in the table is c/o CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

Beneficial Owner Name and Address	Shares Beneficially Owned
	Number	Percent
Carl C. Icahn(1)	12,584,227	14.23%
c/o Icahn Associates Corp. 767 Fifth Avenue, 47th Floor New York, NY 10153
The Vanguard Group, Inc.(2)	5,950,544	6.73%
100 Vanguard Blvd. Malvern, PA 19355
FMR LLC(3)	5,732,532	6.48%
82 Devonshire Street Boston, Massachusetts 02109
Appaloosa Management L.P.(4)	5,004,961	5.66%
51 John F. Kennedy Parkway Short Hills, New Jersey 07078
BlackRock Inc.(5)	4,961,990	5.61%
40 East 52nd Street New York, NY 10022
John J. Lipinski(6)	740,236	*
Edward A. Morgan(7)	115,111	*
Stanley A. Riemann(8)	200,553	*
Edmund S. Gross(9)	160,883	*
Robert W. Haugen(10)	56,025	*
Barbara M. Baumann(11)	11,715	*
William J. Finnerty(12)	11,715	*
C. Scott Hobbs(13)	62,906	*
George E. Matelich(14)	11,715	*
Steve A. Nordaker(15)	54,321	*
Robert T. Smith(16)	10,329	*
Joseph E. Sparano(17)	16,914	*
Mark E. Tomkins(18)	45,345	*
All directors and executive officers, as a group (16 persons)(19)	1,650,058	1.87%

*	Less than 1% of our outstanding common stock as of the record date.

(1)	High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), Icahn Partners Master Fund III LP (“Icahn Master III”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”), and Carl C. Icahn (collectively, the “Icahn Reporting Persons”) filed a Schedule 13D with the Commission on January 13, 2012, as amended on February 7, 2012, February 14, 2012, and February 16, 2012. The following disclosures are based on these filings.

According to the filings, the principal business address of each of (i) High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601, (ii) Icahn Master, Icahn Master II and Icahn Master III is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands, and (iii) Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, NY 10153.

According to the filings, Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Reporting Persons. In addition, Mr. Icahn is the indirect holder of approximately 92.6% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

High River has sole voting power and sole dispositive power with regard to 2,516,845 shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master has sole voting power and sole dispositive power with regard to 4,089,286 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master II has sole voting power and sole dispositive power with regard to 1,423,232 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master III has sole voting power and sole dispositive power with regard to 626,469 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 3,928,395 shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Act”)) the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to each of Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares which each of

Icahn Master, Icahn Master II and Icahn Master III directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

(2)	The Vanguard Group, Inc. filed a Schedule 13G with the Commission on February 8, 2012. The following disclosures are based on this filing. According to the filing, The Vanguard Group, Inc. has the sole power to dispose of or to direct the disposition of 5,830,035 shares, the sole power to vote or direct the vote of 120,509 shares and shared power to dispose or to direct the disposition of 120,509 shares. According to the filing, Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 120,509 shares of the common stock as a result of its serving as investment manager of collective trust accounts, and VFTC directs the voting of these shares.

(3)	FMR LLC filed a Schedule 13G (Amendment No. 3) with the U.S. Securities and Exchange Commission (the “Commission”) on February 14, 2012. The following disclosures are based on this filing. According to the filing, FMR LLC has sole power to dispose or to direct the disposition of 5,732,532 shares of common stock and sole power to vote or to direct the vote of 17,526 shares of common stock.

According to this filing, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,715,006 shares of the outstanding common stock as a result of acting as investment adviser to various investment companies (such investment companies collectively, the “Funds”) registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson 3d, as Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 5,715,006 shares owned by the Funds.

Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of the Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ boards of trustees.

Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is the beneficial owner of 17,516 shares of the outstanding common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 17,526 shares and sole power to vote or to direct the voting of 17,526 shares of common stock owned by the institutional accounts managed by PGATC as reported above.

(4)

Appaloosa Investment Limited Partnership I (“AILP”), Palomino Fund Ltd. (“Palomino”), Thoroughbred Fund L.P. (“TFLP”), Thoroughbred Master Ltd. (“TML”), Appaloosa Management L.P. (“AMLP”), Appaloosa Partners Inc. (“API”) and David A. Tepper (“Mr. Tepper”) filed a Schedule 13G with the Commission on February 14, 2012. The following disclosures are based on this filing. According to the filing, Mr. Tepper is the sole stockholder and the President of API; API is the general partner of, and Mr. Tepper owns a majority of the limited partnership interest in, AMLP; and AMLP is the general partner of AILP and TFLP, and acts as investment advisor to Palomino and TML. According to the filing, AILP has shared voting and dispositive power with respect to 1,583,081 shares of common stock; Palomino has shared voting and dispositive power with respect to 2,295,764 shares of common stock; TFLP has shared voting an dispositive power with respect to 552,640 shares of common stock; TML has shared voting and dispositive power with respect to 573,476 shares of common stock; and each of AMLP, API and Mr. Tepper have shared voting and dispositive power with respect to 5,004,961 shares of common stock.

(5)	BlackRock Inc. filed a Schedule 13G with the Commission on February 9, 2012. According to the filing, BlackRock Inc. has the sole power to vote or direct the vote and to dispose or direct of the disposition of 4,961,990 shares.

(6)	Mr. Lipinski was awarded 222,532 shares of restricted stock on July 16, 2010, 222,333 shares of restricted stock on December 31, 2010 and 266,952 shares of restricted stock on December 30, 2011. The transfer restrictions on the restricted shares lapse in one-third annual increments beginning on the first anniversary of the date of grant. Subject to vesting requirements, Mr. Lipinski is required to retain at least 50% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as Mr. Lipinski remains an officer or employee of the Company (or an affiliate). Because Mr. Lipinski has the right to vote his non-vested shares of restricted stock, he is deemed to have beneficial ownership of such shares. On July 16, 2011, 74,178 shares from the July 16, 2010 award vested, with 27,038 shares being withheld for tax purposes, and the remaining 47,140 shares were issued to Mr. Lipinski. On December 31, 2011, 74,111 shares from the December 31, 2010 award vested, with 27,014 shares being withheld for tax purposes, and the remaining 47,097 shares were issued to Mr. Lipinski. In addition, Mr. Lipinski owns 82,471 shares of common stock directly.

(7)	Mr. Morgan was awarded 25,000 shares of non-vested restricted stock in connection with joining the Company on May 14, 2009. The transfer restrictions on these restricted shares lapse in one-third annual increments beginning on the first anniversary of the date of grant. To date, 16,667 of the foregoing shares have vested, with 4,410 shares being withheld for tax purposes, and the remaining 12,257 shares have been issued to Mr. Morgan. Mr. Morgan was awarded 38,168 shares of restricted stock on December 18, 2009, 41,725 shares of restricted stock on July 16, 2010, 41,502 shares of restricted stock on December 31, 2010 and 8,810 shares of restricted stock on December 30, 2011. The transfer restrictions on these restricted shares lapse in one-third annual increments beginning on the first anniversary of the date of grant. Subject to vesting requirements, Mr. Morgan is required to retain at least 50% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as Mr. Morgan remains an officer or employee of the Company (or an affiliate). Because Mr. Morgan has the right to vote his non-vested shares of restricted stock, he is deemed to have beneficial ownership of such shares. To date, 25,446 shares from the December 18, 2009 award have vested, with 6,732 shares being withheld for tax purposes, and the remaining 18,714 shares were issued to Mr. Morgan. On July 16, 2011, 13,909 shares from the July 16, 2010 award vested, with 3,679 shares being withheld for tax purposes, and the remaining 10,230 shares were issued to Mr. Morgan. On December 31, 2011, 13,834 shares from the December 31, 2010 award vested, with 3,766 shares being withheld for tax purposes, and the remaining 10,068 shares were issued to Mr. Morgan. Between July 2011 and February 2012, Mr. Morgan sold 17,694 shares.

(8)

Mr. Riemann was awarded 69,542 shares of restricted stock on July 16, 2010, 68,347 shares of restricted stock on December 31, 2010 and 79,419 shares of restricted stock on December 30, 2011. The transfer restrictions on these restricted shares lapse in one-third annual increments beginning on the first anniversary of the date of grant. Subject to vesting requirements, Mr. Riemann is required to retain at least 50% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as Mr. Riemann remains an officer or employee of the Company (or an affiliate). Because Mr. Riemann has the right to vote his non-vested shares of restricted stock, he is deemed to have beneficial ownership of such shares. On July 16, 2011, 23,181 shares from the July 16, 2010 award vested, with 8,450 shares being withheld for tax purposes, and the remaining 14,731 shares were issued to Mr. Riemann.

On December 31, 2011, 22,783 shares from the December 31, 2010 award vested, with 8,305 shares being withheld for tax purposes, and the remaining 14,478 shares were issued to Mr. Riemann.

(9)	Mr. Gross was awarded 15,268 shares of restricted stock on December 18, 2009, 59,110 shares of restricted stock on July 16, 2010, 45,719 shares of restricted stock on December 31, 2010 and 57,982 shares of restricted stock on December 30, 2011. The transfer restrictions on these restricted shares lapse in one-third annual increments beginning on the first anniversary of the date of grant. Subject to vesting requirements, Mr. Gross is required to retain at least 50% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as Mr. Gross remains an officer or employee of the Company (or an affiliate). Because Mr. Gross has the right to vote his non-vested shares of restricted stock, he is deemed to have beneficial ownership of such shares. To date, 10,179 shares from the December 18, 2009 award have vested, with 3,711 shares being withheld for tax purposes, and the remaining 6,468 shares were issued to Mr. Gross. On July 16, 2011, 19,704 shares from the July 16, 2010 award vested, with 8,168 shares being withheld for tax purposes, and the remaining 11,536 shares were issued to Mr. Gross. On December 31, 2011, 15,240 shares from the December 31, 2010 award vested, with 6,317 shares being withheld for tax purposes, and the remaining 8,923 shares were issued to Mr. Gross. In addition, Mr. Gross purchased 1,000 shares of stock in connection with CVR Energy’s initial public offering in October 2007.

(10)	Mr. Haugen was awarded 17,386 shares of restricted stock on July 16, 2010, 16,305 shares of restricted stock on December 31, 2010 and 26,429 shares of restricted stock on December 30, 2011. The transfer restrictions on these restricted shares will lapse in one-third annual increments beginning on the first anniversary of the date of grant. Subject to vesting requirements, Mr. Haugen is required to retain at least 50% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as Mr. Haugen remains an officer or employee of the Company (or an affiliate). Because Mr. Haugen has the right to vote his non-vested shares of restricted stock, he is deemed to have beneficial ownership of such shares. On May 13, 2011, Mr. Haugen made an open market sale of 5,000 shares of common stock. On July 16, 2011, 5,796 shares from the July 16, 2010 award vested, with 2,113 shares being withheld for tax purposes, and the remaining 3,683 shares were issued to Mr. Haugen. On December 31, 2011, 5,435 shares from the December 31, 2010 award vested, with 1,982 shares being withheld for tax purposes, and the remaining 3,453 shares were issued to Mr. Haugen. In addition, Mr. Haugen purchased 5,000 shares of stock in connection with CVR Energy’s initial public offering in October 2007.

(11)	Ms. Baumann was awarded 4,507 shares of restricted stock on May 18, 2011 and 7,208 shares of restricted stock on December 30, 2011. These shares vested immediately; however, Ms. Baumann is required to retain at least 60% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as she remains on the Board.

(12)	Mr. Finnerty was awarded 4,507 shares of restricted stock on May 18, 2011 and 7,208 shares of restricted stock on December 30, 2011. These shares vested immediately; however, Mr. Finnerty is required to retain at least 60% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as he remains on the Board.

(13)	On September 24, 2008, Mr. Hobbs was awarded options to purchase 9,100 shares of common stock with an exercise price equal to the closing price of CVR Energy’s common stock on the date of grant, which was $11.01. These options are fully vested, are currently exercisable and are deemed to be outstanding and included in the total amount of shares beneficially owned by Mr. Hobbs. Mr. Hobbs was awarded (a) 24,155 shares of restricted stock on December 19, 2008, (b) 18,321 shares of restricted stock on December 18, 2009, (c) 8,894 shares of restricted stock on December 31, 2010, with 2,636 shares being withheld for tax purposes, resulting in a net award of 6,258 shares and (d) 7,208 shares of restricted stock on December 30, 2011, with 2,136 shares being withheld for tax purposes, resulting in a net award of 5,072 shares. These shares vested immediately; however, Mr. Hobbs is required to retain at least 60% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as he remains on the Board.

(14)	Mr. Matelich was awarded 4,507 shares of restricted stock on July 28, 2011 and 7,208 shares of restricted stock on December 30, 2011. These shares vested immediately; however, Mr. Matelich is required to retain at least 60% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as he remains on the Board.

(15)	On June 10, 2008, Mr. Nordaker was awarded options to purchase 4,350 shares of common stock with an exercise price equal to the closing price of CVR Energy’s common stock on the date of grant, which was $24.96. These options are fully vested, are currently exercisable and are deemed to be outstanding and included in the total amount of shares beneficially owned by Mr. Nordaker. Mr. Nordaker was awarded (a) 24,155 shares of restricted stock on December 19, 2008, (b) 18,321 shares of restricted stock on December 18, 2009, with 4,581 shares being withheld for tax purposes, resulting in a net award of 13,740 shares, (c) 8,894 shares of restricted stock on December 31, 2010, with 2,224 shares being withheld for tax purposes, resulting in a net award of 6,670 shares and (d) 7,208 shares of restricted stock on December 30, 2011, with 1,802 shares being withheld for tax purposes, resulting in a net award of 5,406 shares. These shares vested immediately; however, Mr. Nordaker is required to retain at least 60% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as he remains on the Board.

(16)	Mr. Smith was awarded 4,507 shares of restricted stock on May 18, 2011, with 1,386 shares being withheld for tax purposes, resulting in a net award of 3,121 shares. Mr. Smith was also awarded 7,208 shares of restricted stock on December 30, 2011. These shares vested immediately; however, Mr. Smith is required to retain at least 60% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as he remains on the Board.

(17)	Mr. Sparano was awarded (a) 10,013 shares of restricted stock on May 19, 2010, with 3,527 being withheld for tax purposes, resulting in a net award of 6,486 shares, (b) 8,894 shares of restricted stock on December 31, 2010, with 3,134 shares being withheld for tax purposes, resulting in a net award of 5,760 shares and (c) 7,208 shares of restricted stock on December 30, 2011, with 2,540 shares being withheld for tax purposes, resulting in a net award of 4,668 shares. These shares vested immediately; however, Mr. Sparano is required to retain at least 60% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as he remains on the Board.

(18)	On October 22, 2007, Mr. Tomkins was awarded options to purchase 5,150 shares of common stock with an exercise price equal to the initial public offering price of CVR Energy’s common stock, which was $19.00 per share. Additionally, on December 21, 2007, Mr. Tomkins was awarded options to purchase 4,300 shares of common stock with an exercise price equal to the closing price of CVR Energy’s common stock on the date of grant, which was $24.73. These options are all fully vested, are currently exercisable and are deemed to be outstanding and included in the total amount of shares beneficially owned by Mr. Tomkins. In connection with CVR Energy’s initial public offering, Mr. Tomkins was awarded 12,500 shares of non-vested restricted stock. The date of grant for these shares of restricted stock was October 24, 2007. These shares of restricted stock are now fully vested. Mr. Tomkins was also awarded (a) 24,155 shares of restricted stock on December 19, 2008, (b) 18,321 shares of restricted stock on December 18, 2009, with 5,130 shares being withheld for tax purposes, resulting in a net award of 13,191 shares, (c) 8,894 shares of restricted stock on December 31, 2010, with 2,491 shares being withheld for tax purposes, resulting in a net award of 6,403 shares and (d) 7,208 shares of restricted stock on December 30, 2011, with 2,136 shares being withheld for tax purposes, resulting in a net award of 5,072 shares. These shares vested immediately; however, Mr. Tomkins is required to retain at least 60% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as he remains on the Board. Mr. Tomkins transferred 4,167 shares of common stock to an immediate family member on January 12, 2009. Those shares were sold in an open market transaction on May 13, 2011. In addition, on May 13, 2011, Mr. Tomkins made an open market sale of 21,259 shares of common stock.

(19)

The number of shares of common stock owned by all directors and executive officers, as a group, reflects the sum of (1) the 740,236 shares of common stock owned by Mr. Lipinski, the 115,111 shares of common stock owned by Mr. Morgan, the 200,553 shares of common stock owned by Mr. Riemann, the 160,883 shares of common stock owned by Mr. Gross, and the 56,025 shares of common stock owned by Mr. Haugen, (2) the 35,071 shares of common stock owned by Mr. Pici, the 55,641 shares of common stock owned by Mr. Jernigan and the 61,578 shares of common stock owned by Mr. Swanberg, and (3) the 11,715 shares of common stock owned by Ms. Baumann, the 11,715 shares of common stock owned by Mr. Finnerty, the 62,906 shares of common stock owned by Mr. Hobbs, the 11,715 shares of common stock owned by Mr. Matelich, the 54,321 shares of common stock owned by Mr. Nordaker, the 10,329 shares of common stock owned by Mr. Smith, the 16,914 shares of common stock owned by Mr. Sparano, and the 45,345 shares of common stock owned by Mr. Tomkins.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding common stock, to file reports of their stock ownership and changes in their ownership of our common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in 2011. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge all of our executive officers and directors, and other persons who own more than 10% of our outstanding common stock, have fully complied with the reporting requirements of Section 16(a) during 2011.

EXECUTIVE OFFICERS

The following table sets forth the names, positions and ages (as of March 15, 2012) of each person who currently is an executive officer of CVR Energy. We also indicate in the biographies below which executive officers of CVR Energy hold similar positions with the general partner of the Partnership. Senior management of CVR Energy manages the Partnership pursuant to a services agreement among us, the Partnership and the Partnership’s general partner. Mr. Edward Morgan was the chief financial officer and treasurer of CVR Energy during 2011 but effective as of January 4, 2012 he transitioned into the role of executive vice president of investor relations (which is not an executive officer position).

Name	Age	Position
John J. Lipinski	61	Chairman of the Board of Directors, Chief Executive Officer and President
Stanley A. Riemann	60	Chief Operating Officer
Frank A. Pici	56	Chief Financial Officer and Treasurer
Edmund S. Gross	61	Senior Vice President, General Counsel and Secretary
Robert W. Haugen	53	Executive Vice President, Refining Operations
Wyatt E. Jernigan	60	Executive Vice President, Crude Oil Acquisition and Petroleum Marketing
Christopher G. Swanberg	54	Vice President, Environmental, Health and Safety

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Stanley A. Riemann has served as Chief Operating Officer of our Company since September 2006 and Chief Operating Officer of Coffeyville Resources, LLC (“CRLLC”) since February 2004. In addition, since October 2007, Mr. Riemann has served as the Chief Operating Officer of the general partner of the Partnership, and since June 2011 he has been a director of the general partner of the Partnership. Prior to joining CRLLC in February 2004, Mr. Riemann held various positions associated with the Crop Production and Petroleum Energy Division of Farmland Industries, Inc. (“Farmland”) for over 30 years, including, most recently, Executive Vice President of Farmland and President of Farmland’s Energy and Crop Nutrient Division. In this capacity, he was directly responsible for managing the petroleum refining operation and all domestic fertilizer operations, which included the Trinidad and Tobago nitrogen fertilizer operations. His leadership also extended to managing Farmland’s interests in SF Phosphates in Rock Springs, Wyoming and Farmland Hydro, L.P., a phosphate production operation in Florida and managing all company-wide transportation assets and services. On May 31, 2002, Farmland filed for Chapter 11 bankruptcy protection. Mr. Riemann has served as a board member and board chairman on several industry organizations including the Phosphate Potash Institute, the Florida Phosphate

Council and the International Fertilizer Association. He currently serves on the Board of The Fertilizer Institute. Mr. Riemann received a Bachelor of Science degree from the University of Nebraska and an MBA from Rockhurst University.

Frank A. Pici has served as Chief Financial Officer and Treasurer of our Company and of the general partner of the Partnership since January 2012. From 2001 to 2010 he was Executive Vice President and CFO of Penn Virginia Corporation (“PVA”), a publicly traded oil and gas exploration and production company focused on unconventional resource and shale plays. For most of his time there, he served as CFO of Penn Virginia GP Holdings, L.P. and Penn Virginia Resource Partners, L.P., two publicly-traded master limited partnerships. Prior to working for PVA, Mr. Pici served five years as Vice President and CFO for Mariner Energy, Inc., an oil and gas exploration and production company operating onshore and in the deepwater Gulf of Mexico. Prior to Mariner Energy, Mr. Pici served for seven years in senior financial management positions at Cabot Oil & Gas Corp., a publicly traded oil and gas exploration and production company. He has an MBA from the University of Pittsburgh and a Business Administration degree from Clarion University of Pennsylvania and is a Certified Public Accountant (presently inactive).

Edmund S. Gross has served as Senior Vice President, General Counsel and Secretary of our Company since October 2007, Vice President, General Counsel and Secretary of our Company since September 2006 and General Counsel and Secretary of CRLLC since July 2004. Since October 2007, Mr. Gross has also served as the Senior Vice President, General Counsel and Secretary of the general partner of the Partnership. Prior to joining CRLLC, Mr. Gross was Of Counsel at Stinson Morrison Hecker LLP in Kansas City, Missouri from 2002 to 2004, was Senior Corporate Counsel with Farmland from 1987 to 2002 and was an associate and later a partner at Weeks, Thomas & Lysaught, a law firm in Kansas City, Kansas, from 1980 to 1987. Mr. Gross received a Bachelor of Arts degree in history from Tulane University, a Juris Doctor from the University of Kansas and an MBA from the University of Kansas.

Robert W. Haugen joined our business on June 24, 2005 and has served as Executive Vice President, Refining Operations at our Company since September 2006 and as Executive Vice President — Engineering & Construction at CRLLC since June 24, 2005. Mr. Haugen brings more than 25 years of experience in the refining, petrochemical and nitrogen fertilizer business to our Company. Prior to joining us, Mr. Haugen was a managing director and Partner of Prudentia Energy, an advisory and management firm focused on mid-stream/downstream energy sectors, from January 2004 to June 2005. On leave from Prudentia, he served as the Senior Oil Consultant to the Iraqi Reconstruction Management Office for the U.S. Department of State. Prior to joining Prudentia Energy, Mr. Haugen served in numerous engineering, operations, marketing and management positions at the Howell Corporation and at the Coastal Corporation. Upon the merger of Coastal and El Paso in 2001, Mr. Haugen was named Vice President and General Manager for the Coastal Corpus Christi Refinery and later held the positions of Vice President of Chemicals and Vice President of Engineering and Construction. Mr. Haugen received a Bachelor of Science degree in Chemical Engineering from the University of Texas.

Wyatt E. Jernigan has served as Executive Vice President, Crude Oil Acquisition and Petroleum Marketing at our Company since September 2006 and as Executive Vice President — Crude & Feedstocks at CRLLC since June 24, 2005. Mr. Jernigan has more than 30 years of experience in the areas of crude oil and petroleum products related to trading, marketing, logistics and business development. Most recently, Mr. Jernigan was a managing director with Prudentia Energy, an advisory and management firm focused on mid-stream/downstream energy sectors, from January 2004 to June 2005. Most of his career was spent with Coastal Corporation and El Paso, where he held several positions in crude oil supply, petroleum marketing and asset development, both domestic and international. Following the merger between Coastal Corporation and El Paso in 2001, Mr. Jernigan assumed the role of Managing Director for Petroleum Markets Originations. Mr. Jernigan attended Virginia Wesleyan College, majoring in Sociology and has training in petroleum fundamentals from the University of Texas.

Christopher G. Swanberg has served as Vice President, Environmental, Health and Safety at our Company since September 2006, as Vice President, Environmental, Health and Safety at CRLLC since June 2005 and as

Vice President, Environmental, Health and Safety of the general partner of the Partnership since October 2007. He has served in numerous management positions in the petroleum refining industry such as Manager, Environmental Affairs for the refining and marketing division of Atlantic Richfield Company (ARCO) and Manager, Regulatory and Legislative Affairs for Lyondell-Citgo Refining. Mr. Swanberg’s experience includes technical and management assignments in project, facility and corporate staff positions in all environmental, safety and health areas. Prior to joining CRLLC, he was Vice President of Sage Environmental Consulting, an environmental consulting firm focused on petroleum refining and petrochemicals, from September 2002 to June 2005. Mr. Swanberg received a Bachelor of Science degree in Environmental Engineering Technology from Western Kentucky University and an MBA from the University of Tulsa.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Highlights

The primary goals of the Company’s executive compensation program are to align the interests of our executives and our stockholders by linking a significant portion of compensation to our operating and financial results and to attract and retain quality leadership. Some key features of our executive compensation program which serve to accomplish these objectives are as follows:

•

Annual Incentive Awards.    At the 2011 Annual Meeting, the Company’s stockholders approved the CVR Energy, Inc. Performance Incentive Plan (the “PIP”), pursuant to which annual incentive awards are currently determined for our executives. Prior to the adoption of the PIP, the compensation committee determined annual bonuses based upon consideration of various factors with respect to Company performance and/or individual performance, which were not established in advance. The compensation committee believes that establishing performance goals pursuant to the PIP at the beginning of the performance period serves to more directly align annual incentive awards with increases in our stockholder value. As a result of the Company’s strong financial and operational performance during 2011, each of our named executive officers was paid a bonus in excess of his target award under the PIP.

•

Equity Compensation Vesting.    A substantial portion of targeted compensation is intended to be delivered through equity incentives. This has the effect of providing an alignment of our executives’ interests with those of our stockholders and to encourage them to remain in our employ through the application of a three-year vesting schedule in the equity incentive grants.

•

Stock Retention Guidelines.    In general, our corporate governance guidelines require all of the officers and employees of the Company or any of its affiliates who receive as compensation any share of our common stock (including shares of restricted stock or restricted stock units awarded pursuant to the LTIP, and any other securities into which such restricted stock or restricted stock units are changed or for which such restricted stock or restricted stock units are exchanged) to retain at least 50% of such equity securities once they become vested for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) so long as such individual remains an officer or employee of the Company.

•

Double-Trigger Change in Control Provisions.    A change in control of the Company would not trigger the payment of severance benefits to our named executive officers under their employment agreements, or cause accelerated vesting of their respective restricted stock awards, except in the event of a termination without cause or for good reason within one year following the change in control or in specified circumstances prior to and in connection with the change in control.

Overview

During 2011, our compensation committee was comprised of George E. Matelich (as chairperson), Steve A. Nordaker, Joseph E. Sparano and Mark E. Tomkins. The compensation committee has regularly scheduled meetings concurrent with our Board meetings and additionally meets at other times as needed throughout the year.

The compensation committee reviews and makes determinations with respect to executive compensation or makes recommendations to the Board regarding executive compensation, with the full Board (or the independent directors with respect to Mr. Lipinski’s compensation) having the final authority on compensation matters, as determined appropriate by the compensation committee.

The principal responsibilities of the compensation committee are to: (1) make determinations or recommendations to the Board, as deemed appropriate by the committee, with respect to annual and long-term performance goals and objectives as well as the annual salary, bonus and other compensation and benefits, direct and indirect, of the chief executive officer and our other senior executives as well as non-employee directors;

(2) review and authorize the Company to enter into employment, severance or other compensation agreements with the chief executive officer and other senior executives; (3) recommend changes in employee benefit programs; (4) provide counsel regarding key personnel selection; (4) administer our equity incentive plans; (5) establish and periodically review perquisites and fringe benefits policies; (6) review annually the implementation of our company-wide incentive bonus program; (7) oversee contributions to our 401(k) plan; and (8) assist the Board in assessing any risks to the Company associated with the Company’s employee compensation practices and policies.

Ours is a commodity business with high volatility and risk where earnings are not only influenced by margins, but also by unique, innovative and aggressive actions and business practices on the part of the executive team. The compensation committee continually monitors current economic conditions and considers the petroleum and fertilizer markets along with other considerations in making compensation decisions. In addition, the compensation committee routinely reviews financial and operational performance compared to our business plan, positive and negative industry factors and the response of the senior management team in dealing with and maximizing operational and financial performance in the face of the challenges affecting our businesses. Due to the nature of our business, performance of an individual or the business as a whole may be outstanding; however, our financial performance may not depict this same level of achievement. The financial performance of the Company is not necessarily reflective of individual operational performance. In addition, specific performance levels or benchmarks are not necessarily used to establish compensation. The compensation committee takes into account all factors to make a subjective determination of related compensation packages for the executive officers.

In 2011, no significant changes were made to the Company’s overall executive compensation philosophy and structure because the compensation committee believes that the compensation programs are reasonable, balanced and designed to attract, retain and motivate talented executives. Our named executive officers for the 2011 fiscal year were John. J. Lipinski, Edward A. Morgan, Stanley A. Riemann, Edmund S. Gross and Robert W. Haugen, who were our chief executive officer and chief financial officer serving during 2011 and our next three most highly compensated executive officers serving as of December 31, 2011, respectively. In this Proxy Statement, we refer to these individuals as our named executive officers.

Executive Compensation Philosophy and Objectives

The overarching philosophy of our executive compensation program is to closely align compensation paid to our executive officers with our operating and financial performance on both a short-term and long-term basis, in order to align our executive officers’ interests with that of the stockholders and stakeholders. In addition, we aim to provide a competitive compensation program in the form of salary, bonuses and other benefits with the goal of retaining and attracting talented and highly motivated executive officers and key employees, which we consider crucial to our long-term success and the long-term enhancement of stockholder value. We also strive to maintain a compensation program whereby the executive officers, through exceptional performance and equity ownership, will have the opportunity to realize economic rewards commensurate with our stockholders’ gains. The compensation committee believes that the most critical component of compensation is equity compensation in achieving these objectives because these incentives encourage our executive team to remain in our employ through successive rolling vesting periods in order to realize compensation as a result of increases in stockholder value. Following our 2011 annual meeting of shareholders, the compensation committee considered the advisory vote of our stockholders approving our named executive officer compensation and determined to continue to apply the same principles in determining the nature and amount of executive compensation for 2012.

Setting Executive Compensation

During 2010 and 2011, the compensation committee retained Longnecker (a compensation consultant) on behalf of the compensation committee to assist the compensation committee with its review of the executive officers’ compensation levels and the mix of compensation as compared to peer companies and other relevant market information. Longnecker compiled the information and provided advice regarding the components and related mix (short-term/long-term; cash/equity) of the executive compensation programs of the Company and its “Peer Group” (as defined below). Although no specific target was set, the focus of Longnecker’s recommendations was centered on compensation levels at the median or 50th percentile of the Peer Group. Longnecker periodically attends compensation committee meetings either in person or by telephone, and meets with the committee in executive session on occasion without management present. Longnecker performs no work for the Company or for management except to provide consulting services related to executive compensation levels and program design and non-employee director compensation (every other year in the case of director compensation). The report and analysis produced by Longnecker in November 2010 was used by the compensation committee in making decisions with respect to 2011 executive compensation. In 2011, Longnecker participated in two meetings with the compensation committee, in which they presented in detail their findings and recommendations.

The chief executive officer, while not a member of the compensation committee, reviews information provided by Longnecker as well as other relevant market information and actively provides guidance and recommendations to the compensation committee regarding the amount and form of the compensation of executive officers (other than himself) and certain key employees. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our chief executive officer and chief operating officer), the compensation committee typically considers the recommendations of our chief executive officer.

The compensation committee has not adopted any formal or informal policies or guidelines for allocating between long-term and current compensation, between cash and non-cash compensation, or among different forms of compensation other than its belief that the most crucial component is equity compensation. Decisions regarding such allocations are made strictly on a subjective and individual basis considering all relevant factors.

Elements of Our Executive Compensation Program

For 2011, the three primary components of our executive compensation program were base salary, an annual performance-based cash bonus and equity incentive awards. Executive officers are also provided with benefits that are generally available to our salaried employees. While these three components are related, we view them as separate and analyze them as such. The compensation committee believes that equity incentive compensation is the primary motivator in attracting and retaining executive officers. Salary and cash bonuses are viewed as secondary. However, the compensation committee views a competitive level of salary and cash bonus as critical to retaining talented individuals.

Base Salary

The compensation committee sets the base salary of each of our executive officers at a level intended to enable us to hire and retain our executive officers, to enhance their motivation in a highly competitive and dynamic environment, and to reward individual and Company performance. In determining its recommendations for base salary levels, the compensation committee takes into account the following:

•	the Company’s financial and operational performance for the year;

•	the previous year’s compensation level for each named executive officer;

•	Peer Group information or market survey information for comparable public companies; and

•	recommendations of the Company’s chief executive officer, based on individual responsibilities and performance, including each officer’s commitment and ability to:

-	strategically meet business challenges;
-	achieve financial results;
-	promote legal, environmental and ethical compliance;

-	promote and enhance employee health and safety;
-	lead their own business or business team for which they are responsible; and
-	diligently and effectively respond to immediate needs of our volatile industry and business environment.

Each year the compensation committee makes compensation decisions using an approach that considers several important factors, rather than establishing compensation solely on a formula-driven basis. The compensation committee considers whether individual base salaries reflect responsibility levels and are reasonable, competitive and fair. In setting base salaries, the compensation committee reviews published survey and Peer Group data prepared by Longnecker and considers the applicability of the salary data in view of the individual positions within the Company.

In 2010, Longnecker was engaged to perform a study and analysis, including Peer Group information, for the compensation committee to use in making decisions regarding the salary, bonus and other compensation paid to the named executive officers in 2011. The following independent refining companies, which we view as members of our “Peer Group,” were included in the report and analysis: Frontier Oil Corporation, Holly Corporation and Murphy Oil Corporation. The following fertilizer businesses were included in the report and analysis: CF Industries Holdings Inc. and Terra Industries, Inc. Averages of these Peer Group salary levels were used over a number of years to develop a range of salaries of similarly situated executives of these companies and this range was used as a factor in determining base salary (and overall cash compensation) of the named executive officers. The compensation committee also reviewed the differences in levels of compensation among the named executive officers of this Peer Group and used these differences as a factor in setting a different level of salary and overall compensation for each of our named executive officers based on their relative positions and levels of responsibility.

Each of the named executive officers has an employment agreement which sets forth their initial base salaries. Salaries are reviewed annually by the compensation committee with periodic informal reviews throughout the year. Adjustments, if any, are usually made effective January 1 of the year immediately following the review. The compensation committee, with the assistance of Longnecker, most recently reviewed the level of base salary and cash bonus for each of the executive officers beginning in July 2011 through November 2011 in conjunction with their responsibilities and expectations for 2012. They concluded their review in December 2011. Individual performance, the practices of our Peer Group of companies as reflected in the analysis and report of Longnecker, and changes in the named executive officers’ positions and levels of responsibility were considered. Among these three factors, slightly more weight was given to the report and findings of Longnecker. The compensation committee approved the following increases in 2012 base salary:

Officer	2011 Base Salary	2012 Base Salary	Percentage Increase
John J. Lipinski	$900,000	$950,000	5.6%
Stanley A. Riemann	$425,000	$450,000	5.9%
Edmund S. Gross	$362,000	$380,000	5.0%
Robert W. Haugen	$275,000	$290,000	5.5%

All of these salary increases were effective January 1, 2012. These increases in base salary are due to the efforts to continue to align the total compensation of the named executive officers with compensation paid by companies in our Peer Group and other considerations set forth above.

Annual Bonus

Information about total cash compensation paid by members of our Peer Group is used in determining both the level of bonus award and the ratio of salary to bonus. We believe that maintaining a level of bonus and a ratio of fixed salary to bonus (which may fluctuate) that is in line with those of our competitors is an important factor in attracting and retaining executives. The compensation committee also believes that a significant portion of our executive officers’ compensation should be at risk. That is, a portion of the executive officers’ overall compensation should not be guaranteed and should be determined based on individual and Company performance. Our compensation program provides for greater potential bonus awards as the authority and responsibility of an executive increases. Our chief executive officer has the greatest percentage of his compensation at risk in the form of an annual bonus. Our named executive officers retain a significant percentage of their compensation package at risk in the form of annual bonuses.

Employment agreements for each of the named executive officers provide that the executive is eligible to receive an annual cash bonus with a target bonus equal to a specified percentage of the relevant executive’s annual base salary. Under the employment agreements in effect during 2011, the 2011 target bonuses were the following percentages of salary for the named executive officers: Mr. Lipinski (250%), Mr. Morgan (120%), Mr. Riemann (200%), Mr. Gross (100%) and Mr. Haugen (120%). These target percentages were the result of individual negotiations between CVR Energy and the relevant executive. As a result of the compensation committee’s review of Peer Group practices as included in Longnecker’s report and its consideration of current economic conditions, in December 2011 the compensation committee concluded that target bonus percentages would remain the same for all of the 2011 named executive officers who are executive officers in 2012. In addition, Mr. Morgan’s revised 2012 target bonus is described under “— Employment Agreements.” Target bonus percentages were determined to be fair and comparable to other peer companies for all other named executive officers.

In March 2011, the board adopted the CVR Energy, Inc. Performance Incentive Plan (the “PIP”), pursuant to which all of the named executive officers had the opportunity to earn bonuses in respect of 2011. The payment of annual bonuses for the 2011 performance year to the named executive officers depended on the achievement of financial, operational and safety measures, which comprised 50%, 30% and 20% of the annual bonuses, respectively. In March 2011, the compensation committee approved the threshold, target and maximum performance goals with respect to each measure. Specific bonus measures were determined based on a review of our Peer Group and discussions with management and the compensation committee. The measures were selected based on optimizing operations, maintaining financial stability and providing a safe work environment intended to maximize the company’s overall performance resulting in increased shareholder value.

The following table shows the financial, operational and safety measures relevant to the named executive officers’ 2011 bonuses and the 2011 performance goals (threshold, target and maximum) for each measure. The financial measures included consolidated adjusted EBITDA, which was derived from earnings before interest, taxes, depreciation and amortization, share-based compensation, loss on extinguishment of debt, first-in, first-out (FIFO) accounting impacts, non-controlling interest and asset impairment charges; adjusted EBITDA for the petroleum business, which was derived from operating income of the petroleum business adjusted to include other income, and adjusted to exclude share-based compensation, FIFO accounting impacts and asset impairment charges; and consolidated adjusted cash flow, which was derived from cash flows from operations, reduced by actual capital spending. Awards were not payable with respect to the financial measures unless at least 50% of the relevant performance goal was achieved. The operational measures were petroleum reliability (measured by crude throughput BPD) and fertilizer reliability (measured by on-stream factors for the ammonia and UAN units). Awards were not payable with respect to the operational measures unless the threshold of the relevant performance goal was achieved. The safety measure was consolidated OSHA personal injury statistics (measured by the number of recordable events). Awards were not payable with respect to the safety measure unless the number of recordable events was less than the three year average. The table also reflects the actual level of achievement in 2011 with respect to the performance measures. Finally, the table reflects how each named executive officer’s 2011 bonus was allocated among the various performance measures. The executives receive 50%, 100%, or up to 150% of the applicable portion for levels of performance attained at threshold, target and maximum, respectively, and the percentage of the target amount for each respective measure that would be paid at various levels of achievement.

Performance Incentive Plan 2011 Performance Measures and Performance Goals

2011 Performance Measure	2011 Performance Goals Threshold/Target/Maximum	2011 Actual Results	Percentage of Target Bonus Paid for Relevant Measure
Consolidated adjusted EBITDA	Threshold: $159.4 million Target: $318.8 million Maximum: $477.6 million	$737.9 million	25% of bonus for all named executive officers other than Mr. Haugen

Petroleum business adjusted EBITDA	Threshold: $94.5 million Target: $189.5 million Maximum: $284.25 million	$519.2 million	25% of bonus for Mr. Haugen

Consolidated adjusted cash flow	Threshold: $10 million Target: $35 million Maximum: $60 million	$262.6 million	25% of bonus for all named executive officers

Crude throughput BPD	Threshold: 90,000 BPD Target: 100,500 BPD Maximum: 102,500 BPD	100,618 BPD	15% of bonus for all named executive officers except Mr. Haugen; 30% for Mr. Haugen

On-stream factors for ammonia and UAN units	Threshold: 90%/87% Target: 95%/92% Maximum: 97%/94%	97.7%/95.5%	15% of bonus for all named executive officers other than Mr. Haugen

Consolidated OSHA personal injury statistics	Threshold: 9 recordable events Target: 8 recordable events Maximum: 7 recordable events	11 recordable events	20% of bonus for all named executive officers

As a result of the levels of performance achieved during 2011 Messrs. Lipinski, Morgan, Riemann and Gross earned 112.94% of their respective 2011 target annual bonuses and Mr. Haugen earned 105.89% of his 2011 target annual bonus. The amounts earned by the named executive officers as a result of their respective levels of performance during 2011 pursuant to the PIP are set forth in the Summary Compensation table that follows in the Non-Equity Incentive Plan Compensation column.

Equity Incentive Awards

We use equity incentives to reward long-term performance. The issuance of equity to executive officers is intended to generate significant future value for each executive officer if the Company’s performance is outstanding and the value of the Company’s equity increases for all stockholders. The compensation committee also believes that our equity incentives promote long-term retention of executives due to vesting conditions imposed on such awards. Prior to 2011, the principal equity incentives were those that were negotiated at the time of the acquisition of our business in June 2005 (with additional units that were not originally allocated in June 2005 issued in December 2006) in order to bring our compensation package in line with executives at private equity portfolio companies, based on the private equity market practices at that time.

We established the LTIP in connection with our initial public offering in October 2007. The compensation committee may elect to make restricted stock grants, option grants or other equity-based grants under the LTIP in its discretion or may recommend grants to the Board for its approval, as determined by the committee in its discretion. In 2011, the Company granted shares of restricted stock to our named executive officers. The committee chose to grant shares of restricted stock as opposed to another type of equity award following Longnecker’s recommendation that restricted stock is the most efficient equity retention tool in our industry. Although these shares have voting rights immediately upon grant, they are subject to transfer restrictions and vesting requirements that lapse in one-third annual increments beginning on the first anniversary of the date of grant, provided they continue to serve as an employee of the Company on each such date, subject to accelerated vesting under certain circumstances as described in more detail in the section titled “Change-in-Control and Termination Payments” below.

Perquisites and Personal Benefits

The Company pays for a portion of the cost of medical insurance and life insurance for the named executive officers as it does for all non-union employees (except for certain supplemental life insurance). The total value of all perquisites and personal benefits provided to each respective named executive officer in 2011 was less than $10,000.

Other Forms of Compensation

Each of our named executive officers has a provision in his employment agreement that provides for certain severance benefits in the event of termination without cause or a resignation with good reason. These severance provisions are described in “Compensation of Executive Officers — Employment Agreements” below. These severance provisions were negotiated between the executive officers and the Company. The compensation committee believes that the severance provisions in the employment agreements are customary for similar companies.

CVR Partners, LP

A number of our executive officers, including our named executive officers, serve as executive officers for both the Company and the Partnership. These executive officers receive all of their compensation and benefits from us, including compensation related to services for the Partnership, and are not paid by the Partnership or its general partner. However, the Partnership or the general partner reimburses us pursuant to a services agreement for the time our executive officers spend working for the Partnership. The approximate weighted average percentages of the amount of time the named executive officers spent on management of the Partnership in 2011 are as follows: John J. Lipinski (21%), Edward A. Morgan (36%), Stanley A. Riemann (24%), Edmund S. Gross (30%) and Robert W. Haugen (6%).

We have entered into a services agreement with the Partnership and its general partner in which we have agreed to provide management services to the Partnership for the operation of the nitrogen fertilizer business. Under this agreement the Partnership, its general partner or Coffeyville Resources Nitrogen Fertilizer, LLC, a subsidiary of the Partnership, was required to pay us in 2011 (i) all costs incurred by us in connection with the employment of our employees who provide services to the Partnership under the agreement on a full-time basis, but excluding share-based compensation; (ii) a prorated share of costs incurred by us in connection with the employment of our employees who provide services to the Partnership under the agreement on a part-time basis, but excluding share-based compensation and such prorated share must be determined by us on a commercially reasonable basis, based on the percent of total working time that such shared personnel are engaged in performing services for the Partnership; (iii) a prorated share of certain administrative costs; and (iv) various other administrative costs in accordance with the terms of the agreement.

Stock Retention Guidelines for Officers and Employees

In general, our corporate governance guidelines require all of the officers and employees of the Company or any of its affiliates who receive as compensation any share of our common stock (including shares of restricted stock or restricted stock units awarded pursuant to the LTIP, and any other securities into which such restricted stock or restricted stock units are changed or for which such restricted stock or restricted stock units are exchanged) to retain at least 50% of such equity securities once they become vested for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) so long as such individual remains an officer or employee of the Company.

Tax Considerations

Section 162(m) of the Code generally limits deductions by publicly held corporations for compensation paid to its “covered employees” (i.e., its chief executive officer and the three next highest compensated officers other than the chief financial officer) to the extent that the employee’s compensation for the taxable year exceeds $1.0 million. This limit does not apply to “qualified performance-based compensation,” which requires, among other things, satisfaction of a performance goal that is established by a committee of the board of directors consisting of two or more non-employee directors. We submitted the Performance Incentive Plan to stockholders for approval at the 2011 Annual Meeting so that amounts paid pursuant to such plan may fall within the qualified performance-based compensation exception from Section 162(m) of the Code. The Performance Incentive Plan was approved by our stockholders at the 2011 Annual Meeting, and is currently the primary program through which cash incentive compensation is paid to our executives. Notwithstanding Section 162(m) of the Code, we believe that shareholder interests are best served by preserving the compensation committee’s discretion and flexibility to take into account factors other than tax deductibility in making compensation decisions. Accordingly, the compensation committee retains the flexibility to approve compensation that may not be deductible if the committee believes that doing so is in the best interests of the Company and our shareholders.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

George E. Matelich, Chairperson

Steve A. Nordaker

Joseph E. Sparano

Mark E. Tomkins

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information with respect to compensation earned by our named executive officers for the years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
John J. Lipinski	2011	900,000	—	5,000,011	2,541,206	24,751	(5)	8,465,968
Chief Executive Officer	2010	900,000	2,000,000	4,975,020	—	18,320		7,893,340
	2009	800,000	2,000,000	—	—	320,039		3,120,039

Edward A. Morgan(4)	2011	335,000	—	165,011	454,029	12,245	(5)	966,285
Chief Financial Officer	2010	315,000	378,000	930,003	—	18,305		1,641,308
	2009	171,346	256,950	439,750	—	186,845		1,054,891

Stanley A. Riemann	2011	425,000	—	1,487,518	960,011	24,751	(5)	2,897,280
Chief Operating Officer	2010	415,000	830,000	1,537,514	—	18,320		2,800,834
	2009	415,000	830,000	—	—	129,517		1,374,517

Edmund S. Gross	2011	362,000	—	1,086,003	408,852	24,769	(5)	1,881,624
Executive Vice President	2010	347,000	305,360	1,119,015	—	19,578		1,790,953
and General Counsel	2009	315,000	315,000	100,005	—	62,567		792,572

Robert W. Haugen	2011	275,000	—	495,015	349,421	16,134	(5)	1,135,570
Executive Vice President,	2010	275,000	330,000	372,515	—	35,928		1,013,443
Refining Operations	2009	275,000	330,000	—	—	113,753		718,753

(1)	Amounts included in this column for the named executive officers reflect bonuses earned pursuant to CVR Energy’s discretionary bonus plan for performance during 2010 and 2009. CVR Energy’s discretionary bonus plan was replaced by the PIP in March 2011.

(2)	Amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted to the named executive officers pursuant to the LTIP, computed in accordance with FASB ASC Topic 718, as set forth in footnote 2 to our 2011 audited financial statements set forth in the Annual Report filed on February 29, 2012. All of the restricted stock awards granted to the named executive officers pursuant to the LTIP are scheduled to become vested in equal installments on the first three anniversaries of the date of grant, provided the executives continue to serve as an employee of the Company on each such date, and subject to accelerated vesting under certain circumstances as described in more detail in the section titled “Change-in-Control and Termination Payments” below. Prior to 2010, the equity compensation arrangements put into place by our former private equity sponsors at the commencement of their ownership period in 2005, as described below in “ — Historical Equity Interests”, were intended to be the primary form of equity incentive awards for Messrs. Lipinski, Riemann, Gross and Haugen through June 2010.

(3)	Amounts in this column reflect amounts earned pursuant to the PIP in respect of performance during 2011, which were paid in 2012.

(4)	Mr. Morgan’s employment with the Company commenced on May 14, 2009. As a result, Mr. Morgan’s compensation for 2009 has been pro-rated to reflect amounts earned following the date he became employed by CVR Energy. Effective as of January 4, 2012, Mr. Morgan transitioned into the role of executive vice president of investor relations and Mr. Frank A. Pici began serving as the Company’s chief financial officer.

(5)

Amounts in this column for 2011 include the following: (a) a company contribution under our 401(k) plan of $11,025 for Messrs. Lipinski, Morgan, Riemann, Gross and Haugen; (b) the premiums paid by us on behalf of the executive officer with respect to our executive life insurance program; and (c) the premiums paid by us on behalf of the executive officer with respect to our basic life insurance program. Amounts in this column for 2009 were higher because they also included (a) for Messrs. Lipinski, Riemann, Gross and Haugen, the grant date fair value of profits interests in Coffeyville Acquisition and Coffeyville Acquisition II and phantom points from the Coffeyville Resources, LLC Phantom Unit Appreciation Plan (Plan I) and the Coffeyville Resources, LLC Phantom Unit Appreciation Plan (Plan II), (b) in the case of Mr. Morgan, a signing bonus and relocation benefits, including an applicable tax gross-up, and (c) in the case of Mr. Haugen, payment of certain housing benefits and a tax gross-up reimbursement by the Company.

Grants of Plan-Based Awards in Fiscal Year 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John J. Lipinski	—	1,125,000	2,250,000	3,375,000	—	—
	12/30/2011	—	—	—	266,952	5,000,011
Edward A. Morgan	—	201,000	402,000	603,000	—	—
	12/30/2011	—	—	—	8,810	165,011
Stanley A. Riemann	—	425,000	850,000	1,275,000	—	—
	12/30/2011	—	—	—	79,419	1,487,518
Edmund S. Gross	—	181,000	362,000	543,000	—	—
	12/30/2011	—	—	—	57,982	1,086,003
Robert W. Haugen	—	165,000	330,000	495,000	—	—
	12/30/2011	—	—	—	26,429	495,015

(1)	Amounts in these columns reflect amounts that could have been earned by the named executive officers under the PIP in respect of 2011 performance at the threshold, target and maximum levels with respect to each performance measure. The performance measures and related goals set by the compensation committee for 2011 are described in the Compensation Discussion and Analysis.

(2)	Amounts in these columns reflect the grant date fair value ($18.73 per share) of the restricted stock awards made to the named executive officers pursuant to the LTIP during 2011, computed in accordance with FASB ASC Topic 718.

Employment Agreements

John J. Lipinski.    On July 12, 2005, CRLLC entered into an employment agreement with Mr. Lipinski, as chief executive officer, which was subsequently assumed by CVR Energy and amended and restated effective as of January 1, 2008. Mr. Lipinski’s employment agreement was amended and restated effective January 1, 2010 and subsequently amended and restated on January 1, 2011. The agreement has a rolling term of three years so that at the end of each month it automatically renews for one additional month, unless otherwise terminated by CVR Energy or Mr. Lipinski. Mr. Lipinski receives an annual base salary of $900,000 effective as of January 1, 2011. Mr. Lipinski is also eligible to receive a performance-based annual cash bonus with a target payment equal to 250% of his annual base salary to be based upon individual and/or Company performance criteria as established by the compensation committee for each fiscal year. In addition, Mr. Lipinski is entitled to participate in such health, insurance, retirement and other employee benefit plans and programs as in effect from time to time on the same basis as other senior executives. The agreement requires Mr. Lipinski to abide by a perpetual restrictive covenant relating to non-disclosure and also includes covenants relating to non-solicitation and non-competition that govern during his employment and thereafter for the period severance is paid and, if no severance is paid, for one year following termination of employment. In addition, Mr. Lipinski’s agreement provides for certain severance payments that may be due following the termination of his employment under certain circumstances, which are described below under “ — Change-in-Control and Termination Payments.”

Edward A. Morgan.    On May 14, 2009, Mr. Morgan entered into an employment agreement with CVR Energy, which was amended effective August 17, 2009. This employment agreement was further amended and restated effective January 1, 2010 and on January 1, 2011, and was subsequently amended on November 29, 2011. This agreement provides for an annual base salary of $335,000 and a 2011 target bonus equal to 120% for Mr. Morgan. In connection with the amendment to Mr. Morgan’s agreement in November 2011, the term was amended to end on December 31, 2012, unless otherwise terminated earlier by either party, and the agreement may be extended on such terms and conditions as CVR Energy and Mr. Morgan mutually agree. This amendment also provided that Mr. Morgan would serve as chief financial officer and treasurer of CVR Energy until the date that is 120 days (or such earlier date as CVR Energy may determine) after the date CVR Energy named a successor to serve in such position, at which time Mr. Morgan would then serve as executive vice president of investor relations. On January 4, 2012, in accordance with the agreement, Mr. Morgan transitioned into the role of executive vice president of investor relations. In connection with this transition and in accordance with the most recent amendment to his agreement, his annual base salary was changed to $275,000. In addition, for 2012 his target bonus will be 120% of his salary as chief financial officer with respect to the period of time he served in such role, and 40% of his salary as executive vice president of investor relations for the period of time he serves in such role. Mr. Morgan is also entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as are in effect from time to time on the same basis as other senior executives of CVR Energy. Mr. Morgan is required to abide by a perpetual restrictive covenant relating to non-disclosure, a covenant relating to non-competition during his employment and for 30 days following his termination, and a covenant relating to non-solicitation during his employment and for one year thereafter. Mr. Morgan’s agreement also provides for certain severance payments that may be due following the termination of his employment under certain circumstances, which are described below under “— Change-in-Control and Termination Payments.”

Stanley A. Riemann, Edmund S. Gross and Robert W. Haugen.    On July 12, 2005, CRLLC entered into employment agreements with each of Messrs. Riemann, Gross and Haugen. The agreements were subsequently assumed by CVR Energy and amended and restated between the respective executives and CVR Energy effective as of December 29, 2007. Each of these agreements was further amended and restated effective January 1, 2010 and subsequently amended and restated on January 1, 2011. The agreements have a term of three years and expire in January 2014, unless otherwise terminated earlier by the parties. The agreements provide for an annual base salary of $425,000 for Mr. Riemann, $362,000 for Mr. Gross and $275,000 for Mr. Haugen, each effective as of January 1, 2011. Each executive officer is eligible to receive a performance-based annual cash bonus to be based upon individual and/or Company performance criteria as established by the compensation committee for each fiscal year. The target annual bonus percentages for these executive officers effective as of January 1, 2011 are as follows: Mr. Riemann (200%), Mr. Gross (100%) and Mr. Haugen (120%). These executives are also entitled to participate in such health, insurance, retirement and other employee benefit plans and programs as in effect from time to time on the same basis as other senior executives. The agreements require these executive officers to abide by a perpetual restrictive covenant relating to non-disclosure and also include covenants relating to non-solicitation and, except in the case of Mr. Gross, non-competition during the executives’ employment and for one year following termination of employment. In addition, these agreements provide for certain severance payments that may be due following the termination of employment under certain circumstances, which are described below under “—Change-in-Control and Termination Payments.”

Frank A. Pici.    On December 7, 2011, the Company entered into an employment agreement with Frank A. Pici, pursuant to which Mr. Pici began to serve as chief financial officer and treasurer of the Company as of January 4, 2012. Mr. Pici’s agreement is described in Exhibit A of this Proxy Statement.

Historical Equity Interests

Interests in Coffeyville Acquisition LLC (“CA”), Coffeyville Acquisition II LLC (“CA II”) and Coffeyville Acquisition III LLC (“CA III”)

Certain of the named executive officers were issued common units and override units (consisting of operating units and value units) in CA and CA II and common units and override units in CA III. The limited liability company agreements of CA, CA II and CA III (the “LLC Agreements”) provide the methodology for payouts with respect to units. In general terms, the LLC Agreements provide for two classes of interests in each of CA, CA II and CA III: (1) common units and (2) profits interests referred to as override units (which consist of both operating units and value units in the case of CA and CA II). Common units were issued in exchange for a capital contribution determined by the board of directors of the applicable entity, whereas no capital contributions were made in connection with the issuance of override units. Although both common units and override units have rights with respect to profits and losses of and distributions from CA, CA II and CA III, as set forth in more detail in the applicable LLC Agreement, only common units have voting rights. CA, CA II and CA III have the ability to make distributions to their members to the extent that the cash available to them is in excess of the business’ reasonably anticipated needs. Distributions are generally made to members’ capital accounts in proportion to the number of units each member holds. All cash payable pursuant to the LLC Agreements is paid by CA, CA II and CA III, respectively, not by CVR Energy. Although CVR Energy is required to recognize a compensation expense with respect to such awards, CVR Energy also records a contribution to capital with respect to these awards and as a result, there is no cash effect on CVR Energy. While CA, CA II and CA III interests are held by certain of the named executive officers, each of them has a capital account under which his balance is increased or decreased to reflect his allocable share of net income and gross income, the capital that the named executive officer contributed in exchange for his common units, distributions paid to such named executive officer and his allocable share of net loss and items of gross deduction.

During November 2009, distributions were made to the common unit holders and operating unit holders of CA II in accordance with CA II’s LLC Agreement. These distributions were generated by the net proceeds received by CA II upon its sale of 7,376,264 shares of CVR common stock in November 2009. Common unit distributions for the named executive officers were as follows: Mr. Lipinski ($160,274), Mr. Riemann ($98,631), Mr. Gross ($7,396) and Mr. Haugen ($24,658). Operating override distributions for the named executive officers were as follows: Mr. Lipinski (to the trusts for the benefit of Mr. Lipinski’s family) ($827,114), Mr. Riemann ($367,139) and Mr. Haugen ($188,473).

During November 2010, distributions were made to the common unit holders and override unit holders of CA in accordance with CA’s LLC Agreement. These distributions were generated by the net proceeds received by CA upon its sale of 11,686,158 shares of CVR common stock in November 2010. Common unit distributions for the named executive officers were as follows: Mr. Lipinski ($289,710), Mr. Riemann ($178,286), Mr. Gross ($13,370) and Mr. Haugen ($44,571). Override distributions for the named executive officers were as follows: Mr. Lipinski (to the trusts for the benefit of Mr. Lipinski’s family) ($1,609,316), Mr. Riemann ($714,342) and Mr. Haugen ($366,712). During November 2010, distributions were made to the common unit holders and override unit holders of CA II in accordance with CA II’s LLC agreement. These distributions were generated by the net proceeds received by CA II upon its sale of 8,943,842 shares of CVR common stock in November 2010. Common unit distributions for the named executive officers were as follows: Mr. Lipinski ($218,871), Mr. Riemann ($134,692), Mr. Gross ($10,100) and Mr. Haugen ($33,673). Override distributions for the named executive officers were as follows: Mr. Lipinski (to the trusts for the benefit of Mr. Lipinski’s family) ($1,635,928), Mr. Riemann ($726,155) and Mr. Haugen ($372,777).

During February 2011, distributions were made to the common unit holders and override unit holders of CA in accordance with the CA’s LLC Agreement. These distributions were generated by the net proceeds received by CA upon its sale of 11,759,023 shares of CVR Energy common stock in February 2011. Common unit distributions for the named executive officers were as follows: Mr. Lipinski ($278,893), Mr. Riemann

($179,090), Mr. Gross ($19,509) and Mr. Haugen ($30,941). Override distributions for the named executive officers were as follows: Mr. Lipinski ($320,595), Mr. Lipinski (to the trusts for the benefit of Mr. Lipinski’s family) ($7,138,736), Mr. Riemann ($3,232,698) and Mr. Haugen ($1,659,547). During February 2011, distributions were also made to the common unit holders and override unit holders of CA II in accordance with CA II’s LLC Agreement. These distributions were generated by the net proceeds received by CA II upon its sale of 15,113,254 shares of CVR Energy common stock in February 2011. Common unit distributions for the named executive officers were as follows: Mr. Lipinski ($380,035), Mr. Riemann ($241,332), Mr. Gross ($24,177) and Mr. Haugen ($46,502). Override distributions for the named executive officers were as follows: Mr. Lipinski ($546,392), Mr. Lipinski (to the trusts for the benefit of Mr. Lipinski’s family) ($12,205,716), Mr. Riemann ($5,252,329) and Mr. Haugen ($2,696,344).

During April 2011, distributions were made to the common unitholders and override unitholders of CA III in accordance with CA III’s LLC Agreement. These distributions were generated by the net proceeds received by CA III upon its sale of its interest in CVR GP, LLC to CRLLC in April 2011. Common unit distributions for the named executive officers were as follows: Mr. Lipinski ($152,251), Mr. Riemann ($36,551), Mr. Gross ($2,741) and Mr. Haugen ($9,138). Override distributions for the named executive officers were as follows: Mr. Lipinski ($662,780), Mr. Lipinski (to the trusts for the benefit of Mr. Lipinski’s family) ($245,471), Mr. Riemann ($317,224), Mr. Gross ($94,521) and Mr. Haugen ($89,907).

During May 2011, distributions were made to the common unitholders and override unitholders of CA in accordance with CA’s LLC Agreement. These distributions were generated by the net proceeds received by CA upon its sale of 7,988,179 shares of CVR Energy common stock in May 2011. Common unit distributions for the named executive officers were as follows: Mr. Lipinski ($318,408), Mr. Riemann ($195,947), Mr. Gross ($14,694) and Mr. Haugen ($48,987). Override distributions for the named executive officers were as follows: Mr. Lipinski ($361,860), Mr. Lipinski (to the trusts for the benefit of Mr. Lipinski’s family) ($9,649,176), Mr. Riemann ($3,859,802) and Mr. Haugen ($1,981,465).

Since the May 2011 distributions, CA, CA II and CA III have either been dissolved or become inactive and none of our executive officers will receive additional distributions from any of them.

Phantom Unit Plans

CRLLC, a subsidiary of CVR Energy, issued phantom points to certain of the named executive officers pursuant to the Coffeyville Resources, LLC Phantom Unit Appreciation Plan (Plan I) and Coffeyville Resources, LLC Phantom Unit Appreciation Plan (Plan II) (collectively, the “Phantom Unit Plans”). Unlike the common and override units, any financial obligations related to such phantom points are the obligations of CVR Energy. The Phantom Unit Plans provide for two classes of interests: phantom service points and phantom performance points (collectively referred to as phantom points). Holders of the phantom service points and phantom performance points have the opportunity to receive a cash payment when distributions are made pursuant to the CA and CA II LLC Agreements in respect of operating units and value units, respectively. The phantom points represent a contractual right to receive a payment when payment is made in respect of certain profits interests in CA and CA II, as applicable.

During November 2009, payments were made under the Phantom Unit Plan II as follows: Mr. Lipinski ($122,872), Mr. Riemann ($53,521), Mr. Gross ($115,156) and Mr. Haugen ($44,461). These payments occurred due to distributions made pursuant to the CA II LLC Agreement upon the sale of 7,376,264 shares of CVR common stock in November 2009.

During December 2010, payments were made under the Phantom Unit Plans as follows: Mr. Lipinski ($511,483), Mr. Riemann ($222,797), Mr. Gross ($479,360) and Mr. Haugen ($185,072). These payments occurred due to distributions made pursuant to the LLC Agreements upon the sale of 11,686,158 and 8,943,842 shares of CVR common stock by CA and CA II, respectively, in November 2010.

During March 2011, payments were made under the Phantom Unit Plans as follows: Mr. Lipinski ($2,891,437), Mr. Riemann ($1,259,459), Mr. Gross ($2,709,851) and Mr. Haugen ($1,046,204). These payments occurred due to distributions made pursuant to the LLC Agreements upon the sale of 11,759,023 and 15,113,254 shares of CVR Energy common stock by CA and CA II, respectively, in February 2011.

During June 2011, payments were made under the Phantom Unit Plan I as follows: Mr. Lipinski ($1,320,948), Mr. Riemann ($575,380), Mr. Gross ($1,237,978) and Mr. Haugen ($477,969). These payments occurred due to distributions made pursuant to the LLC Agreement of CA LLC upon the sale of 7,988,179 shares of CVR Energy common stock by CA in May 2011.

Since the June 2011 payments, the Phantom Unit Plans have not been operative, and none of the named executive officers will receive any additional distributions from either Phantom Unit Plan.

Outstanding Equity Awards at 2011 Fiscal Year-End

This table reflects outstanding restricted stock awards held by the named executive officers as of December 31, 2011.

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John J. Lipinski	148,354	2,778,670
	148,222	2,776,198
	266,952	5,000,011

Edward A. Morgan	8,333	156,077
	12,722	238,283
	27,816	520,994
	27,668	518,222
	8,810	165,011

Stanley A. Riemann	46,361	868,342
	45,564	853,414
	79,419	1,487,518

Edmund S. Gross	5,089	95,317
	39,406	738,074
	30,479	570,872
	57,982	1,086,003

Robert W. Haugen	11,590	217,081
	10,870	203,595
	26,429	495,015

(1)	Represents shares of unvested restricted stock held by the named executive officers as of December 31, 2011. Restricted stock awards granted to the named executive officers pursuant to the LTIP are scheduled to become vested in equal installments on the first three anniversaries of the date of grant, provided the executives continue to serve as an employee of the Company on each such date, and subject to accelerated vesting under certain circumstances as described in more detail in the section titled “Change-in-Control and Termination Payments” below.

(2)	Amounts in this column reflect the market value of the shares of unvested restricted stock outstanding and held by each named executive officer as of December 31, 2011, calculated by multiplying the number of unvested shares by the closing market price of our common stock on the New York Stock Exchange on such date ($18.73 per share).

Equity Awards Vested During Fiscal Year 2011

This table reflects the portion of restricted stock awards granted pursuant to the LTIP that became vested during 2011, and equity awards granted by CA, CA II and CA III that became vested and were paid out during 2011.

	Equity Awards
Named Executive Officer	Number of Shares or Units Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
John J. Lipinski	74,178	(2)	1,946,431
	74,111	(2)	1,388,099
	315,818.5	(3)	6,650,807
	72,483.0	(3)	846,068
	315,518.5	(4)	8,514,615
	72,483.0	(4)	523,741
	219,378.0	(5)	662,522
	1,403,958.0	(6)	272,379
	1,422,332.0	(7)	1,048,569
	1,403,958.0	(8)	447,133
	1,422,332.0	(9)	1,342,146
	15,185.0	(10)	319,780
	15,185.0	(11)	426,802
	9,061.5	(12)	100,451
	9,061.5	(13)	73,390
Edward A. Morgan	8,333	(1)	160,577
	12,723	(1)	235,248
	13,909	(1)	364,972
	13,834	(1)	259,111
Stanley A. Riemann	23,181	(2)	608,269
	22,783	(2)	426,726
	140,185.5	(10)	2,952,160
	140,185.5	(11)	3,779,467
	75,000.0	(5)	226,500
	611,537.0	(6)	118,646
	619,535.0	(7)	456,734
	611,537.0	(8)	194,767
	619,535.0	(9)	584,611
	5,482.0	(10)	115,446
	5,482.0	(11)	154,082
Edmund S. Gross	5,089	(2)	94,096
	19,704	(2)	517,033
	15,240	(2)	285,445
	22,500.0	(5)	67,950
	1,315,793.0	(6)	255,273
	1,333,002.0	(7)	982,705
	1,315,793.0	(8)	419,052
	1,333,002.0	(9)	1,257,868
Robert W. Haugen	5,796	(2)	152,087
	5,435	(2)	101,798
	71,965.5	(10)	1,515,518
	71,965.5	(11)	1,940,224
	13,125.0	(5)	39,638
	508,019.0	(6)	98,557
	514,656.0	(7)	379,412
	508,019.0	(8)	161,790
	514,656.0	(9)	485,612
	2,814.0	(10)	59,259
	2,814.0	(11)	79,093

(1)	For shares of restricted stock that became vested during fiscal year 2011, the amounts reflected are calculated by multiplying the number of shares that became vested by the closing market price of our common stock on the New York Stock Exchange on the applicable vesting date. For equity awards granted by CA, CA II and CA III, the amounts reflected are the amounts of distributions received by the named executive officers upon the vesting event.

(2)	Represents shares of unvested restricted stock held by the named executive officers that became vested during fiscal year 2011,

(3)	Represents value units in CA that have been transferred to trusts for the benefit of members of Mr. Lipinski’s family.

(4)	Represents value units in CA II that have been transferred to trusts for the benefit of members of Mr. Lipinski’s family.

(5)	Represents profits interests (referred to as override units) in CA III.

(6)	Represents phantom service points under the Phantom Unit Plan I.

(7)	Represents phantom performance points under the Phantom Unit Plan I.

(8)	Represents phantom service points under the Phantom Unit Plan II.

(9)	Represents phantom performance points under the Phantom Unit Plan II.

(10)	Represents value units in CA.

(11)	Represents value units in CA II.

(12)	Represents operating units in CA that have been transferred to trusts for the benefit of members of Mr. Lipinski’s family.

(13)	Represents operating units in CA II that have been transferred to trusts for the benefit of members of Mr. Lipinski’s family.

Change-in-Control and Termination Payments

Under the terms of our named executive officers’ employment agreements, they may be entitled to severance and other benefits from the Company following the termination of their employment. The amounts of potential post-employment payments and benefits in the narrative and table below assume that the triggering event took place on December 31, 2011, are based upon salaries as of December 31, 2011 and assume the payment of bonuses at 100% of target.

John J. Lipinski.    If Mr. Lipinski’s employment is terminated either by the Company without cause and other than for disability or by Mr. Lipinski for good reason (as these terms are defined in his employment agreement), then in addition to any accrued amounts, including any base salary earned but unpaid through the date of termination, any earned but unpaid annual bonus for completed fiscal years, any unused accrued paid time off and any unreimbursed expenses (“Accrued Amounts”), Mr. Lipinski is entitled to receive as severance (a) salary continuation for 36 months (b) a pro-rata bonus for the year in which termination occurs, based on actual results and (c) the continuation of medical, dental, vision and life insurance benefits (“Welfare Benefits”) for 36 months at active-employee rates or until such time as Mr. Lipinski becomes eligible for such benefits from a subsequent employer. In addition, if Mr. Lipinski’s employment is terminated either by the Company without cause and other than for disability or by Mr. Lipinski for good reason (as these terms are defined in his employment agreement) within one year following a change in control (as defined in his employment agreements) or in specified circumstances prior to and in connection with a change in control, Mr. Lipinski will receive 1/12 of his target bonus for the year of termination for each month of the 36 month period during which he is entitled to severance.

If Mr. Lipinski’s employment is terminated as a result of his disability, then in addition to any Accrued Amounts and any payments to be made to Mr. Lipinski under disability plan(s), Mr. Lipinski is entitled to (a) disability payments equal to, in the aggregate, Mr. Lipinski’s base salary as in effect immediately before his disability (the estimated total amount of this payment is set forth in the relevant table below) and (b) a pro-rata bonus for the year in which termination occurs, based on actual results. Such supplemental disability payments will be made in installments for a period of 36 months from the date of disability. As a condition to receiving these severance payments and benefits, Mr. Lipinski must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. If Mr. Lipinski’s employment is terminated at any time by reason of his death, then in addition to any Accrued Amounts Mr. Lipinski’s beneficiary (or his estate) will be paid (a) the base salary Mr. Lipinski would have received had he remained employed through the remaining term of his employment agreement and (b) a pro-rata bonus for the year in which termination occurs, based on actual results. Notwithstanding the foregoing, the Company may, at its option, purchase insurance to cover the obligations with respect to either Mr. Lipinski’s supplemental disability payments or the payments due to Mr. Lipinski’s beneficiary or estate by reason of his death. Mr. Lipinski will be required to cooperate in obtaining such insurance. Upon a termination by reason of Mr. Lipinski’s retirement after reaching age 62, in addition to any Accrued Amounts, Mr. Lipinski will receive (a) continuation of Welfare Benefits for 36 months at active-employee rates or until such time as Mr. Lipinski becomes eligible for such benefits from a subsequent employer, (b) provision of an office at the Company’s headquarters and use of the Company’s facilities and administrative support, each at the Company’s expense, for 36 months and (c) a pro-rata bonus for the year in which termination occurs, based on actual results.

In the event that Mr. Lipinski is eligible to receive continuation of Welfare Benefits at active employee rates but is not eligible to continue to receive benefits under the Company’s plans pursuant to the terms of such plans or a determination by the insurance providers, the Company will use reasonable efforts to obtain individual insurance policies providing Mr. Lipinski with such benefits at the same cost to the Company as providing him with continued coverage under the Company’s plans. If such coverage cannot be obtained, the Company will pay Mr. Lipinski on a monthly basis during the relevant continuation period, an amount equal to the amount the Company would have paid had he continued participation in the Company’s plans.

If any payments or distributions due to Mr. Lipinski would be subject to the excise tax imposed under Section 4999 of the Code, then such payments or distributions will be “cut back” only if that reduction would be more beneficial to him on an after-tax basis than if there was no reduction. The estimated total amounts payable to Mr. Lipinski (or his beneficiary or estate in the event of death) in the event of termination of employment under the circumstances described above are set forth in the table below. Mr. Lipinski would solely be entitled to Accrued Amounts, if any, upon the termination of employment by the Company for cause, or by him voluntarily without good reason and not by reason of his retirement. The agreement requires Mr. Lipinski to abide by a perpetual restrictive covenant relating to non-disclosure. The agreement also includes covenants relating to non-solicitation and noncompetition during Mr. Lipinski’s employment term, and thereafter during the period he receives severance payments or supplemental disability payments, as applicable, or for one year following the end of the term (if no severance or disability payments are payable).

Edward A. Morgan, Stanley A. Riemann, Edmund S. Gross and Robert W. Haugen.    Pursuant to their employment agreements as in effect on December 31, 2011, if the employment of Messrs. Morgan, Riemann, Gross or Haugen is terminated either by the Company without cause and other than for disability or by the executive officer for good reason (as such terms are defined in their respective employment agreements), then these executive officers are entitled, in addition to any Accrued Amounts, to receive as severance (a) salary continuation for 12 months (18 months for Mr. Riemann), (b) a pro-rata bonus for the year in which termination occurs, based on actual results and (c) the continuation of Welfare Benefits for 12 months (18 months for Mr. Riemann) at active-employee rates or until such time as the executive officer becomes eligible for such benefits from a subsequent employer. In addition, if the employment of the named executive officers is terminated either by the Company without cause and other than for disability or by the executives for good reason (as these terms are defined in their employment agreements) within one year following a change in control (as defined in their employment agreements) or in specified circumstances prior to and in connection with a change in control, they are also entitled to receive additional benefits. For Messrs. Morgan, Riemann and Gross, the severance period and benefit continuation period is extended to 24 months for Messrs. Morgan and Gross and 30 months for Mr. Riemann and they will also receive monthly payments equal to 1/12 of their respective target bonuses for the year of termination during the 24 (or 30) month severance period. Mr. Haugen will receive monthly payments equal to 1/12 of his respective target bonus for the year of termination for 12 months. Upon a termination by reason of these executives’ employment upon retirement after reaching age 62, in addition to any Accrued Amounts, they will receive (a) a pro-rata bonus for the year in which termination occurs, based on actual results and (b) continuation of Welfare Benefits for 24 months at active-employee rates or until such time as they become eligible for such benefits from a subsequent employer.

In the event that Messrs. Morgan, Riemann, Gross and Haugen are eligible to receive continuation of Welfare Benefits at active-employee rates but are not eligible to continue to receive benefits under the Company’s plans pursuant to the terms of such plans or a determination by the insurance providers, the Company will use reasonable efforts to obtain individual insurance policies providing the executives with such benefits at the same cost to the Company as providing them with continued coverage under the Company’s plans. If such coverage cannot be obtained, the Company will pay the executives on a monthly basis during the relevant continuation period, an amount equal to the amount the Company would have paid had they continued participation in the Company’s plans.

As a condition to receiving these severance payments and benefits, the executives must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. The agreements provide that if any payments or distributions due to an executive officer would be subject to the excise tax imposed under Section 4999 of the Code, then such payments or distributions will be cut back only if that reduction would be more beneficial to the executive officer on an after-tax basis than if there were no reduction. These executive officers would solely be entitled to Accrued Amounts, if any, upon the termination of employment by the Company for cause, or by him voluntarily without good reason and not by reason of retirement, death or disability. The agreements require each of the executive officers to abide by a perpetual restrictive covenant relating to non-disclosure. The agreements also include covenants relating to non-solicitation and, except in the case of Mr. Gross, covenants relating to non-competition during their employment terms and for one year following the end of the terms.

The tables that follows reflects the severance that would have been paid to each of the 2011 named executive officers, had their employment been terminated under certain circumstances as of December 31, 2011. However, certain changes were made pursuant to the most recent amendment to Mr. Morgan’s employment agreement regarding payments and benefits in the event of a termination of his employment. If, after January 4, 2012, Mr. Morgan’s employment is terminated by CVR Energy without cause and other than for disability (as such terms are defined in his employment agreement) or if he resigns for any reason, then in addition to any Accrued Amounts, Mr. Morgan is entitled to receive (i) accelerated vesting of all unvested shares of restricted common stock then held by him, (ii) a pro-rata bonus for the year in which such termination or resignation occurs, based on actual results, and (iii) solely if Mr. Morgan’s employment is terminated by CVR Energy without cause and other than for disability, salary continuation until December 31, 2012. In addition, if after January 4, 2012, Mr. Morgan’s employment is terminated by CVR Energy without cause and other than for disability or if he resigns for good reason (in each case, as such terms are defined in his employment agreement) within one year following a change in control (as defined in his employment agreement) or in specified circumstances prior to and in connection with a change in control, then in addition to the amounts described above, Mr. Morgan is entitled to receive monthly payments of $9,167 during the 12-month period following such termination or resignation. In addition, the covenant relating to non-competition for Mr. Morgan was amended to only apply during his employment term and for 30 days thereafter.

	Cash Severance ($)					Benefit Continuation ($)
	Death	Disability	Retirement	Termination without Cause or with Good Reason		Death	Disability	Retirement	Termination without Cause or with Good Reason
				(1)	(2)				(1)	(2)
John J. Lipinski	4,950,000	4,950,000	2,250,000	4,950,000	11,700,000	—	—	53,078	53,078	53,078
Edward A. Morgan	—	—	402,000	737,000	1,876,000	—	—	29,280	14,640	29,280
Stanley A. Riemann	—	—	850,000	1,487,500	4,037,500	—	—	35,386	26,540	44,232
Edmund S. Gross	—	—	362,000	724,000	1,810,000	—	—	43,470	21,735	43,470
Robert W. Haugen	—	—	330,000	605,000	935,000	—	—	35,452	17,726	17,726

(1)	Severance payments and benefits in the event of termination without cause or resignation for good reason not in connection with a change in control.

(2)	Severance payments and benefits in the event of termination without cause or resignation for good reason in connection with a change in control.

Each of the named executive officers has been granted shares of restricted stock granted pursuant to the LTIP. In connection with joining the Company on May 14, 2009, Mr. Morgan was awarded 25,000 shares of restricted stock. On December 18, 2009, Mr. Morgan was granted 38,168 shares of restricted stock and Mr. Gross was awarded 15,268 shares of restricted stock. On July 16, 2010, Messrs. Lipinski, Morgan, Riemann, Gross and Haugen were granted 222,532, 41,725, 69,542, 59,110 and 17,386 shares of restricted stock, respectively. On December 31, 2010, Messrs. Lipinski, Morgan, Riemann, Gross and Haugen were granted 222,333, 41,502, 68,347, 45,719 and 16,305 shares of restricted stock, respectively. On December 30, 2011, Messrs. Lipinski, Morgan, Riemann, Gross and Haugen were granted 266,952, 8,810, 79,419, 57,982 and 26,429 shares of restricted stock, respectively. Subject to vesting requirements, the named executive officers are required to retain at least 50% of their respective shares for a period equal to the lesser of (a) three years, commencing with the date of the award, or (b) as long as such individual remains an officer or employee of the Company (or an affiliate). The named executive officers have the right to vote their shares of restricted stock immediately, although the shares are subject to transfer restrictions and vesting requirements that lapse in one-third annual increments beginning on the first anniversary of the date of grant, subject to immediate vesting under certain circumstances. The shares granted to Mr. Morgan in May 2009 become immediately vested in the event of his death or disability. All other grants of restricted stock become immediately vested in the event of the relevant named executive officer’s death, disability or retirement, or in the event of any of the following: (a) such named executive officer’s employment is terminated other than for cause within the one-year period following a change in control of the Company; (b) such named executive officer resigns from employment for good reason within the one year period following a change in control; or (c) such named executive officer’s employment is terminated under certain circumstances prior to a change in control. The terms disability, retirement, cause, good reason and change in control are all defined in the LTIP. In addition, in the event that Mr. Lipinski, Mr. Riemann, Mr. Gross or Mr. Haugen is terminated by the Company, or a subsidiary or division of the Company, without cause and other than for disability at any time on or following the date that the applicable executive officer reaches age 60, then such executive officer’s restricted stock will vest immediately. As of the date of this proxy statement, this acceleration provision would apply to Messrs. Lipinski, Riemann and Gross who were each at least 60 years old as of such date.

The following table reflects the value of accelerated vesting of the unvested restricted stock awards held by the named executive officers assuming the triggering event took place on December 31, 2011, and based on the closing price of the Company’s common stock as of such date, which was $18.73 per share.

	Value of Accelerated Vesting of Restricted Stock Awards ($)
	Death	Disability	Retirement	Termination without Cause or with Good Reason
				(1)	(2)
John J. Lipinski	10,554,879	10,554,879	10,554,879	10,554,879	10,554,879
Edward A. Morgan	1,598,587	1,598,587	1,598,587	—	1,598,587
Stanley A. Riemann	3,209,273	3,209,273	3,209,273	3,209,273	3,209,273
Edmund S. Gross	2,490,266	2,490,266	2,490,266	2,490,266	2,490,266
Robert W. Haugen	915,691	915,691	915,691	—	915,691

(1)	Termination without cause or resignation for good reason not in connection with a change in control. The values included for Messrs. Lipinski, Riemann and Gross reflect accelerated vesting by reason of termination without cause after such executive has reached age 60.

(2)	Termination without cause or resignation for good reason in connection with a change in control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

This section describes related party transactions between the Company and its directors, executive officers and 5% stockholders that occurred during the year ended December 31, 2011.

Transactions with Former 5% Owners

Funds affiliated with Kelso & Co. (the “Kelso Funds”) owned more than 5% of our common stock until May 26, 2011. Funds affiliated with Goldman, Sachs & Co. (the “Goldman Sachs Funds”) owned more than 5% of our common stock until February 8, 2011. Two employees of Goldman Sachs and two employees of Kelso & Co. were directors on our Board until May 2011; the two Goldman Sachs-affiliated directors and one of the Kelso-affiliated directors elected not to seek reelection to our Board at our 2011 annual meeting. In addition, the Goldman Sachs Funds and the Kelso Funds owned the managing general partner of the Partnership until April 2011, when the Partnership consummated its initial public offering. Two employees of Goldman Sachs and two employees of Kelso served as directors of the general partner of the Partnership until June 1, 2011, when the two Goldman Sachs-affiliated directors and one of the Kelso-affiliated directors resigned from the board of the general partner of the Partnership.

The Kelso Funds have not owned any of our common stock since May 26, 2011 and the Goldman Sachs Funds have not owned any of our common stock since February 8, 2011. The Goldman Sachs Funds and the Kelso Funds have not owned any interest in the Partnership since April 2011. There are currently no affiliates of Goldman Sachs on our Board or the board of the general partner of the Partnership. There is currently one employee of Kelso on our Board and no employees of Kelso on the board of the general partner of the Partnership.

Stockholders Agreement

In October 2007, we entered into a stockholders agreement with affiliates of the Kelso Funds and the Goldman Sachs Funds. Pursuant to this agreement, affiliates of the Kelso Funds and the Goldman Sachs Funds had rights to nominate directors to our Board so long as they owned more than a specified number of shares of common stock. Until May 26, 2011, the Kelso Funds had the right to nominate one director to our Board. The Kelso Funds and the Goldman Sachs Funds currently do not own any shares of common stock and, accordingly, they no longer have rights to nominate directors to our Board and the stockholders agreement is no longer in effect.

Registration Rights Agreement

In October 2007, we entered into a registration rights agreement with affiliates of the Kelso Funds and the Goldman Sachs Funds pursuant to which we were required to register the sale of our shares held by them on three occasions. Affiliates of the Kelso Funds and the Goldman Sachs Funds exercised these registration rights in February 2011 and affiliates of the Kelso Funds exercised these registration rights in May 2011.

The Company paid approximately $0.3 million in registration expenses in connection with a secondary offering that occurred in February 2011 for the benefit of the Kelso Funds and the Goldman Sachs Funds in accordance with the terms of the registration rights agreement. These amounts included registration and filing fees, printing fees, external accounting fees and external legal fees.

The Company paid approximately $0.4 million in registration expenses in connection with a secondary offering that occurred in May 2011 for the benefit of the Kelso Funds in accordance with the terms of the registration rights agreement. These amounts included registration and filing fees, printing fees, external accounting fees and external legal fees.

Prior Credit Facility

Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., until February of 2011 was one of the lenders under CRLLC’s prior credit facility, which was superseded by the Company’s new ABL credit facility entered into in February 2011. Goldman Sachs Credit Partners L.P. was also a joint lead arranger and bookrunner under such prior credit facility.

Money Market Account

CRLLC opened a highly liquid money market account with average maturities of less than 90 days with the Goldman Sachs Fund family in September 2008. CRLLC has maintained this account with the Goldman Sachs Fund family since that time. As of December 31, 2011, the balance in the account was zero. This account earned interest income of approximately $26,000 in 2011.

Initial Public Offering of CVR Partners

Goldman, Sachs & Co. was one of the representatives of the underwriters in connection with the initial public offering of CVR Partners, LP in April 2011.

CVR Partners Credit Facility

Goldman Sachs Lending Partners LLC is the administrative agent and collateral agent with respect to CVR Partners’ principal credit facility, which was entered into in April 2011. The credit facility includes a term loan facility of $125.0 million and a revolving credit facility of $25.0 million with an uncommitted incremental facility of up to $50.0 million which was undrawn as of December 31, 2011. The credit facility matures in April 2016.

CVR Partners Interest Rate Swap

On June 30 and July 1, 2011 the Partnership’s operating subsidiary entered into two floating-to-fixed interest rate swap agreements with J. Aron, an affiliate of Goldman, Sachs & Co., for the purpose of hedging the interest rate risk associated with a portion of its $125 million floating rate term debt which matures in April 2016. The aggregate notional amount covered under these agreements totals $62.5 million (split evenly between the two agreement dates) and commenced on August 12, 2011 and expires on February 12, 2016.

Related Party Transaction Policy

Our Board has adopted a Related Party Transaction Policy, which is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions involving us. This policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. The audit committee of our Board must review, approve and ratify a related party transaction if such transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, which the audit committee believes are no less favorable to us than could be obtained in an arms-length transaction with an unrelated third party, unless the audit committee otherwise determines that the transaction is not in our best interests. Any related party transaction or modification of such transaction which our Board has approved or ratified by the affirmative vote of a majority of directors, who do not have a direct or indirect material interest in such transaction, does not need to be approved or ratified by our audit committee. In addition, related party transactions involving compensation will be approved by our compensation committee in lieu of our audit committee.

In addition, the charter for the audit committee of our Board provides that the audit committee will review, approve and ratify transactions in which a potential conflict of interest exists or arises between the Company or any of its subsidiaries (including the general partner of the Partnership acting on its own behalf and not on behalf of the Partnership), on the one hand, and the Partnership or any of its subsidiaries, on the other hand.

Transactions with CVR Partners, LP

Background

In October 2007, prior to our Company’s initial public offering, we created the Partnership. We transferred our nitrogen fertilizer business to the Partnership. The Partnership initially had three partners: a managing general partner, CVR GP, LLC, which we owned; a special general partner, CVR Special GP, LLC, which we owned; and a limited partner, CRLLC. We sold the managing general partner for $10.6 million to Coffeyville Acquisition III LLC (“CA III”), a newly created entity owned by the Goldman Sachs Funds, the Kelso Funds, our executive officers, Magnetite Asset Investors III L.L.C. and other members of our management.

In connection with the creation of the Partnership in October 2007, CVR GP, LLC, as the managing general partner, CRLLC, as the limited partner and CVR Special GP, LLC, as a general partner, entered into a limited partnership agreement which set forth the various rights and responsibilities of the partners in the Partnership. In addition, we entered into a number of intercompany agreements with the Partnership and the managing general partner which regulated certain business relations among us, the Partnership and the managing general partner.

In April 2011, the Partnership consummated its initial public offering of common units representing limited partner interests. To effectuate the Partnership’s initial public offering, we entered into a new limited partnership agreement, entered into a series of new agreements and amended and restated certain of our existing intercompany agreements with the Partnership and CRNF as set forth below. These agreements were not the result of arm’s-length negotiations and the terms of these agreements are not necessarily at least as favorable to the parties to these agreements as terms which could have been obtained from unaffiliated third parties.

Contribution, Conveyance and Assumption Agreement (October 2007)

In October 2007, the Partnership entered into a contribution, conveyance and assumption agreement, or the contribution agreement, with the Partnership’s managing general partner, CVR Special GP, LLC (our subsidiary that held a general partner interest in the Partnership) and CRLLC (our subsidiary that held a limited partner interest in the Partnership). Pursuant to the contribution agreement, CRLLC transferred our subsidiary that owns the fertilizer business to the Partnership in exchange for (1) the issuance to CVR Special GP, LLC of 30,303,000 special GP units, representing a 99.9% general partner interest in the Partnership, (2) the issuance to CRLLC of 30,333 special LP units, representing a 0.1% limited partner interest in the Partnership, (3) the issuance to the managing general partner of the managing general partner interest in the Partnership and (4) the agreement by the Partnership, contingent upon the Partnership consummating an initial public or private offering, to reimburse us for capital expenditures we incurred during the two year period prior to the sale of the managing general partner to CA III, in connection with the operations of the fertilizer plant. The Partnership assumed all liabilities arising out of or related to the ownership of the fertilizer business to the extent arising or accruing on and after the date of transfer.

Amended and Restated Contribution, Conveyance and Assumption Agreement (April 2011)

Certain of our subsidiaries and affiliates entered into an amended and restated contribution, conveyance and assumption agreement with the Partnership and CRNF in order to facilitate the consummation of the Partnership’s initial public offering. Pursuant to this agreement, (1) the Partnership distributed all of its cash on hand, other than cash in respect of prepaid sales, to CRLLC, (2) CVR Special GP, LLC exchanged its 33,303,000 special GP units for a specified amount of the Partnership’s common units, (3) CRLLC exchanged its 30,333 special LP units for a specified amount of the Partnership’s common units, (4) CVR Special GP, LLC was merged with and into CRLLC, (5) the Partnership used the net proceeds of the initial public offering to repay

CRLLC in satisfaction of the Partnership’s obligation to reimburse CRLLC for certain capital expenditures CRLLC made with respect to the nitrogen fertilizer business ($18.4 million), to make a distribution to CRLLC ($117.1 million), and to redeem the Partnership’s incentive distribution rights (“IDRs”) from CVR GP, LLC ($26.0 million), with the remainder to be used for general corporate purposes, (6) CRLLC and CVR GP, LLC executed an amended and restated partnership agreement (as described in more detail below), (7) CVR GP, LLC distributed the proceeds it received from the redemption of the IDRs to CA III, and (8) CA III sold its interest in CVR GP, LLC to CRLLC.

Underwriting Agreement

In connection with the Partnership’s initial public offering, the Partnership, CVR GP, LLC, CRNF, CRLLC, and Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”), entered into an Underwriting Agreement on April 7, 2011. The Underwriting Agreement contained customary representations, warranties and agreements of the parties. The Partnership, CVR GP, LLC and CRNF agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Credit Agreement

At the closing of the Partnership’s initial public offering, the Partnership, through CRNF, entered into a Credit and Guaranty Agreement (the “Partnership Credit Agreement”), with the lenders party thereto and Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent. The Partnership Credit Agreement provides for (i) a term loan facility of $125.0 million, all of which was drawn at the closing of the Partnership’s initial public offering and (ii) a revolving credit facility of $25.0 million, none of which was drawn at the closing of the Partnership’s initial public offering. The Partnership Credit Agreement also includes an uncommitted incremental facility of up to $50.0 million. The Partnership Credit Agreement will mature in 2016. The Partnership Credit Agreement is unconditionally guaranteed by the Partnership and substantially all of the Partnership’s future, direct and indirect, domestic subsidiaries. All obligations under the Partnership Credit Agreement and the guarantees of those obligations are secured, subject to certain exceptions, by a security interest in substantially all of the assets of the Partnership and CRNF and all of the capital stock of CRNF and each domestic subsidiary owned by the Partnership or CRNF.

Pet Coke Supply Agreement

We are party to a pet coke supply agreement with the Partnership, dated as of October 2007, pursuant to which we supply pet coke to the Partnership. This agreement provides that we must deliver to the Partnership during each calendar year an annual required amount of pet coke equal to the lesser of (i) 100 percent of the pet coke produced at our Coffeyville, Kansas petroleum refinery or (ii) 500,000 tons of pet coke. The Partnership is obligated to purchase this annual required amount. If during a calendar month CVR Energy produces more than 41,667 tons of pet coke, then the Partnership will have the option to purchase the excess at the purchase price provided for in the agreement. If the Partnership declines to exercise this option, we may sell the excess to a third party.

The Partnership obtains most (over 70% on average during the last five years) of the pet coke it needs from our adjacent crude oil refinery pursuant to the pet coke supply agreement, and procures the remainder on the open market. The price the Partnership pays pursuant to the pet coke supply agreement is based on the lesser of a pet coke price derived from the price received for UAN, or the UAN-based price, and a pet coke price index. The UAN-based price begins with a pet coke price of $25 per ton based on a price per ton for UAN (exclusive of transportation cost), or netback price, of $205 per ton, and adjusts up or down $0.50 per ton for every $1.00 change in the netback price. The UAN-based price has a ceiling of $40 per ton and a floor of $5 per ton.

The Partnership also pays any taxes associated with the sale, purchase, transportation, delivery, storage or consumption of the pet coke. The Partnership will be entitled to offset any amount payable for the pet coke against any amount due from CVR Energy under the feedstock and shared services agreement between the parties. If the Partnership fails to pay an invoice on time, the Partnership will pay interest on the outstanding amount payable at a rate of three percent above the prime rate.

In the event CVR Energy delivers pet coke to the Partnership on a short term basis and such pet coke is off-specification on more than 20 days in any calendar year, there will be a price adjustment to compensate the Partnership and/or capital contributions will be made to the Partnership to allow the Partnership to modify its equipment to process the pet coke received. If CVR Energy determines that there will be a change in pet coke quality on a long-term basis, then it will be required to notify the Partnership of such change with at least three years’ notice. The Partnership will then determine the appropriate changes necessary to its nitrogen fertilizer plant in order to process such off-specification pet coke. CVR Energy will compensate the Partnership for the cost of making such modifications and/or adjust the price of pet coke on a mutually agreeable commercially reasonable basis.

The terms of the pet coke supply agreement provide benefits both to the Partnership and to us. The cost of the pet coke supplied by CVR Energy to the Partnership in most cases will be lower than the price which the Partnership otherwise would pay to third parties. The cost to the Partnership will be lower both because the actual price paid will be lower and because the Partnership will pay significantly reduced transportation costs (since the pet coke is supplied by an adjacent facility which will involve no freight or tariff costs). In addition, because the cost the Partnership pays will be formulaically related to the price received for UAN (subject to a UAN based price floor and ceiling), the Partnership will enjoy lower pet coke costs during periods of lower revenues regardless of the prevailing pet coke market.

In return for CVR Energy receiving a potentially lower price for pet coke in periods when the pet coke price is impacted by lower UAN prices, we enjoy the following benefits associated with the disposition of a low value by-product of the refining process: avoiding the capital cost and operating expenses associated with handling pet coke; enjoying flexibility in our crude slate and operations as a result of not being required to meet a specific pet coke quality; and avoiding the administration, credit risk and marketing fees associated with selling pet coke.

The Partnership may be obligated to provide security for its payment obligations under the agreement if in CVR Energy’s sole judgment there is a material adverse change in the Partnership’s financial condition or liquidity position or in the Partnership’s ability to make payments. This security shall not exceed an amount equal to 21 times the average daily dollar value of pet coke the Partnership purchases for the 90-day period preceding the date on which CVR Energy gives the Partnership notice that it has deemed that a material adverse change has occurred. Unless otherwise agreed by CVR Energy and the Partnership, the Partnership can provide such security by means of a standby or documentary letter of credit, prepayment, a surety instrument, or a combination of the foregoing. If the Partnership does not provide such security, CVR Energy may require the Partnership to pay for future deliveries of pet coke on a cash-on-delivery basis, failing which it may suspend delivery of pet coke until such security is provided and terminate the agreement upon 30 days’ prior written notice. Additionally, the Partnership may terminate the agreement within 60 days of providing security, so long as the Partnership provides five days’ prior written notice.

The agreement has an initial term of 20 years, which will be automatically extended for successive five year renewal periods. Either party may terminate the agreement by giving notice no later than three years prior to a renewal date. The agreement is also terminable by mutual consent of the parties or if a party breaches the agreement and does not cure within applicable cure periods. Additionally, the agreement may be terminated in some circumstances if substantially all of the operations at the nitrogen fertilizer plant or the Coffeyville, Kansas refinery are permanently terminated, or if either party is subject to a bankruptcy proceeding or otherwise becomes insolvent.

Either party may assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party’s lenders for collateral security purposes, or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the refinery or fertilizer plant, as applicable, in each case subject to applicable consent requirements.

The agreement contains an obligation to indemnify the other party and its affiliates against liability arising from breach of the agreement, negligence, or willful misconduct by the indemnifying party or its affiliates. The indemnification obligation will be reduced, as applicable, by amounts actually recovered by the indemnified party from third parties or insurance coverage. The agreement also contains a provision that prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages, from either party or certain affiliates.

The Partnership’s pet coke cost per ton purchased from CVR Energy averaged $28, $11 and $22 for the years ended December 31, 2011, 2010 and 2009, respectively. Total Partnership purchases of pet coke from CVR Energy were approximately $10.7 million, $4.0 million and $7.9 million for the years ended December 31, 2011, 2010 and 2009, respectively. Third-party pet coke prices averaged $45, $40 and $37 for the years ended December 31, 2011, 2010 and 2009, respectively. Total purchases of pet coke from third parties were approximately $6.2 million, $3.4 million and $5.0 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Amended and Restated Feedstock and Shared Services Agreement

We and the Partnership entered into a feedstock and shared services agreement in October 2007 and an amended and restated feedstock and shared services agreement in April 2011 in connection with the Partnership’s initial public offering. Under this agreement, we and the Partnership agreed to provide feedstock and other services to one another. These feedstocks and services are utilized in the respective production processes of CVR Energy’s Coffeyville, Kansas refinery and the Partnership’s nitrogen fertilizer plant. Feedstocks provided under the agreement include, among others, hydrogen, high-pressure steam, nitrogen, instrument air, oxygen and natural gas.

Pursuant to the feedstock agreement, we and the Partnership have the obligation to transfer excess hydrogen to one another. The Partnership is only obligated to provide hydrogen to CVR Energy upon demand if the hydrogen is not required for operation of the Partnership’s fertilizer plant, as determined in a commercially reasonable manner as based upon the Partnership’s current or anticipated operational needs. The feedstock agreement provides hydrogen supply and pricing terms for sales of hydrogen by both parties. Pricing for sales of hydrogen from the Partnership to CVR Energy is structured to make the Partnership whole as if it had used the hydrogen sold to CVR Energy to produce ammonia. After extended periods of time and in excess of certain quantity thresholds, pricing to CVR Energy reverts to a UAN pricing structure to make the Partnership whole, as if the Partnership had produced UAN for sale. Pricing for sales of hydrogen by CVR Energy to the Partnership is based off of the price of natural gas. The hydrogen sales that we and the Partnership make to each other are netted on a monthly basis, and we or the Partnership will be paid to the extent that either of us sells more hydrogen than purchased in any given month. For the years ended December 31, 2011, 2010 and 2009, CVR Energy purchased approximately $14.2 million, $0.1 million and $0.8 million, respectively, of hydrogen from the Partnership.

The agreement provides that both parties must deliver high-pressure steam to one another under certain circumstances. During the years ended December 31, 2011 and 2010 we purchased $0.3 million and $0.1 million of high-pressure steam from the Partnership, and during the year ended December 31, 2009 the Partnership purchased $0.2 million of high-pressure steam from CVR Energy.

The Partnership is also obligated to make available to CVR Energy any nitrogen produced by the Linde air separation plant that is not required for the operation of the nitrogen fertilizer plant, as determined by the

Partnership in a commercially reasonable manner. The price for the nitrogen is based on a cost of $0.035 cents per kilowatt hour, as adjusted to reflect changes in the Partnership’s electric bill. For the years ended December 31, 2011, 2010 and 2009, we paid the Partnership approximately $1.5 million, $0.8 million and $0.8 million, respectively, for nitrogen.

The agreement also provides that both we and the Partnership must deliver instrument air to one another in some circumstances. The Partnership must make instrument air available for purchase by us at a minimum flow rate, to the extent produced by the Linde air separation plant and available to it. The price for such instrument air is $18,000 per month, prorated according to the number of days of use per month, subject to certain adjustments, including adjustments to reflect changes in the Partnership’s electric bill. To the extent that instrument air is not available from the Linde air separation plant and is available from us, we are required to make instrument air available to the Partnership for purchase at a price of $18,000 per month, prorated according to the number of days of use per month, subject to certain adjustments, including adjustments to reflect changes in our electric bill.

The agreement provides a mechanism pursuant to which the Partnership may transfer a tail gas stream (which is otherwise flared) to CVR Energy, which installed a pipe between the Coffeyville, Kansas refinery and the nitrogen fertilizer plant to transfer the tail gas. The Partnership agreed to pay CVR Energy the cost of installing the pipe over the next three years and in the fourth year provide an additional 15% to cover the cost of capital.

With respect to oxygen requirements, the Partnership is obligated to provide oxygen produced by the Linde air separation plant and made available to it to the extent that such oxygen is not required for operation of the nitrogen fertilizer plant. The oxygen is required to meet certain specifications and is to be sold at a fixed price.

The agreement also addresses the means by which we and the Partnership obtain natural gas. Currently, natural gas is delivered to both the nitrogen fertilizer plant and the refinery pursuant to a contract between us and Atmos Energy Corp. (“Atmos”). Under the feedstock and shared services agreement, the Partnership reimburses us for natural gas transportation and natural gas supplies purchased on its behalf. At our request, or at the request of the Partnership, in order to supply the Partnership with natural gas directly, both parties will be required to use their commercially reasonable efforts to (i) add the Partnership as a party to the current contract with Atmos or reach some other mutually acceptable accommodation with Atmos whereby both we and the Partnership would each be able to receive, on an individual basis, natural gas transportation service from Atmos on similar terms and conditions as set forth in the current contract, and (ii) purchase natural gas supplies on their own account.

The agreement also addresses the allocation of various other feedstocks, services and related costs between the parties. Sour water, water for use in fire emergencies, finished product tank capacity, costs associated with security services, and costs associated with the removal of excess sulfur are all allocated between the two parties by the terms of the agreement. The agreement also requires the Partnership to reimburse us for utility costs related to a sulfur processing agreement between us and Tessenderlo Kerley, Inc. (“Tessenderlo Kerley”). The Partnership has a similar agreement with Tessenderlo Kerley. Otherwise, costs relating to both our and the Partnership’s existing agreements with Tessenderlo Kerley are allocated equally between the two parties except in certain circumstances.

The parties may temporarily suspend the provision of feedstocks or services pursuant to the terms of the agreement if repairs or maintenance are necessary on applicable facilities. Additionally, the agreement imposes minimum insurance requirements on the parties and their affiliates.

The agreement has an initial term of 20 years and will be automatically extended for successive five-year renewal periods. Either party may terminate the agreement, effective upon the last day of a term, by giving notice no later than three years prior to a renewal date. The agreement will also be terminable by mutual consent of the parties or if one party breaches the agreement and does not cure within applicable cure periods and the breach materially and adversely affects the ability of the terminating party to operate its facility. Additionally, the agreement may be terminated in some circumstances if substantially all of the operations at the nitrogen fertilizer plant or the Coffeyville, Kansas refinery are permanently terminated, or if either party is subject to a bankruptcy proceeding, or otherwise becomes insolvent.

Either party is entitled to assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party’s lenders for collateral security purposes, or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the refinery or fertilizer plant, as applicable, in each case subject to applicable consent requirements. The agreement contains an obligation to indemnify the other party and its affiliates against liability arising from breach of the agreement, negligence, or willful misconduct by the indemnifying party or its affiliates. The indemnification obligation will be reduced, as applicable, by amounts actually recovered by the indemnified party from third parties or insurance coverage. The agreement also contains a provision that prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages from either party or certain affiliates.

Raw Water and Facilities Sharing Agreement

We entered into a raw water and facilities sharing agreement with the Partnership in October 2007 which (i) provides for the allocation of raw water resources between our Coffeyville, Kansas refinery and the Partnership’s nitrogen fertilizer plant and (ii) provides for the management of the water intake system (consisting primarily of a water intake structure, water pumps, meters and a short run of piping between the intake structure and the origin of the separate pipes that transport the water to each facility) which draws raw water from the Verdigris River for both our Coffeyville, Kansas facility and the Partnership’s nitrogen fertilizer plant. This agreement provides that a water management team consisting of one representative from each party to the agreement will manage the Verdigris River water intake system. The water intake system is owned and operated by us. The agreement provides that both companies have an undivided one-half interest in the water rights which will allow the water to be removed from the Verdigris River for use at our Coffeyville, Kansas refinery and the Partnership’s nitrogen fertilizer plant.

The agreement provides that both the Partnership’s nitrogen fertilizer plant and our Coffeyville, Kansas refinery are entitled to receive sufficient amounts of water from the Verdigris River each day to enable them to conduct their businesses at their appropriate operational levels. However, if the amount of water available from the Verdigris River is insufficient to satisfy the operational requirements of both facilities, then such water shall be allocated between the two facilities on a prorated basis. This prorated basis will be determined by calculating the percentage of water used by each facility over the two calendar years prior to the shortage, making appropriate adjustments for any operational outages involving either of the two facilities.

Costs associated with operation of the water intake system and administration of water rights are also allocated on a prorated basis, calculated by CVR Energy based on the percentage of water used by each facility during the calendar year in which such costs are incurred. However, in certain circumstances, such as where one party bears direct responsibility for the modification or repair of the water pumps, one party will bear all costs associated with such activity. Additionally, the Partnership must reimburse CVR Energy for electricity required to operate the water pumps on a prorated basis that is calculated monthly.

Either the Partnership or CVR Energy is entitled to terminate the agreement by giving at least three years’ prior written notice. Between the time that notice is given and the termination date, CVR Energy must cooperate with the Partnership to allow the Partnership to build its own water intake system on the Verdigris River to be used for supplying water to the nitrogen fertilizer plant. CVR Energy is required to grant easements and access over its property so that the Partnership can construct and utilize such new water intake system, provided that no such easements or access over CVR Energy’s property shall have a material adverse affect on its business or operations at the refinery. The Partnership will bear all costs and expenses for such construction if it is the party that terminated the original water sharing agreement. If CVR Energy terminates the original water sharing agreement, the Partnership may either install a new water intake system at its own expense, or require CVR

Energy to sell the existing water intake system to the Partnership for a price equal to the depreciated book value of the water intake system as of the date of transfer.

Either party may assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party’s lenders for collateral security purposes, or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the refinery or fertilizer plant, as applicable, in each case subject to applicable consent requirements. The parties may obtain injunctive relief to enforce their rights under the agreement. The agreement contains an obligation to indemnify the other party and its affiliates against liability arising from breach of the agreement, negligence, or willful misconduct by the indemnifying party or its affiliates. The indemnification obligation will be reduced, as applicable, by amounts actually recovered by the indemnified party from third parties or insurance coverage. The agreement also contains a provision that prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages from either party or certain affiliates.

The term of the agreement is perpetual unless (1) the agreement is terminated by either party upon three years’ prior written notice in the manner described above or (2) the agreement is otherwise terminated by the mutual written consent of the parties.

Amended and Restated Cross-Easement Agreement

We entered into a cross-easement agreement with the Partnership in October 2007 and an amended and restated cross-easement agreement in April 2011 in connection with the Partnership’s initial public offering. The purpose of the agreement is to enable both the Company and the Partnership to access and utilize each other’s land in certain circumstances in order to operate our respective businesses. The agreement grants easements for the benefit of both parties and establishes easements for operational facilities, pipelines, equipment, access and water rights, among other easements. The intent of the agreement is to structure easements that provide flexibility for both parties to develop their respective properties, without depriving either party of the benefits associated with the continuous reasonable use of the other party’s property.

The agreement provides that facilities located on each party’s property will generally be owned and maintained by the property-owning party; provided, however, that in certain specified cases where a facility that benefits one party is located on the other party’s property, the benefited party will have the right to use, and will be responsible for operating and maintaining, the overlapping facility.

The easements granted under the agreement are non-exclusive to the extent that future grants of easements do not interfere with easements granted under the agreement. The duration of the easements granted under the agreement will vary, and some will be perpetual. Easements pertaining to certain facilities that are required to carry out the terms of the Partnership’s other agreements with CVR Energy will terminate upon the termination of such related agreements.

The agreement contains an obligation to indemnify, defend and hold harmless the other party against liability arising from negligence or willful misconduct by the indemnifying party. The agreement also requires the parties to carry minimum amounts of employer’s liability insurance, commercial general liability insurance, and other types of insurance. If either party transfers its fee simple ownership interest in the real property governed by the agreement, the new owner of the real property will be deemed to have assumed all of the obligations of the transferring party under the agreement, except that the transferring party will retain liability for all obligations under the agreement which arose prior to the date of transfer.

Amended and Restated Lease Agreement

We entered into a lease agreement with the Partnership in October 2007 under which we lease certain office and laboratory space to the Partnership. This agreement was amended and restated in April 2011 in connection with the Partnership’s initial public offering. The initial term of the lease will expire in October 2017, provided, however, that the Partnership may terminate the lease at any time during the initial term by providing 180 days prior written notice. In addition, the Partnership has the option to renew the lease agreement for up to five additional one-year periods by providing CVR Energy with notice of renewal at least 60 days prior to the expiration of the then existing term. For the year ended December 31, 2011, the total amount paid or payable to us in accordance with the lease agreement was $0.1 million.

Environmental Agreement

We entered into an environmental agreement with the Partnership in October 2007 which provides for certain indemnification and access rights in connection with environmental matters affecting our Coffeyville, Kansas refinery and the Partnership’s nitrogen fertilizer plant.

To the extent that one party’s property experiences environmental contamination due to the activities of the other party and the contamination is known at the time the agreement was entered into, the contaminating party is required to implement all government-mandated environmental activities relating to the contamination, or else indemnify the property-owning party for expenses incurred in connection with implementing such measures.

To the extent that liability arises from environmental contamination that is caused by us but is also commingled with environmental contamination caused by the Partnership, we may elect in our sole discretion and at our own cost and expense to perform government-mandated environmental activities relating to such liability, subject to certain conditions and provided that we will not waive any rights to indemnification or compensation otherwise provided for in the agreement.

The agreement also addresses situations in which a party’s responsibility to implement such government-mandated environmental activities as described above may be hindered by the property-owning party’s creation of capital improvements on the property. If a contaminating party bears such responsibility but the property-owning party desires to implement a planned and approved capital improvement project on its property, the parties must meet and attempt to develop a soil management plan together. If the parties are unable to agree on a soil management plan 30 days after receiving notice, the property-owning party may proceed with its own commercially reasonable soil management plan. The contaminating party is responsible for the costs of disposing of hazardous materials pursuant to such plan.

If the property-owning party needs to do work that is not a planned and approved capital improvement project but is necessary to protect the environment, health, or the integrity of the property, other procedures will be implemented. If the contaminating party still bears responsibility to implement government-mandated environmental activities relating to the property and the property-owning party discovers contamination caused by the other party during work on the capital improvement project, the property-owning party will give the contaminating party prompt notice after discovery of the contamination and will allow the contaminating party to inspect the property. If the contaminating party accepts responsibility for the contamination, it may proceed with government-mandated environmental activities relating to the contamination and it will be responsible for the costs of disposing of hazardous materials relating to the contamination. If the contaminating party does not accept responsibility for such contamination or fails to diligently proceed with government-mandated environmental activities related to the contamination, then the contaminating party must indemnify and reimburse the property-owning party upon the property-owning party’s demand for costs and expenses incurred by the property-owning party in proceeding with such government-mandated environmental activities.

Either party is entitled to assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party’s lenders for collateral security purposes, or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the refinery or fertilizer plant, as applicable, in each case subject to applicable consent requirements. The agreement has a term of at least 20 years or for so long as the feedstock and shared services agreement is in force, whichever is longer. The agreement also contains a provision that prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages, from either party or certain of its affiliates.

The agreement also provides for indemnification in the case of contamination or releases of hazardous materials that are present but unknown at the time the agreement is entered into to the extent such contamination or releases are identified in reasonable detail through October 2012. The agreement further provides for indemnification in the case of contamination or releases that occur subsequent to the execution of the agreement. If one party causes such contamination or release on the other party’s property, the latter party must notify the contaminating party, and the contaminating party must take steps to implement all government-mandated environmental activities relating to the contamination, or else indemnify the property-owning party for the costs associated with doing such work.

The agreement also grants each party reasonable access to the other party’s property for the purpose of carrying out obligations under the agreement. However, both parties must keep certain information relating to the environmental conditions on the properties confidential. Furthermore, both parties are prohibited from investigating soil or groundwater conditions except as required for government-mandated environmental activities, in responding to an accidental or sudden contamination of certain hazardous materials, or in connection with implementation of the Partnership’s comprehensive pet coke management plan.

The agreement provided for the development of a comprehensive pet coke management plan that established procedures for the management of pet coke and the identification of significant pet coke-related contamination. Also, the parties agreed to indemnify and defend one another and each other’s affiliates against liabilities arising under the pet coke management plan or relating to a failure to comply with or implement the pet coke management plan.

Amended and Restated Omnibus Agreement

We entered into an omnibus agreement the Partnership in October 2007 and an amended and restated omnibus agreement in April 2011 in connection with the Partnership’s initial public offering.

Under the omnibus agreement, we have agreed not to, and will cause our controlled affiliates other than the Partnership not to, engage in, whether by acquisition or otherwise, the production, transportation or distribution, on a wholesale basis, of fertilizer in the contiguous United States, or a fertilizer restricted business, for so long as we and certain of our affiliates continue to own at least 50% of the Partnership’s outstanding units. The restrictions do not apply to:

•

any fertilizer restricted business acquired as part of a business or package of assets if a majority of the value of the total assets or business acquired is not attributable to a fertilizer restricted business, as determined in good faith by our board of directors; however, if at any time we complete such an acquisition, we must, within 365 days of the closing of the transaction, offer to sell the fertilizer-related assets to the Partnership for their fair market value plus any additional tax or other similar costs that would be required to transfer the fertilizer-related assets to the Partnership separately from the acquired business or package of assets;

•

engaging in any fertilizer restricted business subject to the offer to the Partnership described in the immediately preceding bullet point pending the Partnership’s determination whether to accept such offer and pending the closing of any offers that the Partnership accepts;

•	engaging in any fertilizer restricted business if the Partnership has previously advised us that it has elected not to acquire such business; or

•	acquiring up to 9.9% of any class of securities of any publicly traded company that engages in any fertilizer restricted business.

Under the omnibus agreement, the Partnership has agreed not to, and will cause its controlled affiliates not to, engage in, whether by acquisition or otherwise, (i) the ownership or operation within the United States of any refinery with processing capacity greater than 20,000 bpd whose primary business is producing transportation fuels or (ii) the ownership or operation outside the United States of any refinery, regardless of its processing capacity or primary business, or a refinery restricted business, in either case, for so long as we and certain of our affiliates continue to own at least 50% of the Partnership’s outstanding units. The restrictions will not apply to:

•

any refinery restricted business acquired as part of a business or package of assets if a majority of the value of the total assets or business acquired is not attributable to a refinery restricted business, as determined in good faith by the Partnership’s general partner’s board of directors; however, if at any time the Partnership completes such an acquisition, it must, within 365 days of the closing of the transaction, offer to sell the refinery-related assets to us for their fair market value plus any additional tax or other similar costs that would be required to transfer the refinery-related assets to us separately from the acquired business or package of assets;

•

engaging in any refinery restricted business subject to the offer to us described in the immediately preceding bullet point pending our determination whether to accept such offer and pending the closing of any offers we accept;

•	engaging in any refinery restricted business if we have previously advised the Partnership that we have elected not to acquire or seek to acquire such business; or

•	acquiring up to 9.9% of any class of securities of any publicly traded company that engages in any refinery restricted business.

Under the omnibus agreement, the Partnership has also agreed that we will have a preferential right to acquire any assets or group of assets that do not constitute assets used in a fertilizer restricted business. In determining whether to exercise any preferential right under the omnibus agreement, we will be permitted to act in our sole discretion, without any fiduciary obligation to the Partnership or its unitholders whatsoever. These obligations will continue so long as we own the majority of the Partnership’s general partner directly or indirectly.

Amended and Restated Services Agreement

We entered into a services agreement with the Partnership and the managing general partner of the Partnership in October 2007 pursuant to which we provided certain management and other services to the Partnership and the managing general partner of the Partnership. Under this agreement, the managing general partner of the Partnership engaged us to conduct the day-to-day business operations of the Partnership. This agreement was amended and restated in April 2011 in connection with the Partnership’s initial public offering.

We provide the Partnership with the following services under the agreement, among others:

•

services by our employees in capacities equivalent to the capacities of corporate executive officers, except that those who serve in such capacities under the agreement shall serve the Partnership on a shared, part-time basis only, unless we and the Partnership agree otherwise;

•	administrative and professional services, including legal, accounting services, human resources, insurance, tax, credit, finance, government affairs and regulatory affairs;

•	management of the property of the Partnership and the property of the Partnership’s operating subsidiary in the ordinary course of business;

•

recommendations on capital raising activities to the board of directors of the general partner of the Partnership, including the issuance of debt or equity interests, the entry into credit facilities and other capital market transactions;

•	managing or overseeing litigation and administrative or regulatory proceedings, and establishing appropriate insurance policies for the Partnership and providing safety and environmental advice;

•	recommending the payment of distributions; and

•	managing or providing advice for other projects, including acquisitions, as may be agreed by us and the general partner of the Partnership from time to time.

As payment for services provided under the agreement, the Partnership, the general partner of the Partnership, or CRNF, the Partnership’s operating subsidiary, must pay us (i) all costs incurred by us in connection with the employment of our employees, other than administrative personnel, who provide services to the Partnership under the agreement on a full-time basis, but excluding share-based compensation; (ii) a prorated share of costs incurred by us in connection with the employment of our employees, including administrative personnel, who provide services to the Partnership under the agreement on a part-time basis, but excluding share-based compensation, and such prorated share shall be determined by us on a commercially reasonable basis, based on the percent of total working time that such shared personnel are engaged in performing services for the Partnership; (iii) a prorated share of certain administrative costs, including office costs, services by outside vendors, other sales, general and administrative costs and depreciation and amortization; and (iv) various other administrative costs in accordance with the terms of the agreement, including travel, insurance, legal and audit services, government and public relations and bank charges. The Partnership must pay us within 15 days for invoices we submit under the agreement.

The Partnership and its general partner are not required to pay any compensation, salaries, bonuses or benefits to any of our employees who provide services to the Partnership or its general partner on a full-time or part-time basis; we will continue to pay their compensation. However, personnel performing the actual day-to-day business and operations at the nitrogen fertilizer plant level will be employed directly by the Partnership and its subsidiaries and the Partnership will bear all personnel costs for these employees.

Either we or the Partnership’s general partner may temporarily or permanently exclude any particular service from the scope of the agreement upon 180 days’ notice. We also have the right to delegate the performance of some or all of the services to be provided pursuant to the agreement to one of our affiliates or any other person or entity, though such delegation does not relieve us from our obligations under the agreement. Beginning April 13, 2012, either we or the Partnership’s general partner may terminate the agreement upon at least 180 days’ notice, but not more than one year’s notice. Furthermore, the Partnership’s general partner may terminate the agreement immediately if we become bankrupt, or dissolve and commence liquidation or winding-up.

In order to facilitate the carrying out of services under the agreement, we and our affiliates, on the one hand, and the Partnership, on the other, have granted one another certain royalty-free, non-exclusive and non-transferable rights to use one another’s intellectual property under certain circumstances.

The agreement also contains an indemnity provision whereby the Partnership, the Partnership’s general partner, and CRNF, as indemnifying parties, agree to indemnify us and our affiliates (other than the indemnifying parties themselves) against losses and liabilities incurred in connection with the performance of services under the agreement or any breach of the agreement, unless such losses or liabilities arise from a breach of the agreement by us or other misconduct on our part, as provided in the agreement. The agreement also contains a provision stating that we are an independent contractor under the agreement and nothing in the agreement may be construed to impose an implied or express fiduciary duty owed by us, on the one hand, to the recipients of services under the agreement, on the other hand. The agreement prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages from us or certain affiliates, except in cases of gross negligence, willful misconduct, bad faith, reckless disregard in performance of services under the agreement, or fraudulent or dishonest acts on our part.

For the year ended December 31, 2011, the total amount paid or payable to us pursuant to the services agreement was approximately $7.5 million.

GP Services Agreement

We are party to a GP Services Agreement dated November 29, 2011 between us, CVR GP, LLC and the Partnership. This agreement allows us to engage CVR GP, LLC, in its capacity as the Partnership’s general partner, to provide us with (i) business development and related services and (ii) advice or recommendations for such other projects as may be agreed between us and the Partnership’s general partner from time to time. As payment for services provided under the agreement, we must pay a prorated share of costs incurred by the Partnership or the Partnership’s general partner in connection with the employment of Partnership employees who provide us services on a part-time basis, as determined by the Partnership’s general partner on a commercially reasonable basis based on the percentage of total working time that such shared personnel are engaged in performing services for CVR Energy. Pursuant to this GP Services Agreement, one of the Partnership’s executive officers has performed business development services for CVR Energy from time to time.

CVR Energy is not required to pay any compensation, salaries, bonuses or benefits to any of the Partnership’s general partner’s employees who provide services to CVR Energy on a full-time or part-time basis; the Partnership will continue to pay their compensation.

Either CVR Energy or the Partnership’s general partner may temporarily or permanently exclude any particular service from the scope of the agreement upon 180 days’ notice. The Partnership’s general partner also has the right to delegate the performance of some or all of the services to be provided pursuant to the agreement to one of its affiliates or any other person or entity, though such delegation does not relieve the Partnership’s general partner from its obligations under the agreement. Either CVR Energy or the Partnership’s general partner may terminate the agreement upon at least 180 days’ notice, but not more than one year’s notice. Furthermore, CVR Energy may terminate the agreement immediately if the Partnership or its general partner become bankrupt, or dissolve and commence liquidation or winding-up.

The amount incurred under the GP Services Agreement for the year ended December 31, 2011 was approximately $0.3 million, of which $0 was outstanding as of December 31, 2011.

Trademark License Agreement

In connection with the Partnership’s initial public offering, we entered into a trademark license agreement with the Partnership pursuant to which we granted to the Partnership a non-exclusive and non-transferrable (without our prior written consent) license to use the CVR Partners and Coffeyville Resources logos in connection with its business. The Partnership agreed to use the marks only in the form and manner and with appropriate legends as prescribed from time to time by CVR Energy, and CVR Energy agreed that the nature and quality of the business that uses the marks will conform to standards currently applied by CVR Partners. Either party can terminate the license with 60 days’ prior notice.

Amended and Restated Registration Rights Agreement

We entered into a registration rights agreement with the Partnership in October 2007 pursuant to which the Partnership was required to register the sale of our units (as well as any common units issuable upon conversion of units held by us). In connection with the Partnership’s initial pubic offering, CRLLC, our wholly-owned subsidiary, entered into an amended and restated registration rights agreement with the Partnership, pursuant to which the Partnership may be required to register the sale of the Partnership common units CRLLC holds.

Under the registration rights agreement, CRLLC has the right to request that the Partnership register the sale of common units held by CRLLC on six occasions, including requiring the Partnership to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period. In addition, CRLLC and its permitted transferees have the ability to exercise certain piggyback registration rights with respect to their securities if the Partnership elects to register any of its equity interests. The registration rights agreement also includes provisions dealing with holdback agreements, indemnification and contribution, and allocation of expenses. All of the Partnership common units held by CRLLC and any permitted transferee will be entitled to these registration rights, except that the demand registration rights may only be transferred in whole and not in part.

Limited Partnership Agreement

In October 2007, the managing general partner, the special general partner and the limited partner entered into the first amended and restated limited partnership agreement of CVR Partners, LP to govern the relations among the parties. In connection with the Partnership’s initial public offering, CVR GP, LLC and CRLLC entered into the second amended and restated agreement of limited partnership of the Partnership. The following description of certain terms of the second amended and restated limited partnership agreement is qualified by reference to the terms of the actual partnership agreement, which has been filed with the SEC on a current report on Form 8-K.

Description of Partnership Interests

The limited partnership agreement provides for two types of partnership interests: (1) common units representing limited partner interests and (2) a non-economic general partner interest, which is held by CVR GP, LLC, as the Partnership’s general partner.

Common units.    The common units represent limited partner interests in the Partnership and entitle holders to participate in partnership distributions and allocations and exercise the rights and privileges provided to limited partners under the Partnership’s partnership agreement.

General partner interest.    The general partner interest, which is held solely by the Partnership’s general partner, entitles the holder to manage the business and operations of the Partnership, but does not entitle the holder to participate in Partnership distributions or allocations. The Partnership’s general partner can be sold without the consent of other partners in the Partnership.

Management of the Partnership

The Partnership’s general partner manages the Partnership’s operations and activities as specified in the partnership agreement. As of December 31, 2011, the board of directors of the general partner consisted of John J. Lipinski, Byron R. Kelley, Stanley A. Riemann, Donna R. Ecton, Frank M. Muller, Jr., Mark A. Pytosh and Jon R. Whitney. Actions by the general partner that are made in its individual capacity will be made by CRLLC as the sole member of the general partner and not by its board of directors. The general partner is not elected by the unitholders and is not subject to re-election on a regular basis in the future. The officers of the general partner will manage the day-to-day affairs of the Partnership’s business.

Cash Distributions by the Partnership

The Partnership will make cash distributions to holders of common units pursuant to the Partnership’s general partner’s determination of the amount of available cash for the applicable quarter, which will then be distributed to holders of common units, pro rata; provided, however, that the partnership agreement allows the Partnership to issue an unlimited number of additional equity interests of equal or senior rank. The partnership agreement permits the Partnership to borrow to make distributions, but it is not required, and does not intend, to do so. The Partnership does not have a legal obligation to pay distributions in any quarter, and the amount of distributions paid under the Partnership’s cash distribution policy and the decision to make any distributions is determined by the board of directors of the general partner.

Voting Rights

The partnership agreement provides that various matters require the approval of a “unit majority.” A unit majority requires the approval of a majority of the common units. In voting their units, the Partnership’s general partner and its affiliates will have no fiduciary duty or obligation whatsoever to the Partnership or the limited partners, including any duty to act in good faith or in the best interests of the Partnership and its limited partners.

The following is a summary of the vote requirements specified for certain matters under the partnership agreement:

•	Issuance of additional units: no approval right.

•

Amendment of the partnership agreement:    certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority.

•	Merger of the Partnership or the sale of all or substantially all of the Partnership’s assets: unit majority in certain circumstances.

•	Dissolution of the Partnership: unit majority.

•	Continuation of the Partnership upon dissolution: unit majority.

•

Withdrawal of the general partner:    under most circumstances, a unit majority, excluding common units held by the Partnership’s general partner and its affiliates, is required for the withdrawal of the general partner prior to March 31, 2021.

•	Removal of the general partner: not less than 66 2/3% of the outstanding units including units held by the general partner and its affiliates.

•

Transfer of the general partner’s general partner interest:    the general partner may transfer all, but not less than all, of its general partner interest in the Partnership without a vote of any unitholders to an affiliate or to another person (other than an individual) in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding units, excluding units held by the general partner and its affiliates, voting as a class, is required in other circumstances for a transfer of the general partner interest to a third party prior to March 31, 2021.

•	Transfer of ownership interests in the general partner: no approval required at any time.

Call Right

If at any time the general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, the general partner will have the right, which it may assign in whole or in part to any of its affiliates or to the Partnership, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons, as of a record date to be selected by the general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of such an acquisition will be the greater of (1) the highest price paid by the general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which the general partner first mails notice of its election to purchase those limited partner interests and (2) the average of the daily closing prices of the limited partner interests over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed.

Conflicts of Interest

Under the partnership agreement the general partner will not be in breach of its obligations under the partnership agreement or its duties to the Partnership or its unitholders (including us) if the resolution of a conflict of interest is either (1) approved by the conflicts committee of the board of directors of the general partner, although the general partner is not obligated to seek such approval, (2) approved by the vote of a majority of the outstanding common units, excluding any common units owned by the general partner or any of its affiliates, although the general partner is not obligated to seek such approval, (3) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties; or (4) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to the Partnership.

In addition to the provisions described above, the partnership agreement contains provisions that restrict the remedies available to the Partnership’s unitholders for actions that might otherwise constitute breaches of fiduciary duty. For example:

•

The partnership agreement permits the general partner to make a number of decisions in its individual capacity, as opposed to its capacity as general partner, thereby entitling the general partner to consider only the interests and factors that it desires and imposes no duty or obligation on the general partner to give any consideration to any interest of, or factors affecting, the Partnership, its affiliates, any limited partner or the common unitholders.

•

The partnership agreement provides that the general partner shall not have any liability to the Partnership or its unitholders for decisions made in its capacity as general partner so long as it acted in good faith, meaning it believed that the decision was in the best interests of the Partnership.

•

The partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of the general partner and not involving a vote of unitholders must be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to the Partnership, as determined by the general partner in good faith and that, in determining whether a transaction or resolution is “fair and reasonable,” the general partner may consider the totality of the relationships between the parties involved, including other transactions that may be particularly advantageous or beneficial to the Partnership.

•

The partnership agreement provides that the general partner and its officers and directors will not be liable for monetary damages to the Partnership or its limited partners for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or its officers or directors acted in bad faith or engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that the conduct was criminal.

•

The partnership agreement provides that in resolving conflicts of interest, it will be presumed that in making its decision, the general partner or its conflicts committee acted in good faith and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

The partnership agreement contains various provisions modifying and restricting the fiduciary duties that might otherwise be owed by the general partner. The Partnership has adopted these provisions to allow the Partnership’s general partner or its affiliates to engage in transactions with the Partnership that would otherwise be prohibited by state law fiduciary standards and to take into account the interests of other parties in addition to the Partnership’s interests when resolving conflicts of interest. Without such modifications, such transactions could result in violations of the Partnership’s general partner’s state law fiduciary duty standards.

•

Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

•

The partnership agreement contains provisions that waive or consent to conduct by the Partnership’s general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, the partnership agreement provides that when the general partner is acting in its capacity as a general partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, when the general partner is acting in its individual capacity, as opposed to in its capacity as a general partner, it may act without any fiduciary obligation to the Partnership or the unitholders whatsoever. These contractual standards reduce the obligations to which the Partnership’s general partner would otherwise be held.

•

The partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of the Partnership’s general partner must be (1) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (2) “fair and reasonable” to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership).

•

If the Partnership’s general partner does not seek approval from the conflicts committee of its board of directors or the common unitholders and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet point above, then it will be presumed that, in making its decision, the board of directors of the general partner, which may include board members affected by the conflict of interest, acted in good faith and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which the Partnership’s general partner would otherwise be held.

•

Delaware law generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its fiduciary duties or of our partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of it and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

•

In addition to the other more specific provisions limiting the obligations of the Partnership’s general partner, the partnership agreement further provides that the Partnership’s general partner and its officers and directors will not be liable for monetary damages to the Partnership or its limited partners for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that such person’s conduct was unlawful.

Distributions of the Proceeds of the Sale of the General Partner and Incentive Distribution Rights by Coffeyville Acquisition III

Coffeyville Acquisition III LLC (“CA III”), the owner of the general partner (and the associated incentive distribution rights) immediately prior to the Partnership’s initial public offering, was owned by the Goldman Sachs Funds, the Kelso Funds, a former board member, our executive officers and other members of our management. In connection with the Partnership’s initial public offering, the general partner sold the incentive distribution rights to the Partnership for $26.0 million, and CA III sold CVR GP, LLC to CRLLC. CA III distributed the proceeds of the sale of CVR GP, LLC and the incentive distribution rights to its members pursuant to its limited liability company agreement. Each of the entities and individuals named below was entitled to receive the following approximate amounts in respect of their common units and override units in CA III:

Entity/Individual	Amount Distributed by CA III (in millions)
The Goldman Sachs Funds	$11.7
The Kelso Funds	$11.5
John J. Lipinski	$1.1
Stanley A. Riemann	$0.4
Edmund S. Gross	$0.1
Robert W. Haugen	$0.1
All management members, as a group	$2.4
Total distributions	$26.0

AUDIT COMMITTEE REPORT

The audit committee consists of the following members of the Board: Messrs. Mark E. Tomkins (chairman), Barbara M. Baumann, C. Scott Hobbs and Steve A. Nordaker. Our Board has determined that Mr. Tomkins qualifies as an “audit committee financial expert.” Additionally, our Board has determined that each member of the audit committee, including Mr. Tomkins, is “financially literate” under the requirements of the NYSE. Our Board has also determined that all four members of the audit committee are independent under current NYSE independence requirements and SEC rules. The audit committee operates under a written charter adopted by our Board. A copy of this charter is available at www.cvrenergy.com and is available in print to any stockholder who requests it by writing to CVR Energy, Inc., at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, Attention: Senior Vice President, General Counsel and Secretary.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States); expressing an opinion, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles; and auditing management’s assessment of the effectiveness of internal control over financial reporting. The audit committee’s responsibility is to monitor and oversee these processes. However, none of the members of the audit committee is professionally engaged in the practice of accounting or auditing nor are any of the members of the audit committee experts in those fields. The audit committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

The audit committee of the Board met 11 times during 2011. The audit committee meetings were designed, among other things, to facilitate and encourage communication among the audit committee, management, the internal auditors and KPMG. The audit committee discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. The audit committee met with KPMG, with and without management present, to discuss the results of its examination and evaluation of the Company’s internal controls.

The audit committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 with management and KPMG. The audit committee also discussed with KPMG matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, supplemented or superseded, as adopted by the Public Company Accounting Oversight Board. KPMG gave us its opinion, and management represented, that the Company prepared its consolidated financial statements in accordance with generally accepted accounting principles.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

When determining KPMG’s independence, we considered whether its provision of services to the Company beyond those rendered in connection with its audit of the Company’s consolidated financial statements and reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q was compatible with maintaining its independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by and the amount of fees paid for such services to, KPMG.

Based upon the review and discussions referred to above, we recommended to the Board and the Board has approved, that the Company’s audited financial statements be included in the 2011 Form 10-K. The audit committee also approved the engagement of KPMG as the Company’s independent auditors for 2012.

The audit committee has been advised by KPMG that neither it nor any of its members has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

This report is respectively submitted by the audit committee.

Audit Committee

Mark E. Tomkins, Chairman Barbara M. Baumann C. Scott Hobbs Steve A. Nordaker

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended December 31, 2011 and 2010, professional services were performed by KPMG for the Company and its subsidiaries. The following is a description of such services and the fees billed by KPMG in relation thereto.

Type of Fees	2011	2010
Audit Fees(1)	$2,642,000	$3,063,000
Audit-Related Fees(2)	$69,000	$65,000
Tax Fees(3)	$172,000	$100,000
All Other Fees	$—	$—

Total Fees Billed	$2,883,000	$3,228,000

(1)	Audit Fees consist of fees for the audit of the Company’s consolidated annual financial statements filed with the SEC, quarterly reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, attestation of management’s assessment of internal control, as required by Section 404 of the Sarbanes-Oxley Act, audits performed as part of registration statement filings of the Company’s affiliate, CVR Partners, LP, and consents, comfort letters and the review of documents filed with the SEC. The fees for 2011 also include fees for the annual audit and the quarterly reviews of CVR Partners, LP of approximately $0.6 million and audit fees related to our acquisition of Gary-Williams Energy Corporation and its subsidiaries and the related debt offerings of approximately $0.6 million. The fees for 2010 include approximately $1.2 million associated with the filing of the registration statement of CVR Partners and the associated audits of the annual periods for 2010, 2009 and 2008.

(2)	Audit-Related Fees consist of a subsidiary financial statement audit and agreed upon procedures performed for statutory reporting.

(3)	Tax Fees consist of fees for general income tax consulting and tax compliance.

The audit committee has considered whether the non-audit services provided by KPMG, including the services rendered in connection with income tax calculations, were compatible with maintaining KPMG’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG as the Company’s independent registered public accounting firm.

Audit Committee’s Pre-Approval Policies and Procedures

All of the services performed by the independent auditor in 2011 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. Our audit committee charter, among other things, requires the audit committee to approve in advance all audit and permitted non-audit services provided by our independent registered public accounting firm and also requires the audit committee to establish periodically and to approve in advance the fee levels for all services performed by the independent auditor. The audit committee has also authorized any audit committee member to pre-approve audit, audit-related, tax and other non-audit services up to $100,000, provided that the committee member shall timely report to the full committee each specific service pre-approved by them with copies of all supporting documentation.

STOCKHOLDER PROPOSALS

You may submit proposals for consideration at future annual meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting for 2013, in general, the Secretary must receive the written proposal at the address below no later than                     . Such proposals must meet the requirements set forth in our by-laws. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

For a stockholder proposal that is intended to be presented at an annual meeting but not presented to us for inclusion in our proxy statement under Rule 14a-8, in general, the stockholder must give notice to the Secretary no later than                      and meet the requirements set forth in our by-laws. However, if the date of our annual meeting for 2013 is held more than 30 days before or after                     , then the stockholder’s notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on                      or the tenth day following the day on which notice of the date of the 2013 annual meeting was mailed or public disclosure of such date was made.

Stockholders can suggest director candidates for consideration by writing to the attention of the General Counsel at the address below. Stockholders should provide the candidate’s name, biographical data, qualifications and the candidate’s written consent to being named as a nominee in our Proxy Statement and to serve as a director, if elected. Stockholders should also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. The nominating and corporate governance committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the candidate. See “Corporate Governance — Director Qualifications” above.

To nominate an individual for election at our annual meeting for 2013, the stockholder must give timely notice to the Secretary in accordance with our by-laws, which, in general, require that the notice be received by the Secretary no later than                     , unless the date of the stockholder meeting is moved more than 30 days before or after                     , then the nomination must be must be received by the Secretary not later than the later of the close of business on                      or the tenth day following the day on which notice of the date of the 2013 annual meeting was mailed or public disclosure of such date was made.

If the number of directors to be elected at the 2013 annual meeting will be increased and there is no public announcement naming the nominees for the additional directorships prior to                     , a stockholder’s notice will be considered timely with respect to the nominees for the additional directorships if it is received by the Secretary not later than the close of business on the tenth day after the day on which such public announcement is first made.

Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address:

CVR Energy, Inc.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Attention: Senior Vice President, General Counsel and Secretary

The Senior Vice President, General Counsel and Secretary will forward the proposals and recommendations to the nominating and corporate governance committee for consideration.

COSTS OF SOLICITATION

We will bear the cost of soliciting proxies, including preparing, printing and mailing this Proxy Statement. Proxies may be solicited personally, by mail or by telephone by certain of our directors, officers, regular employees or representatives. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. Exhibit A sets forth information relating to our director nominees as well as certain of our directors, executive officers and employees who are considered “participants” in our solicitation under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder by reason of their position as directors or director nominees of our company or because they may be soliciting proxies on our behalf. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock for us. Our aggregate expenses related to our solicitation of proxies for the Annual Meeting in excess of those normally spent for an annual meeting of our shareholders as a result of the potential proxy contest, excluding salaries and wages of our regular employees and fees and expenses to be paid to MacKenzie Partners Inc., are expected to be approximately $            , of which approximately $             has been spent to date. We have also retained MacKenzie Partners Inc. to assist in the solicitation of proxies and in connection with our communications with stockholders in connection with the pending tender offer by the Icahn Group at an anticipated fee of approximately $            . In addition, we have agreed to reimburse MacKenzie Partners Inc. for its reasonable out-of-pocket expenses and to indemnify it and certain related persons against certain liabilities relating to or arising out of the engagement. MacKenzie Partners Inc. has advised us that approximately             of its employees will be involved in soliciting our stockholders on our behalf.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by CVR Energy, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

OTHER MATTERS

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

For the Board of Directors,

Edmund S. Gross
Senior Vice President, General Counsel and Secretary
April , 2012

Exhibit A

Information Concerning Participants in the Company’s Solicitation of Proxies

The following tables set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2012 Annual Meeting of Shareholders.

Directors and Nominees

The names of our directors and nominees who are considered “participants” in our solicitation are set forth below. The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Members of and Nominees to our Board” of the Proxy Statement. The name and business address of the organization of employment of each of our directors and nominees is c/o CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

Name

John J. Lipinski

Barbara M. Baumann

William J. Finnerty

C. Scott Hobbs

George E. Matelich

Steve A. Nordaker

Robert T. Smith

Joseph E. Sparano

Mark E. Tomkins

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our company, and the business address for each person is CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

Name	Occupation
John J. Lipinski	President and Chief Executive Officer
Stanley A. Riemann	Chief Operating Officer
Frank A. Pici	Chief Financial Officer and Treasurer
Edmund S. Gross	Senior Vice President, General Counsel and Secretary
Edward A. Morgan	Executive Vice President, Investor Relations
Jay M. Finks Steven M. Eames	Director of Finance Vice President, Corporate Affairs

Information Regarding Ownership of Shares of Common Stock by Participants

The number of shares of our Common Stock held by our directors and named executive officers is set forth under the “Securities Ownership of Certain Beneficial Owners and Officers and Directors” section of the Proxy Statement. The following table sets forth the number of shares beneficially owned by our other employees who are deemed “participants” in our solicitation of proxies. No participant owns any securities of record that such participant does not own beneficially.

Name of Beneficial Owner	Number of Shares Beneficially Owned

Frank A. Pici(1)	35,071
Jay M. Finks(2)	2,576
Steven M. Eames(3)	11,540

(1)	Mr. Pici was awarded 35,071 shares of restricted stock on January 4, 2012 in connection with joining CVR Energy. The transfer restrictions on these shares will lapse in one-third annual increments beginning on the first anniversary of the date of grant. Subject to vesting requirements, Mr. Pici is required to retain at least 50% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as Mr. Pici remains an officer or employee of the Company (or an affiliate). Because Mr. Pici has the right to vote his non-vested shares of restricted stock, he is deemed to have beneficial ownership of such shares.

(2)	Mr. Finks was awarded 1,400 shares of restricted stock on December 31, 2010 and 1,300 shares of restricted stock on December 30, 2011. The transfer restrictions on these shares will lapse in one-third annual increments beginning on the first anniversary of the date of grant. Subject to vesting requirements, Mr. Finks is required to retain at least 50% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as Mr. Finks remains an officer or employee of the Company (or an affiliate). Because Mr. Finks has the right to vote his non-vested shares of restricted stock, he is deemed to have beneficial ownership of such shares. On December 31, 2011, 467 shares from the December 31, 2010 award vested, with 124 shares being withheld for tax purposes, and the remaining 343 shares were issued to Mr. Finks.

(3)	Mr. Eames owns 620 shares of common stock directly. Mr. Eames was awarded 4,000 shares of restricted stock on December 19, 2008. The transfer restrictions on these restricted shares lapsed in one-third annual increments beginning on the first anniversary of the date of grant, and these shares are fully vested. In addition, Mr. Eames was awarded 3,953 shares of restricted stock on December 31, 2010 and 3,316 shares of restricted stock on December 30, 2011. The transfer restrictions on these shares will lapse in one-third annual increments beginning on the first anniversary of the date of grant. Subject to vesting requirements, Mr. Eames is required to retain at least 50% of such shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as Mr. Eames remains an officer or employee of the Company (or an affiliate). Because Mr. Eames has the right to vote his non-vested shares of restricted stock, he is deemed to have beneficial ownership of such shares. On December 31, 2011, 1,318 shares from the December 31, 2010 award vested, with 349 shares being withheld for tax purposes, and the remaining 969 shares were issued to Mr. Eames.

Information Regarding Transactions in Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold January 1, 2010 – March         , 2012

Name	Date	Number of Shares	Transaction Description

John J. Lipinski	July 16, 2010	222,532	Acquisition — Award of restricted stock

John J. Lipinski	November 24, 2010	70,000	Disposition — Sale pursuant to an underwritten public offering

John J. Lipinski	December 31, 2010	222,333	Acquisition — Award of restricted stock

John J. Lipinski	June 14, 2011	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	July 1, 2011	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	July 16, 2011	27,038	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

John J. Lipinski	July 18, 2011	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	August 3, 2011	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	August 18, 2011	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	September 1, 2011	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	September 21, 2011	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	October 18, 2011	10,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	November 3, 2011	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	December 30, 2011	266,952	Acquisition — Award of restricted stock

John J. Lipinski	December 31, 2011	27,014	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

John J. Lipinski	January 18, 2012	25,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	February 8, 2012	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	February 23, 2012	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	March 6, 2012	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

John J. Lipinski	March 19, 2012	5,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

Name	Date	Number of Shares	Transaction Description

Barbara M. Baumann	May 18, 2011	4,507	Acquisition — Award of restricted stock

Barbara M. Baumann	December 30, 2011	7,208	Acquisition — Award of restricted stock

William J. Finnerty	May 18, 2011	4,507	Acquisition — Award of restricted stock

William J. Finnerty	December 30, 2011	7,208	Acquisition — Award of restricted stock

C. Scott Hobbs	December 31, 2010	8,894	Acquisition — Award of restricted stock

C. Scott Hobbs	December 31, 2010	2,636	Disposition — Purchased by the Company for tax liability purposes in connection with award

C. Scott Hobbs	December 30, 2011	7,208	Acquisition — Award of restricted stock

C. Scott Hobbs	December 30, 2011	2,136	Disposition — Purchased by the Company for tax liability purposes in connection with award

George E. Matelich	November 24, 2010	11,686,158

Disposition — Sale pursuant to an underwritten public offering by Coffeyville Acquisition LLC

George E. Matelich is a member of the board of directors of CVR Energy, Inc. Mr. Matelich is also a managing member of (i) the general partner of the general partner of Kelso Investment Associates VII, L.P. (KIA VII) and (ii) KEP VI, LLC (KEP VI). At the time of the sale, KIA VII and KEP VI owned substantially all of the common units of Coffeyville Acquisition LLC. Mr. Matelich may be deemed to share beneficial ownership of securities owned of record or beneficially owned by KIA VII, KEP VI and Coffeyville Acquisition LLC, by virtue of such status. Mr. Matelich disclaims beneficial ownership of any common stock included herein except to the extent of his pecuniary interest herein.

George E. Matelich	February 8, 2011	11,759,023

Disposition — Sale pursuant to an underwritten public offering by Coffeyville Acquisition LLC

George E. Matelich is a member of the board of directors of CVR Energy, Inc. Mr. Matelich is also a managing member of (i) the general partner of the general partner of Kelso Investment Associates VII, L.P. (KIA VII) and (ii) KEP VI, LLC (KEP VI). At the time of the sale, KIA VII and KEP VI owned substantially all of the common units of Coffeyville Acquisition LLC. Mr. Matelich may be deemed to share beneficial ownership of securities owned of record or beneficially owned by KIA VII, KEP VI and Coffeyville Acquisition LLC, by virtue of such status. Mr. Matelich disclaims beneficial ownership of any common stock included herein except to the extent of his pecuniary interest herein.

Name	Date	Number of Shares	Transaction Description

George E. Matelich	May 26, 2011	7,988,179

Disposition — Sale pursuant to an underwritten public offering by Coffeyville Acquisition LLC

George E. Matelich is a member of the board of directors of CVR Energy, Inc. Mr. Matelich is also a managing member of (i) the general partner of the general partner of Kelso Investment Associates VII, L.P. (KIA VII) and (ii) KEP VI, LLC (KEP VI). At the time of the sale, KIA VII and KEP VI owned substantially all of the common units of Coffeyville Acquisition LLC. Mr. Matelich may be deemed to share beneficial ownership of securities owned of record or beneficially owned by KIA VII, KEP VI and Coffeyville Acquisition LLC, by virtue of such status. Mr. Matelich disclaims beneficial ownership of any common stock included herein except to the extent of his pecuniary interest herein.

George E. Matelich	July 28, 2011	4,507	Acquisition — Award of restricted stock

George E. Matelich	December 30, 2011	7,208	Acquisition — Award of restricted stock

Steve A. Nordaker	December 31, 2010	8,894	Acquisition — Award of restricted stock

Steve A. Nordaker	December 31, 2010	2,224	Disposition — Purchased by the Company for tax liability purposes in connection with award

Steve A. Nordaker	December 30, 2011	7,208	Acquisition — Award of restricted stock

Steve A. Nordaker	December 30, 2011	1,802	Disposition — Purchased by the Company for tax liability purposes in connection with award

Robert T. Smith	May 18, 2011	4,507	Acquisition — Award of restricted stock

Robert T. Smith	May 18, 2011	1,386	Disposition — Purchased by the Company for tax liability purposes in connection with award

Robert T. Smith	December 30, 2011	7,208	Acquisition — Award of restricted stock

Joseph E. Sparano	May 19, 2010	10,013	Acquisition — Award of restricted stock

Joseph E. Sparano	May 19, 2010	3,527	Disposition — Purchased by the Company for tax liability purposes in connection with award

Joseph E. Sparano	December 31, 2010	8,894	Acquisition — Award of restricted stock

Joseph E. Sparano	December 31, 2010	3,134	Disposition — Purchased by the Company for tax liability purposes in connection with award

Joseph E. Sparano	December 30, 2011	7,208	Acquisition — Award of restricted stock

Name	Date	Number of Shares	Transaction Description

Joseph E. Sparano	December 30, 2011	2,540	Disposition — Purchased by the Company for tax liability purposes in connection with award

Mark E. Tomkins	December 31, 2010	8,894	Acquisition — Award of restricted stock

Mark E. Tomkins	December 31, 2010	2,491	Disposition — Purchased by the Company for tax liability purposes in connection with award

Mark E. Tomkins	May 13, 2011	21,259	Disposition — Open market sale

Mark E. Tomkins	May 13, 2011	4,167	Disposition — Open market sale by Mr. Tomkins’ son

Mark E. Tomkins	December 30, 2011	7,208	Acquisition — Award of restricted stock

Mark E Tomkins	December 30, 2011	2,136	Disposition — Purchased by the Company for tax liability purposes in connection with award

Stanley A. Riemann	July 16, 2010	69,542	Acquisition — Award of restricted stock

Stanley A. Riemann	December 31, 2010	68,347	Acquisition — Award of restricted stock

Stanley A. Riemann	July 16, 2011	8,450	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Stanley A. Riemann	December 30, 2011	79,419	Acquisition — Award of restricted stock

Stanley A. Riemann	December 31, 2011	8,305	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Frank A. Pici	January 4, 2012	35,071	Acquisition — Award of restricted stock

Edmund S. Gross	July 16, 2010	59,110	Acquisition — Award of restricted stock

Edmund S. Gross	December 18, 2010	1,601	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Edmund S. Gross	December 31, 2010	45,719	Acquisition — Award of restricted stock

Edmund S. Gross	July 16, 2011	8,168	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Edmund S. Gross	December 18, 2011	2,110	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Edmund S. Gross	December 30, 2011	57,982	Acquisition — Award of restricted stock

Edmund S. Gross	December 31, 2011	6,317	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Name	Date	Number of Shares	Transaction Description

Edward A. Morgan	May 14, 2010	2,205	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Edward A. Morgan	July 16, 2010	41,725	Acquisition — Award of restricted stock

Edward A. Morgan	December 18, 2010	3,366	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Edward A. Morgan	December 31, 2010	41,502	Acquisition — Award of restricted stock

Edward A. Morgan	May 14, 2011	2,205	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Edward A. Morgan	July 15, 2011	3,813	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

Edward A. Morgan	July 16, 2011	3,679	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Edward A. Morgan	July 21, 2011	11,440	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

Edward A. Morgan	December 18, 2011	3,366	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Edward A. Morgan	December 30, 2011	8,810	Acquisition — Award of restricted stock

Edward A. Morgan	December 31, 2011	3,766	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Edward A. Morgan	February 3, 2012	1,564	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

Edward A. Morgan	February 16, 2012	2,000	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

Edward A. Morgan	February 22, 2012	2,690	Disposition — Sale pursuant to a 10b5-1 trading plan dated May 26, 2011

Jay M. Finks	December 31, 2010	1,400	Acquisition — Award of restricted stock

Jay M. Finks	December 30, 2011	1,300	Acquisition — Award of restricted stock

Jay M. Finks	December 31, 2011	124	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Steven M. Eames	December 31, 2010	3,953	Acquisition — Award of restricted stock

Steven M. Eames	December 30, 2011	3,316	Acquisition — Award of restricted stock

Steven M. Eames	December 31, 2011	349	Disposition — Purchased by the Company for tax liability purposes in connection with vesting of a previous award

Information Regarding Ownership of Common Units of CVR Partners, LP by Participants

The number of common units of CVR Partners, LP held by each of our directors and each of our employees who are deemed “participants” in our solicitation of proxies is set forth in the table below. No participant owns any common units of record that such participant does not own beneficially.

Name of Beneficial Owner	Number of Common Units Beneficially Owned
John J. Lipinski	187,500
Barbara M. Baumann	9,000
William J. Finnerty	12,500
C. Scott Hobbs	14,000
George E. Matelich	—
Steve A. Nordaker	—
Robert T. Smith	—
Joseph E. Sparano	150
Mark E. Tomkins	1,600
Stanley A. Riemann	60,000
Frank A. Pici	—
Edmund S. Gross	—
Edward A. Morgan	2,750
Jay M. Finks	450
Steven M. Eames	400

Employment Agreement — Frank A. Pici

On December 7, 2011, CVR Energy and Frank A. Pici entered into an Employment Agreement (the “Employment Agreement”) with a term commencing January 4, 2012 and ending on January 4, 2015 unless terminated earlier as provided in the agreement. The Employment Agreement provides Mr. Pici with a base annual salary of $350,000 plus eligibility for a performance-based annual cash bonus with a target payment equal to 100% of his annual base salary to be based upon individual and/or Company performance criteria as established by the compensation committee of the board of directors of the Company. In addition, the Employment Agreement entitles Mr. Pici to certain relocation expenses and to participate in such health, insurance, retirement and other employee benefit plans and programs as in effect from time to time on the same basis as other senior executives. If Mr. Pici’s employment is terminated by the Company without cause and other than for disability or Mr. Pici resigns for good reason (in each case, as such terms are defined in the Employment Agreement), then Mr. Pici is entitled to receive (i) any accrued compensation as of the date of termination or resignation (“Accrued Amounts”), (ii) salary continuation for 12 months, (iii) a pro-rata bonus for the year in which termination or resignation occurs, and (iv) continuation of medical, dental, vision and life insurance benefits (“Welfare Benefits”) at active employee rates for 12 months or until such time as Mr. Pici becomes eligible for such benefits from a subsequent employer. In addition, if the foregoing termination or resignation occurs within one year following a change in control (as defined in the Employment Agreement) or in specified circumstances prior to and in connection with a change in control, then in addition to the amounts described above, Mr. Pici is entitled to receive an additional 12 months of salary and Welfare Benefits continuation (24 months total), plus monthly payments equal to one-twelfth (1/12th) of his target bonus for the year of termination or resignation during the 24-month severance period. Upon a termination by reason of Mr. Pici’s retirement after reaching age 62, in addition to any Accrued Amounts, he will receive (a) a pro-rata bonus for the year in which termination occurs, based on actual results and (b) continuation of Welfare Benefits for 24 months at active-employee rates or until such time as he becomes eligible for such benefits from a subsequent employer.

In the event that Mr. Pici is eligible to receive continuation of Welfare Benefits at active-employee rates but is not eligible to continue to receive benefits under the Company’s plans pursuant to the terms of such plans or a determination by the insurance providers, the Company will use reasonable efforts to obtain individual insurance policies providing Mr. Pici with such benefits at the same cost to the Company as providing him with continued coverage under the Company’s plans. If such coverage cannot be obtained, the Company will pay Mr. Pici on a monthly basis during the relevant continuation period, an amount equal to the amount the Company would have paid had he continued participation in the Company’s plans.

The Employment Agreement also requires Mr. Pici to abide by a perpetual restrictive covenant relating to non-disclosure and also includes covenants relating to non-solicitation and covenants relating to non-competition during his employment term and for one year following the end of the term. As a condition to receiving the severance payments and benefits, Mr. Pici must (a) execute, deliver and not revoke a general release of claims and (b) abide by the restrictive covenants described above. The agreement provides that if any payments or distributions due to Mr. Pici would be subject to the excise tax imposed under Section 4999 of the Code, then such payments or distributions will be cut back only if that reduction would be more beneficial to Mr. Pici on an after-tax basis than if there were no reduction. Mr. Pici would solely be entitled to Accrued Amounts, if any, upon the termination of employment by the Company for cause, or by him voluntarily without good reason and not by reason of retirement, death or disability.

The amounts of potential post-employment payments and benefits in the table below assume that the triggering event took place on March 15, 2012, is based upon Mr. Pici’s salary as of March 15, 2012 and assume the payment of bonuses at 100% of target.

	Cash Severance ($)					Benefit Continuation ($)
	Death	Disability	Retirement	Termination without Cause or with Good Reason		Death	Disability	Retirement	Termination without Cause or with Good Reason
				(1)	(2)				(1)	(2)
Frank A. Pici	—	—	69,041	419,041	1,469,041	—	—	27,568	13,784	27,568

(1)	Severance payments and benefits in the event of termination without cause or resignation for good reason not in connection with a change in control.

(2)	Severance payments and benefits in the event of termination without cause or resignation for good reason in connection with a change in control.

Mr. Pici has been granted shares of restricted stock pursuant to the LTIP. In connection with joining the Company on January 4, 2012, Mr. Pici was awarded 35,071 shares of restricted stock. Subject to vesting requirements, Mr. Pici is required to retain at least 50% of the shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as he remains an officer or employee of the Company (or an affiliate). Mr. Pici has the right to vote his shares of restricted stock immediately, although the shares are subject to transfer restrictions and vesting requirements that lapse in one-third annual increments beginning on the first anniversary of the date of grant, subject to immediate vesting under certain circumstances. The shares granted to Mr. Pici become immediately vested in the event of Mr. Pici’s death, disability or retirement, or in the event of any of the following: (a) Mr. Pici’s employment is terminated other than for cause within the one-year period following a change in control of the Company; (b) Mr. Pici resigns from employment for good reason within the one year period following a change in control; or (c) Mr. Pici’s employment is terminated under certain circumstances prior to a change in control. The terms disability, retirement, cause, good reason and change in control are all defined in the LTIP. In addition, in the event that Mr. Pici is terminated by the Company, or a subsidiary or division of the Company, without cause and other than for disability at any time on or following the date that he reaches age 60, then such Mr. Pici’s restricted stock will vest immediately. As of the date of this proxy statement, this acceleration provision would not apply to Mr. Pici.

Change in Control Severance Agreement — Steven M. Eames

On January 1, 2012 CVR Energy and Steven M. Eames entered into an Amended and Restated Change in Control Severance Agreement (the “CIC Agreement”), with a term of two years ending December 31, 2013. The

CIC Agreement provides that if during the term of the CIC Agreement and within 12 months following a change in control (as defined in the CIC Agreement) Mr. Eames’ employment is terminated by the Company without cause and other than for disability or Mr. Eames resigns for good reason (in each case, as such terms are defined in the CIC Agreement), then Mr. Eames is entitled to receive (i) any Accrued Amounts, (ii) salary continuation for 12 months, and (iii) continuation of Welfare Benefits at active employee rates for 12 months or until such time as Mr. Eames becomes eligible for such benefits from a subsequent employer. In the event that Mr. Eames is eligible to receive continuation of Welfare Benefits at active-employee rates but is not eligible to continue to receive benefits under the Company’s plans pursuant to the terms of such plans or a determination by the insurance providers, the Company will use reasonable efforts to obtain individual insurance policies providing Mr. Eames with such benefits at the same cost to the Company as providing him with continued coverage under the Company’s plans. The CIC Agreement requires Mr. Eames to abide by a perpetual restrictive covenant relating to non-disclosure, and also includes covenants relating to non-solicitation and covenants relating to non-competition during his employment term and for one year following the end of the term. As a condition to receiving these severance payments and benefits, Mr. Eames must (a) execute, deliver and not revoke a general release of claims and (b) abide by the restrictive covenants described above.

Mr. Eames has been granted shares of restricted stock pursuant to the LTIP. Mr. Eames was awarded 4,000 shares of restricted stock on December 19, 2008. The transfer restrictions on these restricted shares lapsed in one-third annual increments beginning on the first anniversary of the date of grant, and these shares are fully vested. In addition, Mr. Eames was awarded 3,953 shares of restricted stock on December 31, 2010 and 3,316 shares of restricted stock on December 30, 2011. Subject to vesting requirements, Mr. Eames is required to retain at least 50% of the shares for a period equal to the lesser of (i) three years, commencing with the date of the award, or (ii) as long as he remains an officer or employee of the Company (or an affiliate). Mr. Eames has the right to vote his shares of restricted stock immediately, although the shares are subject to transfer restrictions and vesting requirements that lapse in one-third annual increments beginning on the first anniversary of the date of grant, subject to immediate vesting under certain circumstances. On December 31, 2011, 1,318 shares from the December 31, 2010 award vested, with 349 shares being withheld for tax purposes, and the remaining 969 shares were issued to Mr. Eames. The remaining shares granted to Mr. Eames become immediately vested in the event of Mr. Eames’ death, disability or retirement, or in the event of any of the following: (a) Mr. Eames’ employment is terminated other than for cause within the one-year period following a change in control of the Company; or (b) Mr. Eames resigns from employment for good reason within the one year period following a change in control. The terms disability, retirement, cause, good reason and change in control are all defined in the LTIP.

Miscellaneous Information Concerning Participants

Other than as set forth in this Exhibit A or the Proxy Statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of our company or any of our subsidiaries, or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, except as set forth elsewhere in this Exhibit A or the Proxy Statement, none of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Exhibit A or the Proxy Statement, none of the participants listed above or any of their associates have (i), other than the employment agreements covering certain of our executive officers, which are described in the Proxy Statement, any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

	VOTE BY INTERNET	WWW.CESVOTE.COM

c/o MacKenzie Partners 105 Madison Avenue New York, NY 10016 PRELIMINARY COPY SUBJECT TO COMPLETION DATED , 2012

Use the Internet to appoint your proxy and transmit your voting instructions until 6:00 a.m. Central Time on                         , 2012. Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.

	VOTE BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to appoint your proxy and transmit your voting instructions until 6:00 a.m. Central Time on                         , 2012. Have your proxy card available when you call the Toll-Free number 1-888-693-8683 and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: CVR Energy, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Annual Meeting on , 2012.

INTERNET	TELEPHONE	MAIL
www.cesvote.com	1-888-693-8683
• Go to the website listed above. • Have your WHITE PROXY CARD ready. • Follow the simple instructions that appear on your computer screen.	• Use any touch-tone telephone. • Have your WHITE PROXY CARD ready. • Follow the simple recorded instructions.	• Mark, sign and date your WHITE PROXY CARD • Detach your WHITE PROXY CARD. • Return your WHITE PROXY CARD in the postage-paid envelope provided.

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

Internet and telephone voting is available 24 hours a day, 7 days a week through 6:00 a.m. Central Time the day of the annual meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Control Number g

The Board of Directors recommends a vote FOR all the nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4.

Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope

i              DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET                i

PROPOSAL 1 –	Election of nine directors, each to serve a one-year term expiring upon the 2013 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.	The Board of Directors recommends a vote FOR Proposals 2 and 3.
		PROPOSAL 2 –	To ratify the Audit Committee’s selection of KPMG LLP as CVR Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

	NOMINEES:		☐ FOR ☐ AGAINST ☐ ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	¡ John J. Lipinski ¡ Barbara M. Baumann ¡ William J. Finnerty ¡ C. Scott Hobbs ¡ George E. Matelich ¡ Steve A. Nordaker ¡ Robert T. Smith ¡ Joseph E. Sparano ¡ Mark E. Tomkins	PROPOSAL 3 –	A non-binding proposal to approve, on an advisory basis, the compensation of CVR Energy’s named executive officers.
☐ FOR ☐ AGAINST ☐ ABSTAIN
The Board of Directors recommends a vote AGAINST Proposal 4.
		PROPOSAL 4 –	Icahn by-law repeal proposal.
☐ FOR ☐ AGAINST ☐ ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —		NOTE: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: , 2012 Signature: Title or Authority: Signature (if held jointly): PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

Proxy Solicited on Behalf of the Board of Directors

2012 Annual Meeting of CVR Energy, Inc. Stockholders

                    , 2012,         :00 a.m. Central Time

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your common shares of CVR Energy, Inc.

for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS.

(See reverse side for instructions.)

Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope

i              DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET                i

CVR ENERGY, INC.	WHITE PROXY CARD

2012 Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Stanley A. Riemann, Edmund S. Gross, Frank A. Pici and Susan M. Ball and each or any of his/her attorneys and agents, with full power of substitution to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CVR Energy, Inc. (the “Company”) to be held at                                          on                     , 2012 at     :00 a.m. (Central Time), and at any adjournments or postponements thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Annual Report on Form 10-K dated February 29, 2012, Notice of 2012 Annual Meeting of Stockholders and Proxy Statement. If this proxy is returned without direction being given, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Important notice regarding the availability of the proxy materials for the Annual Meeting of Stockholders to be held on                     , 2012: the Proxy Statement and the CVR Energy 2011 Annual Report, which includes the 2011 Annual Report on Form 10-K and financial statements, are available at http://annualreport.cvrenergy.com.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)